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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AEROGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Aerogen, Inc.
(2)	Aggregate number of securities to which transaction applies:
        8,417,246 shares of Common Stock, which includes the anticipated issuance of 80,000 shares of Common Stock pursuant to the Aerogen 2000 Employee Stock Purchase Plan prior to the closing of the transaction.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee was determined based upon the sum of (A) 8,417,246 shares of Common Stock multiplied by $0.75 per share and (B) 887,061 shares of Series A-1 Preferred Stock multiplied by $29.0251. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.0001177 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $32,059,968.73
	(5)	Total fee paid: $3,773.46
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Aerogen, Inc.
2071 Stierlin Court, Suite 100
Mountain View, California 94043
(650) 864-7300

Dear Stockholder:

        We invite you to attend a special meeting of stockholders of Aerogen, Inc. ("Aerogen") to be held at Aerogen's offices at 2071 Stierlin Court, Suite 100, Mountain View, California 94043, at 10:00 a.m., local time, on October 19, 2005 (the "Special Meeting"). Holders of record of Aerogen common stock and preferred stock at the close of business on September 16, 2005 will be entitled to vote at the Special Meeting or any adjournment or postponement of the Special Meeting.

        At the Special Meeting, we will ask you to adopt the Agreement and Plan of Merger, dated as of August 12, 2005, among Nektar Therapeutics. ("Nektar"), Oski Acquisition Corporation, an indirect wholly-owned subsidiary of Nektar, and Aerogen (the "Merger Agreement"). As a result of the merger contemplated by the Merger Agreement (the "Merger"), Aerogen will become an indirect wholly-owned subsidiary of Nektar.

        We will also ask you to approve an amendment to Aerogen's Certificate of Designations, Preferences and Rights of the Series A-1 Preferred Stock, which will be effected by filing with the Secretary of State of the State of Delaware a Certificate of Amendment to such Certificate of Designations (the "Certificate of Amendment") as contemplated by the Merger Agreement prior to completing the Merger.

        Additionally, we are asking you to expressly grant the authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement and/or approve the Certificate of Amendment.

        If the Merger is completed, you will be entitled to receive $0.75 in cash, without interest, for each share of Aerogen common stock that you own, $29.0251 in cash, without interest, for each share of Aerogen Series A-1 Preferred Stock you own, and you will have no ongoing ownership interest in the continuing business of Aerogen. We cannot complete the Merger unless all of the conditions to closing are satisfied, including the adoption of the Merger Agreement and the approval of the Certificate of Amendment by the holders of a majority of the total combined voting power of Aerogen common stock and Series A-1 Preferred Stock, with each share of Series A-1 Preferred Stock entitled to ten votes and each share of common stock entitled to one vote, and the holders of a majority of the outstanding shares of Series A-1 Preferred Stock, including Xmark Fund, L.P. and Xmark Fund, Ltd.

        Our board of directors has determined that the Merger, the Merger Agreement and the Certificate of Amendment are in the best interests of Aerogen and its stockholders, approved the Merger, the Merger Agreement and the Certificate of Amendment and declared the Merger to be advisable.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE ADOPTION OF THE MERGER AGREEMENT AND "FOR"
THE APPROVAL OF THE CERTIFICATE OF AMENDMENT.
YOUR VOTE IS IMPORTANT.

        In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a proxy statement relating to the actions to be taken by our stockholders at the Special Meeting and a proxy card. The proxy statement includes important information about the proposed Merger. We encourage you to read the entire proxy statement carefully.

        All of our stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, however, please complete, sign, date and return your proxy card in the enclosed envelope. It is important that your shares be represented and voted at the Special Meeting. If you attend the Special Meeting, you may vote in person as you wish, even though you have previously returned your proxy card.

        On behalf of our board of directors, I thank you for your support and urge you to vote both "FOR" the adoption of the Merger Agreement and "FOR" the approval of the Certificate of Amendment.

Sincerely,

Robert S. Breuil Secretary

September 19, 2005

Aerogen, Inc.
2071 Stierlin Court, Suite 100
Mountain View, California 94043
(650) 864-7300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 19, 2005

Dear Stockholder:

        You are cordially invited to attend the Special Meeting of Stockholders of Aerogen, Inc., a Delaware corporation ("Aerogen"), that will be held at Aerogen's offices at 2071 Stierlin Court, Suite 100, Mountain View, California 94043, at 10:00 a.m., local time, on October 19, 2005 (the "Special Meeting"), for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 12, 2005, among Nektar Therapeutics. ("Nektar"), Oski Acquisition Corporation, an indirect wholly-owned subsidiary of Nektar ("Merger Sub"), and Aerogen (the "Merger Agreement");

  2.
  To vote upon a proposal to amend Aerogen's Certificate of Designations, Preferences and Rights of the Series A-1 Preferred Stock by filing with the Secretary of State of Delaware a Certificate of Amendment to such Certificate of Designations (the "Certificate of Amendment");

  3.
  To vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the Merger Agreement and/or in favor of approval of the Certificate of Amendment; and

  4.
  To transact such other business that may properly come before the Special Meeting or any postponement or adjournment of the meeting.

        Our board of directors has determined that the merger contemplated by the Merger Agreement, (the "Merger") and the Certificate of Amendment are in the best interests of Aerogen and its stockholders and declared the Merger to be advisable and recommends that you vote both to adopt the Merger Agreement and to approve the Certificate of Amendment. These items of business to be submitted to a vote of the stockholders at the Special Meeting are more fully described in the attached proxy statement, which we urge you to read carefully. Our board of directors also recommends that you expressly grant the authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting both to adopt the Merger Agreement and to approve the Certificate of Amendment. We are not aware of any other business to come before the Special Meeting.

        Stockholders of record at the close of business on September 16, 2005 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the meeting. All stockholders are cordially invited to attend the Special Meeting in person. Adoption of the Merger Agreement and approval of the Certificate of Amendment will require the affirmative votes by holders of a majority of the total combined voting power of Aerogen common stock and Series A-1 Preferred Stock, with the holder of each share of Series A-1 Preferred Stock entitled to ten votes and the holder of each share of common stock entitled to one vote. These items will also require the affirmative vote of a majority of the outstanding shares of Series A-1 Preferred Stock, including Xmark Fund, L.P. and Xmark Fund, Ltd.

        Aerogen stockholders will have the right to demand appraisal of their shares of stock and obtain payment in cash for the fair value of their shares of stock, but only if they submit a written demand for an appraisal before the vote is taken on the Merger Agreement and comply with the applicable provisions of Delaware law. A copy of the Delaware statutory provisions relating to appraisal rights is included as Annex C to the attached proxy statement, and a summary of these provisions can be found under "The Merger—Appraisal Rights" in the attached proxy statement.

        You should not send any certificates representing shares of Aerogen stock with your proxy card. Upon closing of the Merger, you will be sent instructions regarding the procedure to exchange your stock certificates for the cash merger consideration.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE APPROVAL OF THE CERTIFICATE OF AMENDMENT.
YOUR VOTE IS IMPORTANT.

        Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of both adoption of the Merger Agreement and the approval of the Certificate of Amendment. If you fail to return your proxy card, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against both adoption of the Merger Agreement and approval of the Certificate of Amendment. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy by voting in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Special Meeting.

        No person has been authorized to give any information or to make any representations other than those set forth in the proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information must not be relied upon as having been authorized by Aerogen or any other person.

By Order of the Board of Directors

Robert S. Breuil Secretary

        Mountain View, California

        The proxy statement is dated September 19, 2005, and is first being mailed to stockholders of Aerogen on or about September 19, 2005.

        Neither the United States Securities and Exchange Commission nor any state securities regulator has approved or disapproved the matters described in the proxy statement or determined if the proxy statement is adequate or accurate. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

SUMMARY	1
Aerogen, Inc.	1
Nektar Therapeutics and Oski Acquisition Corporation	1
The Merger	1
Merger Consideration	1
Effect on Stock Options	1
Effect on Aerogen Employee Stock Purchase Plan	1
Market Price	2
Reasons for the Merger	2
Opinion of Financial Advisor	2
Recommendation to Aerogen Stockholders	2
Voting Agreements and Waiver and Consent	2
Interests of Our Directors and Executive Officers in the Merger	2
Appraisal Rights	3
Material United States Federal Income Tax Consequences	3
The Special Meeting of Aerogen Stockholders	3
The Merger Agreement	4
The Certificate of Amendment	4
QUESTIONS AND ANSWERS ABOUT THE MERGER	5
RISK FACTORS	8
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	8
THE COMPANIES	9
Aerogen, Inc.	9
Nektar Therapeutics	9
Oski Acquisition Corporation	9
THE SPECIAL MEETING	10
Date, Time and Place	10
Purpose of the Special Meeting	10
Record Date; Stock Entitled to Vote; Quorum	10
Vote Required	10
Voting of Proxies	11
Revocability of Proxies	11
Solicitation of Proxies	12
Delivery of this Proxy Statement to Multiple Stockholders with the Same Address	12
THE MERGER	13
Background of the Merger	13
Reasons for the Merger	17
Opinion of the Financial Advisor	18
Recommendation of the Board of Directors	24
Voting Agreements	25
Waiver of Notice and Consent to Acquisition	25
Interests of Our Directors and Executive Officers in the Merger	26
Appraisal Rights	28
Delisting and Deregistration of Our Common Stock	30
Material United States Federal Income Tax Consequences of the Merger	30
Regulatory Matters	33

i

THE MERGER AGREEMENT	34
Merger Consideration	34
Conversion of Shares; Procedures for Exchange of Certificates	34
Effect on Aerogen Stock Options	35
Effect on Aerogen Employee Stock Purchase Plan	35
Effective Time of the Merger	35
Representations and Warranties	35
Covenants	37
Conditions to the Merger	41
Termination of the Merger Agreement	43
Fees and Expenses	44
THE CERTIFICATE OF AMENDMENT	46
Dividend Rights	46
Liquidation Rights	46
Recommendation of the Board of Directors	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
MARKET FOR THE COMMON STOCK; DIVIDEND DATA	56
OTHER MATTERS	57
Adjournments	57
Stockholder Proposals	57
Where You Can Find More Information	57
ANNEX A	AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST 12, 2005 BY AND AMONG NEKTAR THERAPEUTICS, OSKI ACQUISITION CORPORATION AND AEROGEN, INC.
ANNEX B	OPINION OF AQUILO PARTNERS, INC.
ANNEX C	SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
ANNEX D	CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES A-1 PREFERRED STOCK OF AEROGEN, INC.

ii

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To fully understand the merger contemplated by the Merger Agreement, dated as of August 12, 2005, among Nektar, Merger Sub and Aerogen, Inc. (the "Merger") and for a more complete description of the legal terms of the Merger Agreement, you should read carefully this entire proxy statement and the documents to which we refer. See "Where You Can Find More Information" (page 57). We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement as it is the legal document that governs the Merger.

        Aerogen, Inc. (page 9).    We are a specialty pharmaceutical company focusing on respiratory therapy in the acute care setting. Our core technology is our proprietary OnQ™ Aerosol Generator. Using our technology, we are developing respiratory products for marketing by us, and products in collaboration with, and for marketing by, pharmaceutical and biotechnology companies for both respiratory therapy and for the delivery of drugs through the lungs to the bloodstream.

        Nektar Therapeutics and Oski Acquisition Corporation (page 9).    Nektar is in the business of improving therapeutics through improved drug delivery. Nektar currently has three technology platforms each with the ability to transform therapeutics with differentiating properties based on the technology and the particular application of the technology. Nektar's strategy is to enable Nektar's partners' drugs through partner-funded programs, and to selectively fund internal proprietary products. Oski Acquisition Corporation, or Merger Sub, is an indirect wholly-owned subsidiary of Nektar and has not engaged in any business activity other than in connection with the Merger.

        The Merger (page 13).    Under the Merger Agreement, Merger Sub will merge with and into Aerogen. After the Merger, another subsidiary of Nektar will own all of our outstanding stock. Our stockholders will receive cash in the Merger in exchange for their shares of Aerogen common stock and Series A-1 Preferred Stock.

        Merger Consideration (page 34).    If the Merger is completed, you will receive $0.75 in cash, without interest and subject to any applicable withholding taxes, in exchange for each share of Aerogen common stock that you own unless you dissent and seek appraisal of the fair value of your shares. Additionally, if the Merger is completed, you will receive $29.0251 in cash, without interest and subject to any applicable withholding taxes, in exchange for each share of Aerogen Series A-1 Preferred Stock that you own unless you dissent and seek appraisal of the fair value of your shares. After the Merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as an Aerogen stockholder.

        Effect on Stock Options (page 35).    Each stock option to acquire Aerogen common stock outstanding at the effective time of the Merger, whether or not then vested or exercisable, will become fully vested in accordance with the terms of our stock option plans and canceled. In consideration for cancellation, Aerogen will pay to the holder of each such canceled stock option, as soon as practicable after the effective time of the Merger, a cash payment equal to the product of (1) the excess of $0.75 over the per share exercise price of such stock option, if any, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option, taking into account the vesting acceleration provided for under the terms of our stock option plans.

        Effect on Aerogen Employee Stock Purchase Plan (page 35).    Our Employee Stock Purchase Plan will be terminated immediately prior to the effective time of the Merger with the last day of the then current offering period being the last business day prior to the effective time of the Merger. Any purchase rights outstanding at the time of termination of the purchase plan will be exercised on such date, and each share of Aerogen common stock acquired upon exercise of such purchase right will be converted in the Merger into the right to receive $0.75 in cash, without interest.

        Market Price (page 56).    Our common stock is listed on the Pink Sheets under the ticker symbol "AEGN.PK." On August 12, 2005, the last full trading day prior to the public announcement of the proposed Merger, Aerogen common stock closed at $0.30 per share. On September 16, 2005, the last full trading day prior to the date of this proxy statement, Aerogen common stock closed at $0.71 per share. Our stock price can fluctuate broadly even over short periods of time. It is impossible to predict the actual price of our stock immediately prior to the effective time of the Merger.

        Reasons for the Merger (page 17).    In the course of reaching its decision to approve the Merger and the Merger Agreement and to recommend that you adopt the Merger Agreement and approve the Certificate of Amendment, the board of directors of Aerogen (the "Board") considered a number of factors in its deliberations. Those factors are described below in this proxy statement.

        Opinion of Financial Advisor (page 18).    On August 12, 2005, Aquilo Partners, Inc., ("Aquilo Partners") financial advisor to the Board, delivered its oral opinion, subsequently confirmed in writing, to the Board to the effect that, as of the date of its opinion and based upon and subject to the qualifications, limitations and assumptions set forth therein, the merger consideration to be received by the holders of Aerogen common stock was fair, from a financial point of view, to the holders of Aerogen common stock.

        The full text of the opinion, which sets forth the assumptions made, matters considered and limitations on the respective reviews undertaken by Aquilo Partners in connection with its opinion, is attached as Annex B to this proxy statement. Aquilo Partners provided its opinion for the information and assistance of the Board in connection with its consideration of the Merger. The opinion of Aquilo Partners is not a recommendation to any stockholder as to how such stockholder should vote or act with respect to any aspect of the Merger. We urge you to read the opinion carefully and in its entirety.

        Recommendation to Aerogen Stockholders (page 24).    The Board has determined that the Merger is in the best interests of Aerogen and its stockholders and declared the Merger to be advisable. The Board recommends that you vote "FOR" both adoption of the Merger Agreement and approval of the Certificate of Amendment.

        Voting Agreements and Waiver and Consent (page 25).    Concurrently with the execution of the Merger Agreement, Nektar obtained voting agreements and irrevocable proxies to vote in favor of both the Merger and the Certificate of Amendment from one of our directors, two other senior executive officers of Aerogen and certain Series A-1 investors, including Xmark Fund, L.P. and Xmark Fund, Ltd, collectively holding an aggregate of 709,755 shares of our common stock, 488,654 shares of our Series A-1 Preferred Stock (representing approximately 32.52% of the total combined voting power outstanding and approximately 55.1% of the Series A-1 Preferred Stock outstanding had the record date been August 12, 2005), warrants to purchase 3,663,789 shares of our common stock and options to purchase 1,199,565 shares of our common stock. In addition, we obtained a Waiver of Notice and Consent to Acquisition (the "Waiver and Consent") from certain Series A-1 investors holding 471,499 shares of Series A-1 Preferred Stock, including Xmark Fund, L.P. and Xmark Fund, Ltd. The Waiver and Consent waived the rights of the holders of Series A-1 Preferred Stock to prior notice of the Merger Agreement and consented to our entering the Merger Agreement with Nektar, as permitted by the Certificate of Designations.

        Interests of Our Directors and Executive Officers in the Merger (page 26).    In considering the recommendation of the Board in favor of the Merger, you should be aware that there are provisions of the Merger that will result in certain benefits to our directors and executive officers, including with respect to continuation of certain indemnification and insurance arrangements.

        Appraisal Rights (page 28).    If you do not wish to accept $0.75 per share of common stock and $29.0251 per share of Series A-1 Preferred Stock cash consideration in the Merger, you have the right under Delaware law to have your shares appraised by the Delaware Chancery Court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things, (1) you must NOT vote in favor of adoption of the Merger Agreement, (2) you must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on adoption of the Merger Agreement and (3) you must hold shares of Aerogen common stock or Series A-1 Preferred Stock on the date of making the demand for appraisal and continuously hold such shares through the effective time of the Merger. The fair value of your shares of Aerogen common stock or Series A-1 Preferred Stock as determined in accordance with Delaware law may be more or less than, or the same as, the Merger consideration to be paid to non-dissenting stockholders in the Merger. Merely voting against adoption of the Merger Agreement will not preserve your right of appraisal under Delaware law. Annex C to this proxy statement contains a copy of the Delaware statute relating to stockholders' right of appraisal. Failure to follow all of the steps required by this statute will result in the loss of your appraisal rights.

        Material United States Federal Income Tax Consequences (page 30).    The Merger will be taxable for U.S. federal income tax purposes. This means that you will recognize taxable gain or loss equal to the difference between the cash you receive in the Merger and your adjusted tax basis in your shares. Tax matters can be complicated and the tax consequences of the Merger to you will depend on the facts of your own situation. You should consult your own tax advisor to understand fully the tax consequences of the Merger to you.

The Special Meeting of Aerogen Stockholders (page 10).

        Time, Date and Place.    The Special Meeting will be held to consider and vote upon the proposal to adopt the Merger Agreement, approve the Certificate of Amendment, and, if necessary, to vote to adjourn the Special Meeting for the purpose of soliciting additional proxies to vote in favor of adoption of the Merger Agreement and/or approval of the Certificate of Amendment, at our offices at 2071 Stierlin Court, Suite 100, Mountain View, California 94043, at 10:00 a.m., local time, on October 19, 2005.

        Record Date and Voting Power.    You are entitled to vote at the Special Meeting if you owned shares of Aerogen stock at the close of business on September 16, 2005, the record date for the Special Meeting. You will have one vote at the Special Meeting for each share of Aerogen common stock you owned at the close of business on the record date. Each holder of record of the Aerogen Series A-1 Preferred Stock (the "Series A-1 Preferred") on the record date will be entitled to ten votes for each share of Series A-1 Preferred held. On the record date, there were 8,337,246 shares of common stock and 887,061 shares of Series A-1 Preferred Stock outstanding and entitled to vote, for a total of 17,207,856 shares on an as-converted basis.

        Procedure for Voting.    To vote, you can either complete, sign, date and return the enclosed proxy card, or attend the Special Meeting and vote in person. If your shares are held in "street name" by your broker, bank or other nominee, you should instruct your broker to vote your shares by following the instructions provided by your broker. Your broker will not vote your shares without instruction from you. Failure to instruct your broker to vote your shares will have the same effect as a vote "against" both adoption of the Merger Agreement and approval of the Certificate of Amendment.

        Required Vote.    The adoption of the Merger Agreement and the approval of the Certificate of Amendment each require the affirmative vote of the holders of a majority of the total combined voting power of the Series A-1 Preferred Stock and common stock outstanding at the close of business on the record date. The adoption of the Merger Agreement and the approval of the Certificate of Amendment also each require the affirmative vote of a majority of the shares of Series A-1 Preferred

Stock outstanding on the record date, including Xmark Fund, L.P. and Xmark Fund, Ltd. The proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the Merger Agreement and/or approval of the Certificate of Amendment, requires the approval of a majority of the of the total combined voting power of the outstanding Series A-1 Preferred Stock and common stock present, in person or by proxy, at the Special Meeting (excluding abstentions).

The Merger Agreement (page 34).

        Limitation on Considering Other Takeover Proposals.    We have agreed not to solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any proposals that constitute or would reasonably be expected to lead to a takeover proposal while the Merger is pending, and not to enter into discussions or negotiations with another party regarding a business combination or similar transaction while the Merger is pending, except under specified circumstances set forth in the Merger Agreement.

        Conditions to the Merger.    The obligations of both Nektar and Aerogen to complete the Merger are subject to the satisfaction of specified conditions set forth in the Merger Agreement.

        Termination of the Merger Agreement.    Nektar and Aerogen can terminate the Merger Agreement under specified circumstances set forth in the Merger Agreement.

The Certificate of Amendment (page 46).

        Suspension of Series A-1 Dividends.    The Certificate of Amendment provides that dividends payable to the holders of Series A-1 Preferred Stock, including the dividends for the quarters ended June 30, 2005 and September 30, 2005, shall not accrue or be payable so long as the Merger Agreement is effective. Therefore, if the Certificate of Amendment is approved and the Merger closes as anticipated, no dividends would accrue or be paid on the Series A-1 Preferred Stock for the quarter ended June 30, 2005 or thereafter.

        Waiver of Series A-1 Liquidation Preference.    The Certificate of Amendment provides that the Merger shall not constitute an event entitling the Series A-1 Preferred Stock to the $30 per share liquidation preference set forth in the Certificate of Designations or to participate beyond that amount in distributions made to holders of Aerogen common stock. If the Certificate of Amendment is approved, and the Merger is consummated, the holders of Series A-1 Preferred Stock will have rights only to the consideration specified in the Merger Agreement.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What will happen to Aerogen as a result of the Merger?

A:
If the Merger is completed, we will become an indirect wholly-owned subsidiary of Nektar.

Q:
What will happen to my shares of Aerogen common stock after the Merger?

A:
Upon completion of the Merger, each outstanding share of Aerogen common stock will automatically be canceled and will be converted into the right to receive $0.75 in cash, without interest, subject to any applicable withholding taxes.

Q:
What will happen to my shares of Aerogen Series A-1 Preferred Stock after the Merger?

A:
Upon completion of the Merger, each outstanding share of Aerogen Series A-1 Preferred Stock will automatically be canceled and will be converted into the right to receive $29.0251 in cash, without interest, subject to any applicable withholding taxes.

Q:
Will I own any shares of Aerogen stock or Nektar stock after the Merger?

A:
No. You will be paid cash for your shares of Aerogen common stock and Series A-1 Preferred Stock. Our stockholders will not have the option to receive Nektar stock in exchange for their shares instead of cash.

Q:
What happens to Aerogen stock options in the Merger?

A:
All stock options held by our then-current employees will vest in full upon completion of the Merger and each Aerogen stock option that is then outstanding will be automatically converted into the right to receive an amount in cash equal to, for each share of common stock of Aerogen underlying such option, the excess (if any) of $0.75 over the exercise price per share of such option, without interest and subject to any applicable withholding taxes.

Q:
Will the Merger be taxable to me?

A:
Yes. For U.S. federal income tax purposes, generally you will recognize a taxable gain or loss as a result of the Merger measured by the difference, if any, between the cash consideration you receive for each share of common stock or Series A-1 Preferred Stock and your adjusted tax basis in that share. This gain or loss may be long-term capital gain or loss if you have held your Aerogen shares as a capital asset more than one year as of the effective time of the Merger. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 30 for a more complete discussion of the federal income tax consequences of the Merger.

Q:
Why is the Certificate of Designations being amended?

A:
Filing the Certificate of Amendment to the Certificate of Designations with the Secretary of State of Delaware is required to complete the Merger. The Certificate of Amendment changes certain of the rights of the Series A-1 Preferred Stock, including suspending dividend accrual by the Series A-1 Preferred Stockholders while the Merger Agreement is effective and excluding the Merger from the definition of acquisitions for which the Series A-1 Preferred Stockholders have specified liquidation preference rights.

Q:
Does the Board recommend adoption of the Merger Agreement?

A:
Yes. The Board recommends that our stockholders adopt the Merger Agreement. The Board considered many factors in deciding to recommend the adoption of the Merger Agreement. These factors are described below in this proxy statement.

Q:
Does the Board recommend approval of the Certificate of Amendment?

A:
Yes. The Board recommends that our stockholders approve the Certificate of Amendment. Filing the Certificate of Amendment with the Secretary of State of Delaware is necessary for the Merger to be completed.

Q:
What vote of the stockholders is required to adopt the Merger agreement?

A:
To adopt the Merger Agreement, stockholders of record as of September 16, 2005 holding a majority of the total combined voting power of Aerogen common stock and Series A-1 Preferred Stock, with a holder of each share of Series A-1 Preferred Stock entitled to ten votes and a holder of each share of common stock entitled to one vote, must vote "for" the adoption of the Merger Agreement. In addition, a majority of the outstanding shares of Series A-1 Preferred Stock, including Xmark Fund, L.P. and Xmark Fund, Ltd must vote "for" the adoption of the Merger Agreement. There are 17,207,856 votes held by holders of Aerogen common stock and Aerogen Series A-1 Preferred Stock entitled to be voted at the Special Meeting. There are 887,061 shares of Aerogen Series A-1 Preferred Stock entitled to be voted at the Special Meeting. In addition, in order for the Merger to be completed, our stockholders must approve the Certificate of Amendment.

Q:
What vote of the stockholders is required to approve the Certificate of Amendment?

A:
To approve the Certificate of Amendment, stockholders of record as of September 16, 2005 holding a majority of the total combined voting power of Aerogen common stock and Series A-1 Preferred Stock, with a holder of each share of Series A-1 Preferred Stock entitled to ten votes and a holder of each share of common stock entitled to one vote, must vote "for" the approval of the Certificate of Amendment. In addition, a majority of the outstanding shares of Series A-1 Preferred Stock, including Xmark Fund, L.P. and Xmark Fund, Ltd must vote "for" the approval of the Certificate of Amendment. There are 17,207,856 votes held by holders of Aerogen common stock and Aerogen Series A-1 Preferred Stock entitled to be voted at the Special Meeting. There are 887,061 shares of Aerogen Series A-1 Preferred Stock entitled to be voted at the Special Meeting.

Q:
Am I entitled to appraisal rights with respect to the Merger?

A:
Yes. Under Delaware law, you have the right to seek appraisal of the fair value of your shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if you submit a written demand for an appraisal before the vote on the Merger Agreement, do not vote in favor of adopting the Merger Agreement and comply with the Delaware law procedures explained in this proxy statement.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and consider how the Merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Special Meeting.

Q:
What happens if I do not return a proxy card?

A:
The failure to return your proxy card will have the same effect as voting against both adoption of the Merger Agreement and approval of the Certificate of Amendment.

Q:
May I vote in person?

A:
Yes. You may vote in person at the meeting, rather than signing and returning your proxy card, if you own shares in your own name. However, we encourage you to return your signed proxy card to ensure that your shares are voted. You may also vote in person at the Special Meeting if your shares are held in "street name" through a broker or bank provided that you bring a legal proxy from your broker or bank and present it at the Special Meeting. You may also be asked to present photo identification for admittance.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before the shares reflected on your proxy card are voted at the Special Meeting. You can do this in one of three ways. First, you can send a written, dated notice to our corporate secretary stating that you would like to revoke your proxy. Second, you can complete, sign, date and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your instructions.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as voting against both adoption of the Merger Agreement and approval of the Certificate of Amendment.

Q:
Should I send in my stock certificates now?

A:
No. After the Merger is completed, you will receive written instructions for exchanging each of your shares of Aerogen common stock for the merger consideration of $0.75 in cash, without interest, and each of your shares of Aerogen Series A-1 Preferred Stock for the merger consideration of $29.0251 in cash, without interest.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible. In addition to obtaining stockholder approval for the Merger agreement and the Certificate of Amendment, all closing conditions must be satisfied or waived. However, we cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:
When will I receive the cash consideration for my shares of Aerogen common stock?

A:
After the Merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the cash consideration paid in the Merger. When you properly complete and return the required documentation described in the written instructions, you will promptly receive from the paying agent a payment of the cash consideration for your shares.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact us, as follows:

    Aerogen, Inc.
    Investor Relations
    2071 Stierlin Court
    Suite 100
    Mountain View, CA 94043
    (650) 864-7300
    investor  relations@aerogen.com

RISK FACTORS

        In connection with Proposals 1 and 2, you should consider the following factors in conjunction with the other information included in this proxy statement, in addition to the risk factors detailed in Aerogen's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 27, 2005.

If the proposed Merger with Nektar is not completed, we may be unable to fund operations and continue as a going concern.

        The Merger is subject to certain closing conditions, including the approval of our stockholders and the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. If the Merger were not to be completed, we may be unable to fund operations and continue as a going concern. Our business is not and has not been profitable. We believe that our cash balance is insufficient to sustain operations through the first quarter of 2006. If the proposed Merger has not been completed by that time, we would be unable to continue as a going concern without additional financing, which may not be available on acceptable terms, or at all.

The fact that there is a Merger pending could have an adverse effect on our business, revenue and results of operations.

        While the Merger is pending, it creates uncertainty about our future. As a result of this uncertainty, customers and other business partners may decide to delay, defer, or cancel purchases of our products or other business with us pending completion of the Merger or termination of the Merger Agreement.

        In addition, while the Merger is pending, we are subject to a number of risks that may adversely affect our business, revenue and results of operations, including:

  •
  the diversion of management and employee attention and the unavoidable disruption to our relationships with customers and other partners may detract from our ability to grow revenues and achieve our corporate objectives;

  •
  we have and will continue to incur significant expenses related to the Merger prior to its closing; and

  •
  we may be unable to respond effectively to competitive pressures, industry developments and future opportunities.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this proxy statement relating to the closing of the Merger and other future events are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including risks relating to receiving the affirmative vote of the holders of a majority of the total combined voting power of Aerogen common stock and Series A-1 Preferred Stock in favor of both the Merger Agreement and the Certificate of Amendment and satisfying other conditions to the closing of the Merger.

        For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the "SEC"), on Forms 10-K, 10-Q and 8-K. You can obtain copies of our Forms 10-K, 10-Q and 8-K and other filings for free at the Investors section of our website at www.aerogen.com, at the SEC website at www.sec.gov or from commercial document retrieval services.

        We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANIES

Aerogen, Inc.

        We are a specialty pharmaceutical company focusing on respiratory therapy in the acute care setting. Our core technology is our proprietary OnQ(™) Aerosol Generator. Using our technology, we are developing respiratory products for marketing by us, and products in collaboration with, and for marketing by, pharmaceutical and biotechnology companies for both respiratory therapy and for the delivery of drugs through the lungs to the bloodstream. Our executive offices are located at 2071 Stierlin Court, Suite 100, Mountain View, California 94043. Our telephone number is (650) 864-7300. Our website is www.aerogen.com. Information contained on our website does not constitute a part of this proxy statement.

Nektar Therapeutics.

        Nektar is in the business of improving therapeutics through improved drug delivery. Nektar currently has three technology platforms each with the ability to transform therapeutics with differentiating properties based on the technology and the particular application of the technology. Nektar's strategy is to enable Nektar's partners' drugs through partner-funded programs, and to selectively fund internal proprietary products. Nektar's executive offices are located at 150 Industrial Road, San Carlos, California 94070. Nektar's phone number is (650) 631-3100.

Oski Acquisition Corporation

        Oski Acquisition Corporation, or Merger Sub, is an indirect wholly-owned subsidiary of Nektar and has not engaged in any business activity other than in connection with the Merger. Merger Sub is incorporated under the laws of the state of Delaware. Merger Sub's executive offices are located at 150 Industrial Road, San Carlos, California 94070. Merger Sub's telephone number is (650) 631-3100.

THE SPECIAL MEETING

        We are furnishing this proxy statement to you as part of the solicitation of proxies by the Board for use at the Special Meeting.

  Date, Time and Place

        The Special Meeting will be held at our offices at 2071 Stierlin Court, Suite 100, Mountain View, California 94043, at 10:00 a.m., local time, on October 19, 2005.

  Purpose of the Special Meeting

        You will be asked at the Special Meeting to adopt the Merger Agreement and to approve the Certificate of Amendment. The Board has determined that the Merger is in the best interests of Aerogen and its stockholders, declared the Merger to be advisable and recommended that our stockholders vote both to adopt the Merger Agreement and to approve the Certificate of Amendment. If necessary, you will also be asked to vote on a proposal to adjourn the Special Meeting for the purpose of soliciting proxies to vote in favor of adoption of the Merger Agreement and/or approving the Certificate of Amendment.

  Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of Aerogen common stock and Series A-1 Preferred Stock at the close of business on September 16, 2005, the record date, are entitled to notice of and to vote at the Special Meeting. On the record date, 8,337,246 shares of Aerogen common stock were issued and outstanding and held by approximately 118 holders of record. On the record date, 887,061 shares of Aerogen Series A-1 Preferred Stock were issued and outstanding and held by approximately 21 holders of record. A quorum will be present at the Special Meeting if the holders of a majority of the total combined outstanding voting power held by Aerogen common stock and Series A-1 Preferred Stock holders entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the Special Meeting, or there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement and/or approve the Certificate of Amendment, it is expected that the meeting will be adjourned or postponed to solicit additional proxies if the holders of a majority of the shares of our common stock and Series A-1 Preferred Stock present, in person or by proxy, and entitled to vote at the Special Meeting approve an adjournment (excluding abstentions). Holders of record of Aerogen common stock on the record date are entitled to one vote per share at the Special Meeting on each proposal presented. Holders of record of Aerogen Series A-1 Preferred Stock on the record date are entitled to ten votes per share at the Special Meeting on each proposal presented.

  Vote Required

        Both the adoption of the Merger Agreement and approval of the Certificate of Amendment require the affirmative vote of the holders, on the record date, of a majority of the total combined outstanding voting power of Aerogen common stock and Series A-1 Preferred Stock. Both the adoption of the Merger Agreement and approval of the Certificate of Amendment also require the affirmative vote of a majority of the shares of Series A-1 Preferred Stock outstanding on the record date, including Xmark Fund, L.P. and Xmark Fund, Ltd. If you abstain from voting or do not vote, either in person or by proxy, it will have the same effect as a vote against both the adoption of the Merger Agreement and the approval of the Certificate of Amendment. The approval of the adjournment of the Special Meeting, if necessary, requires the affirmative vote of the holders, on the record date, of a majority of the total combined outstanding voting power of Aerogen common stock and Series A-1 Preferred Stock (excluding abstentions).

  Voting of Proxies

        All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted "for" the adoption of the Merger Agreement, "for" the approval of the Certificate of Amendment and "for" the approval of the proposal to adjourn the Special Meeting, if necessary.

        To vote, please complete, sign, date and return the enclosed proxy card. If you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

        Shares of Aerogen common stock and Series A-1 Preferred Stock represented at the Special Meeting but not voted, including shares of Aerogen common stock and Series A-1 Preferred Stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the adoption of the Merger Agreement, including properly executed proxies that do not contain specific voting instructions, will be counted for that proposal. Only shares affirmatively voted for the approval of the Certificate of Amendment, including properly executed proxies that do not contain specific voting instructions, will be counted for that proposal. If you abstain from voting on the adoption of the Merger Agreement or the approval of the Certificate of Amendment, it will have the same effect as a vote against the adoption of the Merger Agreement or the approval of the Certificate of Amendment, but will have no effect on the proposal to adjourn the Special Meeting, if necessary. If you do not execute a proxy card, it will have the same effect as a vote against the adoption of the Merger Agreement and against the approval of the Certificate of Amendment and will have no effect on the proposal to grant authority to adjourn the Special Meeting. Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the adoption of the Merger Agreement and approval of the Certificate of Amendment and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes." Broker non-votes will be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes "against" the adoption of the Merger Agreement and the approval of the Certificate of Amendment, and "for" the proposal to grant the persons named as proxies the authority to adjourn the Special Meeting.

        We do not expect that any matter other than the proposal to adopt the Merger Agreement and the proposal to approve the Certificate of Amendment, and, if necessary, the proposal to adjourn the Special Meeting will be brought before the Special Meeting. If, however, any other matters are properly presented at the Special Meeting, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of our stockholders.

  Revocability of Proxies

        The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person at the Special Meeting. You may revoke your proxy at any time before the shares reflected on your proxy card are voted at the Special Meeting by:

  •
  filing with our corporate secretary a properly executed and dated revocation of proxy;

  •
  submitting a properly completed, executed and dated proxy card to our corporate secretary bearing a later date; or

  •
  appearing at the Special Meeting and voting in person.

        Your attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions.

  Solicitation of Proxies

        All proxy solicitation costs will be borne by us. In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from stockholders by telephone, facsimile or other electronic means or in person. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

        You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of Aerogen common stock and Series A-1 Preferred Stock certificates will be mailed to our stockholders as soon as practicable after completion of the Merger.

  Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

        The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address if we believe the stockholders are members of the same family by delivering a single proxy statement addressed to those stockholders. Each stockholder will continue to receive a separate proxy card or voting instruction card. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies by reducing the volume of duplicate information.

        A number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If your household received a single proxy statement, but you would prefer to receive your own copy, please notify your broker and direct your written request to Aerogen, Inc., Attention: Investor Relations, 2071 Stierlin Court, Suite 100 Mountain View, CA 94043, or contact us at (650) 864-7300. If you would like to receive your own set of our proxy materials in the future, please contact your broker and Aerogen, Inc., Investor Relations and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

PROPOSAL ONE:
THE MERGER

        The discussion under the sections of this proxy statement entitled "The Merger" and "The Merger Agreement" summarizes the material terms of the Merger. Although we believe that the description covers the material terms of the Merger, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the Merger Agreement and the other documents referred to herein carefully for a more complete understanding of the Merger.

Background of the Merger

        As a regular part of Aerogen's business, from time to time Aerogen has considered opportunities to expand and strengthen its technology, products, research and development capabilities and distribution channels, including opportunities through strategic acquisitions, business combinations, investments, licenses, development agreements and joint ventures. This includes consideration of whether it would be in the best interests of Aerogen and its stockholders to continue as a separate company and expand through organic growth, acquisitions or a combination of the two, or to combine with or be acquired by another company.

        At a meeting of Aerogen's board of directors (the "Board") on September 14, 2004, after a review of Aerogen's business prospects and financial condition, the Board instructed management to actively explore all viable strategic alternatives, including a potential merger or acquisition of Aerogen.

        Following the September 14, 2004 Board meeting through July 2005, Aerogen and its advisors had initial contacts with numerous potential acquirers regarding a potential acquisition of Aerogen and executed confidentiality agreements with 17 of those potential acquirers, including Nektar. Of those 17, eleven engaged in preliminary discussions with Aerogen regarding a potential acquisition. Ultimately, Aerogen engaged in advanced negotiations with two of those eleven, including Nektar and a company referred to herein as "Company A." Each of Nektar and Company A were informed that Aerogen was engaging in a process of soliciting and evaluating bids for the potential sale of Aerogen. Discussions with the remaining potential acquirers either did not result in acquisition proposals or resulted in proposals that Aerogen deemed to be inadequate. Throughout this period, the Board was updated on the status of the various discussions during frequent Board meetings and in discussions between individual directors and members of management. In these discussions, the Board and individual members reiterated the Board's belief that Aerogen should continue to explore the possibility of being acquired. Board meetings that occurred during the period in which Aerogen was negotiating with Nektar and Company A are discussed below.

        On April 21, 2005, Adrian Smith, Vice President, Corporate Planning, Pulmonary, of Nektar contacted Mr. Breuil to discuss the possibility of Nektar acquiring Aerogen. At various times from April 21, 2005 through the signing of the Merger Agreement, members of Nektar's management engaged in discussions regarding the potential acquisition with members of Aerogen's management and representatives of Aquilo Partners, whom the Board had previously engaged as its financial advisor.

        On April 29, 2005, the Board held a meeting at which Robert Breuil, Aerogen's Chief Financial Officer, representatives of Aquilo Partners and a representative of Cooley Godward LLP ("Cooley Godward") were also present. Representatives of Aquilo Partners updated the Board as to the status of discussions with potential acquirers.

        On May 9, 2005, Nektar executed a confidentiality agreement with Aerogen. Also on May 9, 2005, members of senior management of Aerogen, including Mr. Breuil, among others, and Nektar, including, among others, Mr. Smith and Nevan Elam, Nektar's Senior VP Corporate Operations and General Counsel, and representatives of Aquilo Partners met to discuss the respective businesses of Aerogen and Nektar and further explore a potential transaction.

        The Board held a meeting on May 10, 2005, at which Mr. Breuil, representatives of Aquilo Partners and a representative of Cooley Godward were also present. Representatives of Aquilo Partners updated the Board as to the status of discussions with potential acquirers.

        Beginning on May 16, 2005 and continuing through June 23, 2005, Nektar engaged in a due diligence review of Aerogen, including having calls and meetings with members of Aerogen's management and touring Aerogen's facilities. During that period, Aerogen made certain members of its management team, as well as auditors and outside tax advisors, available to Nektar upon request for further diligence.

        On May 20, 2005, the Board held a meeting at which Mr. Breuil, representatives of Aquilo Partners and a representative of Cooley Godward were also present. Representatives of Aquilo Partners and Mr. Breuil updated the Board as to the status of discussions with potential acquirers.

        The Board held a meeting on June 3, 2005, at which Mr. Breuil, representatives of Aquilo Partners and a representative of Cooley Godward were also present. Representatives of Aquilo Partners updated the Board as to the status of discussions with potential acquirers.

        Also on June 3, 2005 and subsequent to the meeting of the Board, Nektar submitted a non-binding, written expression of interest to acquire Aerogen at a price which Aerogen deemed to be inadequate.

        From June 6, 2005 though June 22, 2005, representatives of Aquilo Partners engaged in discussions with Mr. Elam regarding Nektar's expression of interest and the valuation of Aerogen.

        On June 6, 2005, Company A executed a confidentiality agreement with Aerogen. During the period from June 6, 2005 through July 26, 2005, Company A engaged in a due diligence review of Aerogen, including having calls and meetings with members of Aerogen's management and touring Aerogen's facilities. During that period, Aerogen made certain members of its management team, as well as auditors and outside tax advisors, available to Company A upon request for further diligence.

        The Board held a meeting on June 17, 2005, which was also attended by Mr. Breuil and John Hodgman, Aerogen's Chief Executive Officer, by representatives of Aquilo Partners and a representative of Cooley Godward. A representative of Aquilo Partners and Mr. Breuil provided the Board with an update on the status of discussions with the various potential acquirers, including Nektar, Company A and others. The Board considered the price range being proposed by Nektar to be inadequate and instructed Aquilo Partners and management to so inform Nektar.

        On June 22, 2005, a representative of Aquilo Partners discussed with Mr. Elam Nektar's flexibility to increase its proposed price. Following Mr. Elam's indication that Nektar had limited flexibility with respect to price, the representative of Aquilo Partners suggested that given that the price range being discussed was not viewed by the Board as being adequate, it might not be productive to continue diligence. Mr. Elam reiterated Nektar's unwillingness to significantly increase its proposed price and agreed that diligence should be suspended.

        On June 30, 2005, Company A submitted to Aerogen a non-binding, written proposal to acquire Aerogen for a cash purchase price of $32 million. The offer was based on a variety of assumptions and contingent upon a variety of conditions. Company A also requested that Aerogen agree to negotiate exclusively with Company A through August 15, 2005. In subsequent discussions regarding this proposal between representatives of Aquilo Partners and representatives of Company A, it was conveyed that Company A's assumption as to Aerogen's likely cash balance at closing was incorrect and, as a result, Company A stated that the $32 million price would be subject to a downward adjustment.

        Also on June 30, 2005, the Board held a meeting at which Mr. Breuil, representatives of Aquilo Partners and a representative of Cooley Godward were present. Mr. Hodgman was also present and was appointed to the Board at the meeting. Representatives of Aquilo Partners, Mr. Hodgman and

Mr. Breuil updated the Board as to the status of discussions with the potential acquirers, including the terms of the proposal from Company A, which was received by representatives of Aquilo Partners during the meeting. The Board instructed Aquilo Partners and management to continue discussions with Company A and instructed Cooley Godward to prepare a draft merger agreement to be provided to Company A, but to inform Company A that Aerogen would not agree to exclusively negotiate with Company A.

        On July 7, 2005, Mr. Elam of Nektar contacted a representative of Aquilo Partners and indicated that Nektar might be willing to increase its proposed price. The representative of Aquilo Partners informed Mr. Elam that if Nektar wanted to reengage in the process, it should do so quickly as Aerogen was proceeding with negotiations with other bidders and that to be competitive, Nektar's bid would need to be in the mid-$30 million range.

        On July 8, 2005, Aquilo provided Company A with a draft merger agreement prepared by Cooley Godward. Representatives of Cooley Godward engaged in negotiations, including exchanging drafts of a merger agreement, with representatives of Company A through August 2, 2005.

        On July 9, 2005, Aquilo provided Nektar with the form of draft merger agreement that had been provided to Company A.

        On July 14, 2005, Nektar informed a representative of Aquilo Partners that it would be willing to engage in discussions to acquire Aerogen for $32 million, to be paid in a combination of $8 million of cash and $24 million of Nektar stock. From July 14, 2005 though the execution of the Merger Agreement on August 12, 2005, representatives of Aerogen, Aquilo Partners and Cooley Godward negotiated the terms of the acquisition (including by exchanging drafts of a merger agreement and related agreements and documents) with representatives of Nektar and Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), counsel to Nektar for the transaction.

        Also on July 14, 2005, the Board held a meeting at which Mr. Breuil and other members of Aerogen's management and representatives of Aquilo Partners and Cooley Godward were present. Representatives of Aquilo Partners, Mr. Hodgman and Mr. Breuil updated the Board as to the status of discussions with various potential acquirers, including the terms of the proposal from Nektar. The Board determined that Aerogen should permit Nektar to resume due diligence and should continue negotiations with Nektar and Company A.

        At a Board meeting on July 22, 2005 attended by Mr. Breuil, representatives of Aquilo Partners and a representative of Cooley Godward, the Board discussed the status of negotiations with Nektar and Company A, including certain key issues raised by the initial mark-ups of the draft merger agreements that had been received from each party.

        On July 26, 2005, Company A's financial advisors informed a representative of Aquilo Partners that it was significantly reducing its cash offer, which would be subject to further reduction for transaction expenses and based on Aerogen's cash balance at the time of the closing of the proposed merger. The Aquilo Partners representative indicated that the reduced price would not be competitive. Company A's financial advisors indicated that there may be some flexibility on price and it was agreed that it made sense for negotiations with Company A on the form of Merger Agreement to continue.

        At a Board meeting on July 29, 2005 attended by members of Aerogen's management and representatives of Aquilo Partners and Cooley Godward, the Board discussed the status of negotiations with Nektar and Company A, including Company A's price reduction.

        On August 3, 2005, Company A's financial advisors informed a representative of Aquilo Partners that Company A was not willing to continue negotiating the merger agreement if Company A's offer was not competitive, but that Company A would be willing to continue to discuss its valuation of Aerogen.

        At a Board meeting on August 5, 2005 attended by members of Aerogen's management and representatives of Aquilo Partners and Cooley Godward, the Board discussed the status of negotiations with Nektar and Company A and reviewed the terms of a draft proposed merger agreement with Nektar, which had been previously circulated to the Board. The Board also discussed providing the Specified Series A-1 Holders (as defined below under "Waiver of Notice and Consent to Acquisition") a draft of the proposed merger agreement with Nektar and drafts of the voting agreements and waivers of notice and consent (the terms of which are described under "Merger Agreement—Voting Agreements and Waivers") that Nektar was requiring be obtained from those Specified Series A-1 stockholders as a condition to the signing of the Merger Agreement.

        On August 9, 2005, John Hodgman, Aerogen's Chief Executive Officer, contacted representatives of the Specified Series A-1 Holders to describe the terms of the proposed transaction with Nektar. Later that day, those representatives were provided with the draft merger agreement as well as the voting agreement and other documents that they would be asked to sign as a condition to Nektar entering into the Merger Agreement. From August 9, 2005 through August 12, 2005, representatives of Cooley Godward and Mr. Hodgman (who were also communicating with representatives of WSGR and Nektar) negotiated the terms of those agreements and other documents with, and provided revised drafts of the merger agreement as they were negotiated with Nektar to, the Specified Series A-1 Holders and their counsel.

        Also on August 9, 2005, representatives of Company A's financial advisors informed a representative of Aquilo Partners that Company A's revised proposal would not be subject to downward adjustments for transaction expenses or based on Aerogen's cash balance at the time of closing. After the Aquilo Partners representative informed Company A's financial advisors that its revised proposal was still not competitive, Company A's financial advisors indicated that while it could increase its bid, the increased bid would still be less than its original $32 million proposal.

        On August 12, 2005, the Board met and received an update on the status of negotiations from members of management and representatives of Cooley Godward and Aquilo Partners. Representatives of Cooley Godward discussed the terms of the proposed merger agreement with Nektar, a draft of which had been provided to the Board in advance of the meeting, including changes to the terms of the draft merger agreement from the version that had been reviewed at the August 5, 2005 Board meeting. Representatives of Cooley Godward also discussed the Certificate of Amendment, the voting agreements and the other documents that would be executed and delivered in connection with the transaction. Representatives of Aquilo Partners then made a financial presentation regarding the proposed acquisition by Nektar. At the conclusion of the financial presentation, Aquilo Partners provided the Board with its oral opinion (subsequently confirmed in writing) that, based upon and subject to the various assumptions and limitations set forth in its opinion, as of August 12, 2005, the consideration to be paid to the holders of Aerogen common stock in the Merger was fair, from a financial point of view, to those stockholders. The Board, having deliberated regarding the terms of the proposed acquisition, then determined that the Merger Agreement, the Merger and the Certificate of Amendment were in the best interests of Aerogen and its stockholders, approved the Merger Agreement, the Merger and the Certificate of Amendment, declared the Merger to be advisable and recommended that Aerogen's stockholders adopt the Merger Agreement and approve the Certificate of Amendment.

        The Merger Agreement and related documents were executed and delivered later in the day on August 12, 2005. Before the opening of the stock market on August 15, 2005 (the next trading day), the parties jointly announced the execution of the Merger Agreement.

        The Merger Agreement provided that Nektar had the option at any time prior to September 15, 2005, to elect to pay the purchase price all in cash. On August 16, 2005, Nektar notified Aerogen that it was exercising its option to pay the entire purchase price in cash.

Reasons for the Merger

        In considering the Merger, the Board consulted with Aquilo Partners regarding the financial aspects of the Merger and sought and received Aquilo Partners' written opinion as to the fairness, as of the date of such opinion, from a financial point of view, of the merger consideration to be received by the holders of Aerogen common stock, which opinion is described below under "The Merger—Opinion of Financial Advisor." The Board also consulted with representatives of Cooley Godward regarding the fiduciary duties of the Board and the terms of the Merger Agreement and related agreements. Based in part on these consultations and opinions, and the factors discussed below, the Board determined that the Merger Agreement and the Merger were in the best interests of Aerogen and its stockholders, approved the Merger Agreement and the Merger and recommended that Aerogen's stockholders adopt the Merger Agreement and approve the Certificate of Amendment.

        In the course of reaching that determination and recommendation, the Board considered a number of potentially positive factors in its deliberations, including the following:

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  the belief that, having engaged in a process involving multiple bidders, Aerogen obtained the highest price that Nektar is willing to pay and that was reasonably available from any potential acquirer;

  •
  the fact that the merger consideration of $0.75 per share of Aerogen common stock is a premium of 140% to the amount that the holders of Aerogen common stock would have received if the funds were distributed in accordance with the terms of Aerogen's current certificate of incorporation;

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  the likelihood that the Merger would be consummated;

  •
  the business, market and execution risks associated with remaining independent and Aerogen's prospects if it remained independent, including the need to raise substantial additional capital in the near term to continue to fund its business and the stated intention of its lead preferred stock investor to veto any such financing;

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  the financial analyses of Aquilo Partners presented to the Board on August 12, 2005, and the opinion of Aquilo Partners delivered to the Board to the effect that based upon and subject to the qualifications, limitations and assumptions set forth in its opinion, as of August 12, 2005, the merger consideration to be received by the holders of Aerogen common stock was fair, from a financial point of view, to the holders of Aerogen common stock (the full text of the written opinion setting forth the assumptions made, matters considered and limitations in connection with the opinion is attached to this proxy statement as Annex B, which stockholders are urged to read in its entirety);

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  the fact that, subject to specified conditions, Aerogen may provide information to and engage in negotiations with a third party following receipt of a bona fide written unsolicited acquisition proposal that the Board determines in good faith is reasonably likely to result in a superior proposal in the manner provided in the Merger Agreement;

  •
  the fact that, subject to specified conditions, Aerogen can terminate the Merger Agreement following the determination by the Board to accept, or enter into a definitive agreement with respect to, a superior proposal in the manner provided in the Merger Agreement, including the payment of a $1,120,000 termination fee; and

  •
  the fact that the Merger Agreement is subject to the approval of Aerogen's stockholders.

        The Board also considered a number of potentially countervailing factors in its deliberations concerning the Merger, including the following:

  •
  that Aerogen will no longer exist as an independent company and its stockholders will no longer participate in its growth or from any future increase in the value of Aerogen or from any synergies that may be created by the Merger, unless, and to the extent that Nektar did not elect to pay the merger consideration all in cash;

  •
  that, under the terms of the Merger Agreement, Aerogen cannot solicit other acquisition proposals and must pay or cause to be paid to Nektar a termination fee of $1,120,000, if the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including if Aerogen exercises its right to terminate the Merger Agreement, which may deter others from proposing an alternative transaction that may be more advantageous to its stockholders;

  •
  that, under the terms of the Merger Agreement, Aerogen agreed that it will carry on its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, that Aerogen will not take a number of actions related to the conduct of its business without the prior consent of Nektar; and

  •
  that if the Merger does not close, Aerogen's officers and other employees will have expended extensive efforts attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction and will have incurred substantial transaction costs in connection with the transaction.

        The Board also considered the interests of Aerogen's executive officers in the Merger, which are described below under "The Merger—Interests of Our Directors and Executive Officers in the Merger."

        The preceding discussion is not meant to be an exhaustive description of the information and factors considered by the Board but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of the Board may have given different weight to different factors.

Opinion of Financial Advisor

        Aquilo Partners has acted as financial advisor to the Board with respect to the Merger. In connection with Aquilo Partners' engagement as financial advisor, the Board requested that Aquilo Partners evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of Aerogen common stock. On August 12, 2005, Aquilo Partners delivered its oral opinion, subsequently confirmed in writing, to the Board to the effect that, as of the date of its opinion and based upon and subject to the qualifications, limitations and assumptions set forth therein, the merger consideration to be received by the holders of Aerogen common stock was fair, from a financial point of view, to the holders of Aerogen common stock.

        The summary of the written opinion of Aquilo Partners in this proxy statement is qualified in its entirety by reference to the full text of the written opinion of Aquilo Partners, dated August 12, 2005, attached to this proxy statement as Annex B. You are urged to, and should, read the written opinion of Aquilo Partners carefully and in its entirety. The written opinion of Aquilo Partners addresses only the fairness, from a financial point of view, of the merger consideration to be received by the holders of Aerogen common stock as of the date of the written opinion of Aquilo Partners, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger.

        In arriving at its opinion, Aquilo Partners, among other things:

  •
  reviewed the Merger Agreement and certain related agreements, each dated as of August 12, 2005;

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  reviewed certain publicly available business and financial information relating to Aerogen and Nektar;

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  reviewed certain other information relating to Aerogen and Nektar, including financial forecasts relating to Aerogen, provided to or discussed with Aquilo Partners by Aerogen and Nektar;

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  discussed with the managements of Aerogen and Nektar the business and prospects of Aerogen and Nektar, respectively;

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  considered certain financial and stock market data of Aerogen and Nektar, and compared that data with similar data for other publicly held companies in businesses Aquilo Partners deemed similar to those of Aerogen and Nektar;

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  considered, to the extent publicly available, the financial terms of certain other business combinations;

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  reviewed the rights, preferences and privileges of the Aerogen Series A-1 Preferred Stock;

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  reviewed Aerogen's projected cash burn rate and availability of capital, which was prepared and provided by Aerogen's management; and

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  considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Aquilo Partners deemed relevant.

        In connection with its review, Aquilo Partners did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts of Aerogen that Aquilo Partners reviewed, Aquilo Partners was advised by Aerogen's management, and Aquilo Partners assumed, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Aerogen's management as to Aerogen's future financial performance. In this regard, Aerogen's management advised Aquilo Partners that, absent the Merger, Aerogen may need additional financing that Aerogen may not be able to obtain on terms favorable to Aerogen or its stockholders, if at all.

        Aquilo Partners also assumed, with Aerogen's consent, that in the course of obtaining any necessary regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Aerogen or on the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement contained in the Merger Agreement. Aquilo Partners was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Aerogen or Nektar, nor has Aquilo Partners been furnished with any such evaluations or appraisals. Aquilo Partners' opinion addresses only the fairness, from a financial point of view, of the merger consideration to the holders of Aerogen common stock and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Aquilo Partners' opinion is necessarily based upon information made available to it as of the date of its opinion, and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the Aquilo Partners' opinion. The Aquilo Partners' opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to Aerogen, nor does it address Aerogen's underlying business decision to proceed with the Merger.

        In preparing its opinion, Aquilo Partners performed a number of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Aquilo Partners believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the

Aquilo Partners' opinion. No company or transaction used in the analyses performed by Aquilo Partners as a comparison is identical to Aerogen or the contemplated Merger. In addition, Aquilo Partners may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Aquilo Partners' view of the actual value of Aerogen. The analyses performed by Aquilo Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Aquilo Partners' analysis of the fairness, from a financial point of view, of the merger consideration to be received by the holders of Aerogen common stock and were provided to Aerogen in connection with the delivery of the Aquilo Partners' opinion.

        The following is a summary of material financial analyses performed by Aquilo Partners in connection with the preparation of its opinion, and reviewed with the Board at a meeting held on August 12, 2005. Certain of the following summaries of financial analyses that were performed by Aquilo Partners include information presented in tabular format. In order to understand fully the material financial analyses that were performed by Aquilo Partners, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

        Implied Transactional Statistics.    Aquilo Partners calculated enterprise values, calculated as equity value minus cash and short term investments plus debt, implied by the equity consideration of $32 million as of different dates. As of June 30, 2005, Aerogen had $8.9 million in cash and no debt, resulting in an implied enterprise value of $23.1 million as of June 30. Based on guidance from Aerogen's management, Aquilo Partners assumed that Aerogen will have $6.0 million in cash and no debt at October 1, 2005, resulting in an implied enterprise value of $26.0 million as of October 1, and $2.5 million in cash and no debt at December 1, 2005, resulting in an implied enterprise value of $29.5 million as of December 1.

        Comparable Public Company Analysis.    Aquilo Partners compared selected financial information about Aerogen with that of other public companies in the delivery/formulation and healthcare equipment industries. The delivery/formulation companies that Aquilo Partners considered were:

    Access Pharmaceuticals, Inc.
    Advancis Pharmaceutical Corporation
    Antares Pharma, Inc.
    A.P. Pharma, Inc.
    Aradigm Corporation
    Bioject Medical Technologies Inc.
    Generex Biotechnology Corporation
    SIGA Technologies, Inc.
    Valentis, Inc.

        For these companies, Aquilo Partners reviewed enterprise values and enterprise value revenue multiples, calculated as enterprise value divided by trailing twelve month revenue. Values were based on closing stock prices on August 11, 2005. Enterprise values for the delivery/formulation companies ranged from $14.2 million to $73.7 million. From the multiples calculated for these selected comparable companies, Aquilo Partners applied a range of multiples to Aerogen's trailing twelve month revenue of 0.9x to 14.5x. This analysis implied a range of enterprise values for Aerogen of $6.3 million to $101.6 million.

        Aquilo Partners also considered the following healthcare equipment companies:

    ResMed Inc
    Respironics, Inc.
    Utah Medical Products, Inc.
    Viasys Healthcare Inc.
    Vital Signs, Inc.

        For these companies, Aquilo Partners reviewed enterprise value revenue multiples based on the trailing twelve months revenue and the estimated revenue for 2005. Values were based on closing stock prices on August 11, 2005. Aerogen's estimated revenue for 2005 was based on an internal estimate prepared by Aerogen's management. From the multiples calculated for these selected comparable companies, Aquilo Partners applied a range of 1.7x to 5.7x to Aerogen's trailing twelve month revenue and calculated a range of implied enterprise values for Aerogen of $11.9 million to $40.1 million. Aquilo Partners also applied a range of 1.5x to 4.8x to Aerogen's estimated 2005 revenue and calculated a range of implied enterprise values for Aerogen of $14.5 million to $46.2 million.

        Because Aerogen was delisted from the NASDAQ SmallCap Market, effective July 20, 2005, Aquilo Partners also conducted an analysis of the following six healthcare companies delisted from NASDAQ:

    Able Laboratories, Inc.
    Autoimmune Inc.
    Cardima, Inc.
    Cortech, Inc.
    Icoria, Inc.
    Impax Laboratories, Inc.

        For each company, Aquilo Partners compared the average of the closing prices in the five days preceding the delisting announcement with the average of the closing prices in the five days after the delisting announcement, except in the case of Impax Laboratories where a four-day average was used. The average decrease in closing price for the six companies was 26.4%.

        Although the comparable companies were used for comparison purposes, none of those companies is directly comparable to Aerogen. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies and Aerogen.

        Comparable Transaction Analysis.    Aquilo Partners reviewed several financial metrics from the following seven selected transactions in the healthcare equipment industry since January 1, 2001:

Target	Acquirer
• Viasys Healthcare Inc.-Cardio	• Huntleigh Technology PLC
• Physiometrix, Inc.	• Hospira, Inc.
• Mini-Mitter Company, Inc.	• Respironics, Inc.
• Cohesion Technologies Inc.	• Angiotech Pharmaceuticals, Inc.
• Novametrix Medical Systems, Inc.	• Respironics, Inc.
• Focal, Inc.	• Genzyme Corporation
• MAP Medizin-Technologie GmbH	• ResMed Inc

        Aquilo Partners calculated the enterprise value multiples for the selected precedent transactions based on trailing twelve month revenue. The derived multiple range of 0.5x to 10.0x applied to Aerogen's trailing twelve month revenue implied a range of enterprise values for Aerogen of $3.3 million to $70.4 million.

        Aquilo Partners also considered the following twelve transactions in the biotechnology industry since January 1, 2004:

Target	Acquirer
• Targeted Molecules Corporation	• Chromos Molecular Systems Inc.
• DELEX Therapeutics Inc.	• YM Biosciences Inc.
• Epimmune Inc.	• IDM S.A.
• Anosys, Inc.	• Chromos Molecular Systems Inc.
• Tarpan Therapeutics, Inc.	• Manhattan Pharmaceuticals, Inc.
• Opexa Pharmaceuticals, Inc.	• PharmaFrontiers Corporation
• Biosyn, Inc.	• Cellegy Pharmaceuticals, Inc.
• X-Ceptor Therapeutics, Inc.	• Exelixis, Inc.
• Zycos Inc.	• MGI PHARMA, INC.
• Empire Pharmaceuticals, Inc.	• Neurobiological Technologies, Inc.
• ChemGenex Therapeutics, Inc.	• AGT Biosciences Limited
• MitoKor, Inc.	• Micrologix Biotech Inc.

        Six of these transactions involved target companies with a lead product in Phase II or Phase III testing. Of the six transactions in which the target company's lead product was in Phase II or Phase III testing, the amount of the transactions ranged from $8.4 million to $50.0 million.

        Although the transactions were used for comparison purposes, none of those transactions is directly comparable to the Merger, and none of the companies in those transactions is directly comparable to Aerogen or Nektar. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or the company to which they are being compared.

        Discounted Cash Flow Analysis.    Using a discounted cash flow analysis, Aquilo Partners calculated implied enterprise values of Aerogen based on Aerogen's financial plans provided to Aquilo Partners by Aerogen's management. Aquilo Partners based its discounted cash flow analysis on various operating assumptions provided by Aerogen's management, including assumptions relating to, among other items, revenue, operating costs, taxes, working capital, capital expenditures and depreciation. Aquilo Partners' analysis used discount rates ranging from 30% to 50%. Aquilo Partners also used terminal values for 2011 taxed net income of $16.9 million and for 2011 revenue of $219.0 million.

        For the taxed net income terminal value, Aquilo Partners applied multiples ranging from 22.5x to 27.5x. This range of multiples with a 40% discount rate implied a range of enterprise values for Aerogen of $5.2 million to $15.5 million.

        For the 2011 revenue terminal value, Aquilo Partners applied multiples ranging from 2.0x to 3.0x. This range of multiples with a 40% discount rate implied a range of enterprise values for Aerogen of $12.4 million to $39.1 million.

        Cash Analysis.    Aquilo Partners considered that, if the proposed Merger with Nektar were not consummated, the expected amount of Aerogen's cash could fall to $3.0 million by the end of 2005. The management of Aerogen further advised Aquilo Partners that, absent the Merger, Aerogen may need additional financing that Aerogen may not be able to obtain on favorable terms to Aerogen or its stockholders, if at all.

        Nektar.    Because the transaction could have involved Aerogen's stockholders receiving $24 million of the $32 million purchase price in Nektar common stock, Aquilo Partners also considered Nektar, including its current value, its stock price performance over the last five years, its volume traded over the last year, its stock performance relative to the NASDAQ composite index and the American Stock

Exchange Biotechnology Index, its historical financial statements, analyst reports, comparable companies and upcoming milestones.

        Premium Analysis.    Aquilo Partners also calculated the implied premium paid in the following selected transactions that occurred between January 1, 2001 and August 11, 2005: (i) 14 transactions involving biotechnology companies with values ranging from $10 million to $200 million; (ii) 13 transactions involving biotechnology and healthcare equipment companies with values ranging from $15 million to $50 million; (iii) four transactions involving biotechnology companies with values ranging from $15 million to $50 million; (iv) nine transactions involving healthcare equipment companies with values ranging from $15 million to $50 million; and (v) 38 transactions involving biotechnology and healthcare equipment companies with values ranging from $10 million to $200 million. Aquilo Partners derived the following information from data observed for the selected transactions:

Selected Transactions	Average Premium Over Target Share Price One Day Prior to Announcement	Average Premium Over Target Share Price One Week Prior to Announcement	Average Premium Over Target Share Price Four Weeks Prior to Announcement
Biotechnology ($10 million – $200 million)	47%	57%	72%
Biotechnology/healthcare equip. ($15 million – $50 million)	63%	62%	79%
Biotechnology ($15 million – $50 million)	55%	51%	54%
Healthcare equipment ($15 million – $50 million)	66%	67%	89%
Biotechnology/healthcare equip. ($10 million – $200 million)	39%	46%	58%

        Although the premiums paid in the selected transactions were used for comparison purposes, none of those transactions is directly comparable to the Merger, and none of the companies in those transactions is directly comparable to Aerogen or Nektar. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or the company to which they are being compared.

        Consideration to Common Stockholders.    Aquilo Partners conducted an analysis of the amount that the holders of Aerogen common stock would receive if the $32 million were distributed in accordance with the terms of Aerogen's current certificate of incorporation. On that basis, the amount that the holders of Aerogen common stock would receive would be $0.313 per share. The $0.75 per share that is to be delivered to the holders of the Aerogen common stock represents a premium of 140% to the amount that the holders of Aerogen common stock would have received if the funds were distributed in accordance with the terms of Aerogen's current certificate of incorporation.

        Aquilo Partners calculated the premium of the merger consideration of $0.75 per share for the Aerogen common stock over the closing trading price of the Aerogen common stock on August 11, 2005, one week prior to August 11, 2005, and four weeks prior to August 11, 2005. Aquilo Partners also calculated the premium over the average closing prices during the one week prior to August 11, 2005, four weeks prior to August 11, 2005, and three months prior to August 11, 2005. The following table summarizes the results of this analysis:

Closing Stock Price	Premium of Merger Consideration
August 11, 2005	159%
One Week Prior	67%
Four Weeks Prior	14%

Average Closing Stock Price	Premium of Merger Consideration
One Week Prior to August 11, 2005	157%
Four Weeks Prior	49%
Three Months Prior	37%

        Aquilo Partners' opinion and presentation to the Board was one of many factors taken into consideration by the Board in deciding to enter into the Merger Agreement. Consequently, the analyses described above should not be viewed as determinative of the opinion of Aerogen, or Aerogen's management with respect to whether the Board would have been willing to agree to a different aggregate merger consideration to be received by holders of Aerogen common stock.

        Aquilo Partners was retained by the Board to act as its financial advisor in connection with exploring and evaluating opportunities for Aerogen to combine with or be acquired by another company. Aquilo Partners was selected by Aerogen based on Aquilo Partners' qualifications, expertise and reputation. Aquilo Partners is a life sciences investment banking firm. Aquilo Partners, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes.

        Pursuant to an engagement letter dated as of April 20, 2005, the Board engaged Aquilo Partners to provide financial advisory services to Aerogen in connection with the Merger, including, among other things, rendering its opinion to the Board. Pursuant to the terms of the engagement letter, Aerogen has agreed to pay Aquilo Partners a customary fee in connection therewith, a portion of which was payable upon delivery of the opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Aerogen has agreed to reimburse Aquilo Partners for its out-of-pocket expenses, including attorney's fees, incurred in connection with its engagement and has agreed to indemnify Aquilo Partners for certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.

Recommendation of the Board of Directors

        At a meeting of the Board held on August 12, 2005, the Board determined that the Merger Agreement and the Merger were in the best interests of Aerogen and its stockholders, approved the Merger Agreement, the Merger and the Certificate of Amendment and recommended that Aerogen's stockholders approve the Merger Agreement and approve the Certificate of Amendment.

        Aerogen's board of directors recommends that its stockholders vote "FOR" the merger proposal.

Voting Agreements

        In connection with the execution of the Merger Agreement, each of Jane E. Shaw, Yehuda and Zipora Ivri, John Power, Xmark Fund, L.P., Xmark Fund, Ltd., Caduceus Capital II, LP, Caduceus Capital Master Fund Limited, UBS Eucalyptus Fund LLC, Finsbury Worldwide Pharmaceutical Trust, HFC SHC Aggressive Master Fund, HealthCap IV Bis, L.P., HealthCap IV, L.P. and HealthCap IV KB executed voting agreements with, and delivered irrevocable proxies to, Nektar relating to the shares of Aerogen common stock, preferred stock and options and warrants to purchase such shares owned by them. These individuals and entities hold an aggregate of (i) 709,755 shares of our common stock, representing approximately 8.51% of the outstanding shares of common stock on August 12, 2005, (ii) 488,654 shares of Series A-1 Preferred Stock representing, together with the shares of common stock, approximately 32.52% of the total combined voting power outstanding and approximately 55.1% of the outstanding Series A-1 Preferred Stock as of August 12, 2005, (iii) warrants to purchase 3,663,789 shares of our common stock and (iv) options to purchase 1,199,565 shares of our common stock.

        Under the voting agreements, these stockholders have agreed to vote their shares of Aerogen common stock and preferred stock or other securities and any newly acquired shares or other securities of Aerogen:

  •
  in favor of the adoption of the Merger Agreement, each of the other transactions contemplated by the Merger Agreement and any action in furtherance of the foregoing;

  •
  against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any merger, consolidation or other business combination involving Aerogen or any subsidiary of Aerogen; (ii) any sale or other transfer of all or substantially all of the assets of Aerogen and its subsidiaries taken as a whole; (iii) any sale, lease, license or transfer of any significant part of the assets of Aerogen or any subsidiary of Aerogen; (iv) any reorganization, recapitalization, dissolution, liquidation or winding up of Aerogen or any subsidiary of Aerogen; or (v) any other action which is intended, or would reasonably be expected, to interfere with or delay in any material respect the Merger or any of the other transactions contemplated by the Merger Agreement or voting agreement (including any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of Aerogen in the Merger Agreement); and

  •
  in favor of approving the Certificate of Amendment and any action in furtherance of the foregoing.

        Each of these stockholders also agreed not to sell, encumber, grant an option with respect to or dispose of any of the securities or options of Aerogen owned by such stockholder other than to Nektar, or enter into any agreement or commitment other than with Nektar contemplating any of the foregoing, except, subject to certain conditions, for transfers to affiliates of the stockholder.

        The voting agreements terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement.

Waiver of Notice and Consent to Acquisition

        In connection with the Merger Agreement, we obtained a Waiver of Notice and Consent to Acquisition (the "Waiver and Consent") from Xmark Fund, L.P., Xmark Fund, Ltd., Caduceus Capital II, LP, Caduceus Capital Master Fund Limited, UBS Eucalyptus Fund LLC, Finsbury Worldwide Pharmaceutical Trust, HFC SHC Aggressive Master Fund, HealthCap IV Bis, L.P., HealthCap IV, L.P., HealthCap IV KB, PW Eucalyptus Fund Ltd. and OFCO Club IV (the "Specified Series A-1 Holders"). These entities hold an aggregate of (i) 316,514 shares of our common stock (representing approximately 3.80% of the outstanding shares of common stock on August 12, 2005), (ii) 471,499 shares of Series A-1 Preferred Stock representing approximately 29.2% of the total combined voting power outstanding and approximately 53.2% of the outstanding Series A-1 Preferred Stock, and (iii) warrants to purchase 3,666,600 shares of our common stock. The Waiver and Consent waived the rights of the holders of Series A-1 Preferred Stock to prior notice of an "acquisition" (as defined in the Certificate of Designations) and of the Merger, of the Merger Agreement and the transactions contemplated by the Merger Agreement and consented to our entering into the Merger Agreement with Nektar, as permitted by the Certificate of Designations. However, the Specified Series A-1 Holders did not waive any rights to notice with respect to any modification or amendment to the Merger Agreement. In addition, the foregoing waivers expire, and all notice rights relating to an "acquisition" and the other transactions contemplated by the Merger Agreement are reinstated if the Merger Agreement is terminated in accordance with its terms.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of the Board in favor of the Merger, you should be aware that there are provisions of the Merger Agreement and other arrangements that will result in benefits to certain directors and executive officers, but not to stockholders generally. Stockholders should take these benefits into account in deciding whether to vote for adoption of the Merger Agreement. No officers or directors will receive any monetary benefits from outstanding stock options held by them because the exercise price of all such options is above $0.75 per share. A description of the benefits available to certain of our directors and executive officers resulting from the Merger follows below.

Management Incentive Plan

        The management incentive plan provides, among other things, that each participant is eligible for an incentive bonus of between approximately twenty and forty percent of each such participant's current base annual salary to be paid upon earliest of (i) the closing of a strategic transaction of a type approved by the Board, (ii) a liquidation of Aerogen, or (iii) March 31, 2006. The Board has named the following participants and fixed the following incentive bonuses under the management incentive plan:

Name and Title	Bonus Amount
John Hodgman, Chief Executive Officer	$120,000
Robert S. Breuil, Chief Financial Officer, Vice President Corporate Development	$99,840
Angela Strand, Vice President, Marketing	$50,000
Stacy Pryce, Vice President, Business Development	$50,000
Robert S. Fishman, M.D., Vice President, Scientific Affairs	$49,920
Nancy Isaac, Vice President, Regulatory Affairs and Quality	$46,051
Yehuda Ivri, Chief Technical Officer	$45,780
John S. Power, Managing Director Aerogen (Ireland) Limited and Senior Vice President, Sales	$35,000
Total	$496,591

Restated Executive Severance Plan

        The restated executive severance plan provides, among other things, that in the event that an eligible employee is involuntarily terminated without cause or voluntarily terminated for good reason

(as defined in the restated executive severance plan) during the period commencing one month prior to and ending thirteen months following a change of control of Aerogen, the employee would be entitled to the following benefits:

  •
  continued base salary for twelve months following termination;

  •
  continued coverage under COBRA if the employee so chooses, for a period not to exceed twelve months following termination;

  •
  full acceleration of vesting of all unvested stock options to purchase shares of Aerogen common stock, with such options vesting in twelve equal monthly installments beginning on the date of termination and allowing fifteen months from the date of termination within which to exercise such stock options;

  •
  lapse in any repurchase rights on any shares of Aerogen common stock, in favor of Aerogen in twelve equal monthly installments beginning on the date of termination;

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  indemnification for a period of no less than six years following the date or termination of employment for any act, or omission, taken while the participant was employed by Aerogen (or any successor entity);

  •
  insurance coverage which is either at least equivalent to indemnification insurance coverage provided prior to termination, or if such equivalent coverage is not available at a commercially reasonable price, then at least equivalent to the indemnification coverage provided to the then current executive officers of Aerogen; and

  •
  any additional benefits that the Board may, in its sole discretion, provide.

        In addition, if any payment or benefit that an eligible employee would receive under the restated executive severance plan pursuant to a change in control or otherwise would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code"), and would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provision, then benefits shall be either provided to the employee in full, or provided to the employee as to such lesser extent which would result in no portion of such benefits being subject to the excise tax.

        John Hodgman, Robert S. Breuil, Robert S. Fishman, Nancy Isaac, Yehuda Ivri, John S. Power, Angela Strand, Mauro Folena and Stacy Pryce are the eligible employees entitled to benefits provided in the restated executive severance benefit plan.

Indemnification of Directors and Executive Officers and Insurance.

        The Merger Agreement provides that from and after the effective time of the Merger, Nektar and Aerogen will indemnify, defend and hold harmless, and advance expenses to, the individuals who at or prior to the effective time of the Merger were directors or officers of Aerogen with respect to all acts or omissions by them in their capacities as such at any time prior to the effective time of the Merger, to the fullest extent required by Aerogen's certificate of incorporation, bylaws and any applicable indemnification agreement as in effect on the date of the Merger Agreement, provided a copy of such indemnification agreement has been provided to Nektar. Nektar has further agreed that following the Merger or Aerogen will provide, for a period not less than six years following the effective time of the Merger, directors' and officers' liability insurance covering those persons who were, as of the date of the Merger Agreement, covered by our directors' and officers' liability insurance policy, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the Merger Agreement or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Nektar will not be required to pay an annual premium for such insurance that exceeds 250% of the annual premium that we currently pay for such insurance.

Appraisal Rights

        If the Merger is completed, holders of Aerogen common stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("Section 262"), provided that they comply with the conditions established by Section 262.

        The discussion below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

        A record holder of shares of Aerogen common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the Merger, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of Aerogen common stock in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the Merger Agreement. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Aerogen common stock" are to the record holder or holders of shares of Aerogen common stock. Except as set forth herein, stockholders of Aerogen will not be entitled to appraisal rights in connection with the Merger.

        Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the Special Meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement shall constitute such notice to the record holders of Aerogen common stock.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. Those conditions include the following:

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  Stockholders electing to exercise appraisal rights must not vote "for" the adoption of the Merger Agreement. Also, because a submitted proxy not marked "against" or "abstain" will be voted "for" the proposal to adopt the Merger Agreement, the submission of a proxy not marked "against" or "abstain" will result in the waiver of appraisal rights.

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  A written demand for appraisal of shares must be filed with us before the taking of the vote on the Merger Agreement at the Special Meeting on October 19, 2005. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her Aerogen common stock. The written demand for appraisal of shares is in addition to and separate from a vote against the Merger Agreement or an abstention from such vote. That is, failure to return your proxy, voting against, or abstaining from voting on, the Merger will not satisfy your obligation to make a written demand for appraisal.

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  A demand for appraisal should be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in Aerogen common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

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  A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Aerogen at 2071 Stierlin Court, Suite 100, California 94043, Attention: Corporate Secretary.

        Within ten days after the effective time of the Merger, we must provide notice of the effective time of the Merger to all of our stockholders who have complied with Section 262 and have not voted for the Merger.

        Within 120 days after the effective time of the Merger, either Aerogen or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on Aerogen in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of Aerogen to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that Aerogen will file such a petition or that Aerogen will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Aerogen common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

        Within 120 days after the effective time of the Merger, any stockholder who has satisfied the requirements of Section 262 will be entitled, upon written request, to receive from Aerogen a statement setting forth the aggregate number of shares of Aerogen common stock not voting in favor of the Merger and with respect to which demands for appraisal were received by Aerogen and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the stockholders' request has been received by Aerogen or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

        If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Aerogen common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

        Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration they would receive pursuant to the Merger Agreement. Moreover, we do not anticipate offering more than the Merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Aerogen common stock is less than the Merger consideration. In determining "fair value", the Delaware Court is required to take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be exclusive of any element of value arising from the accomplishment or expectation of the Merger. The Delaware Supreme Court has stated that such exclusion is a narrow exclusion that does not encompass known elements of value, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. The Delaware Supreme Court has construed Section 262 to mean that elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.

        The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the Merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the Merger.

        At any time within 60 days after the effective time of the Merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the Merger Agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the Merger Agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the Merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to Aerogen a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of Aerogen and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

        Failure by any Aerogen stockholder to comply fully with the procedures described above and set forth in Annex C to this proxy statement may result in termination of such stockholder's appraisal rights. In view of the complexity of exercising your appraisal rights under Delaware law, if you are considering exercising these rights you should consult with your legal counsel.

Delisting and Deregistration of Our Common Stock

        If the Merger is completed, Aerogen common stock will cease to be listed on the Pink Sheets and will be deregistered under the Securities Exchange Act of 1934.

Material United States Federal Income Tax Consequences of the Merger

        The following summary is a general discussion of the material federal income tax consequences to our stockholders whose Aerogen common stock and Series A-1 Preferred Stock ("Aerogen Capital Stock") is converted into cash in the Merger. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to our stockholders as described herein. No ruling from the Internal Revenue Service has been or will be sought with respect to any aspect of the transactions described herein.

        This discussion only applies to an Aerogen stockholder that is (1) a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia), (3) an estate the income of which is subject to United States Federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States person for United States Federal income tax purposes or (5) any other person or entity that is treated for United States Federal income tax purposes as if it were one of the foregoing. If a partnership holds Aerogen Capital Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Aerogen Capital Stock, you should consult your tax advisor.

        This summary is for the general information of our stockholders only and does not purport to be a complete analysis of all potential tax effects of the Merger. For example, it does not consider the effect of any applicable state, local or foreign tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions occur in connection with the Merger), including, without limitation, any exercise of an Aerogen option or the acquisition or disposition of Aerogen shares other than pursuant to the Merger. In addition, it does not address all Federal income tax considerations that may be relevant to an Aerogen stockholder in light of such Aerogen stockholder's particular circumstances, or to types of Aerogen stockholders that may be subject to special tax rules, including, without limitation:

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  stockholders subject to special treatment under the federal income tax laws (for example, dealers in securities, financial institutions, mutual funds, life insurance companies, tax-exempt organizations, foreign persons, or employees of Aerogen who will become employees of Nektar);

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  stockholders that are financial institutions or broker-dealers;

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  stockholders who hold their Aerogen Capital Stock as part of an integrated transaction such as a hedge, straddle, conversion, or other risk reduction transaction or strategy;

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  stockholders that hold common stock which constitutes either "qualified small business stock" for purposes of Section 1202 of the Code or "section 1244 stock" for purposes of Section 1244 of the Code;

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  stockholders who are subject to the federal alternative minimum tax;

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  stockholders who are partnerships;

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  stockholders who acquired their Aerogen Capital Stock pursuant to the exercise of a warrant; and

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  stockholders who acquired their Aerogen Capital Stock pursuant to the exercise of a stock option, or pursuant to an employee stock purchase plan or other compensation arrangement.

        The following summary also does not address holders of stock options. The following summary assumes that Aerogen stockholders hold their Aerogen Capital Stock as a "capital asset" (generally, property held for investment).

  Treatment of Holders of Aerogen Capital Stock

        The conversion of Aerogen Capital Stock into the right to receive cash in the Merger will be a taxable transaction. Generally, this means that our stockholders will recognize a capital gain or loss equal to the difference between (1) the amount of cash stockholders receive in the Merger and (2) their adjusted tax basis in the Aerogen Capital Stock (which is usually a stockholder's original cost for the stock). For this purpose, Aerogen stockholders who acquired different blocks of Aerogen shares at different times for different prices must calculate gain or loss separately for each identifiable block of Aerogen shares surrendered in the exchange.

        This gain or loss will be long-term if the holder has held Aerogen Capital Stock for more than one year as of the date of the Merger. Under current law, long-term capital gains of stockholders who are individuals, trusts and estates are subject to a maximum federal income tax rate of 15%, whereas the maximum federal income tax rate on ordinary income and short-term capital gains (that is, gain on capital assets held for not more than one year) of an individual is currently 35% (not taking into account any phase-out of tax benefits such as personal exemptions and certain itemized deductions). For corporations, capital gains and ordinary income are taxed at the same maximum rate of 35%. Capital losses are subject to limitations on deductibility for both corporations and individuals. Capital losses not offset by capital gains may be deducted against a non-corporate stockholder's ordinary income only up to a maximum annual amount of $3,000, and non-corporate stockholders may carry forward unused capital losses. A corporate stockholder can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.

  Backup Withholding

        To prevent federal backup income tax withholding with respect to certain "reportable payments" including taxable proceeds received in exchange for the stockholder's Aerogen shares in the Merger, an Aerogen stockholder must either (i) provide the paying agent with a correct taxpayer identification number and certify whether such stockholder is subject to backup withholding of federal income tax by completing the substitute Form W-9 included in the letter of transmittal or (ii) establish a basis for exemption from backup withholding, if any. Backup withholding will generally not apply, however, to an Aerogen stockholder who furnishes the paying agent with a correct taxpayer identification number on Form W-9 (and who does not subsequently become subject to backup withholding) or who is otherwise exempt from backup withholding, such as a corporation. In addition, certain foreign persons such as certain nonresident aliens may establish an exemption from, or a reduced rate of, backup withholding by delivering the proper version of Form W-8. Each Aerogen stockholder and, if applicable, each other payee, should complete and sign the Form W-9 included with the letter of transmittal (or other applicable form such as a Form W-8) in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Aerogen stockholders who fail to provide their correct taxpayer identification numbers and the appropriate certifications or to establish an exemption as described above will be subject to backup withholding on taxable proceeds received in the Merger (at a current rate of 28%) and may be subject to a $50 penalty imposed by the IRS. Additional amounts may be withheld as a result of state, local, and foreign taxes. Any amounts withheld from payments to an Aerogen stockholder under the backup withholding rules generally will be allowed as a credit against the Aerogen stockholder's United States federal income tax liability. If the paying agent withholds on a payment to a stockholder and the withholding results in an overpayment of taxes, the stockholder may request a refund from the IRS.

        The foregoing discussion of the federal income tax consequences of the Merger is for our stockholders' general information only. Accordingly, our stockholders should consult their own tax advisors with respect to the particular tax consequences to them of the Merger, including the applicable federal, state, local and foreign tax consequences.

Regulatory Matters

        The transaction is not subject to the requirements of the Hart-Scott-Rodino Act, which prevents transactions meeting certain size tests, and not otherwise exempt, from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the related waiting period expires or is terminated early.

THE MERGER AGREEMENT

        The following description summarizes the material provisions of the Merger Agreement and is qualified in its entirety by reference to the complete text of the Merger Agreement. The Merger Agreement is included as Annex A to this proxy statement. We encourage you to read it carefully and in its entirety. The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Aerogen. Such information can be found elsewhere in this proxy statement and in the other public filings Aerogen makes with the SEC, which are available without charge at www.sec.gov.

Merger Consideration

        Upon completion of the Merger, each outstanding share of Aerogen common stock, other than shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $0.75 in cash, without interest and each outstanding share of Aerogen Series A-1 Preferred Stock, other than shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $29.0251 in cash, without interest. Upon completion of the Merger, no shares of Aerogen Capital Stock will remain outstanding and all shares will automatically be converted into the right to receive the applicable merger consideration and will cease to exist.

Conversion of Shares; Procedures for Exchange of Certificates

        Effective automatically upon completion of the Merger, our common stockholders will have the right to receive $0.75 per share in cash and our Series A-1 Preferred stockholders will have the right to receive $29.0251 per share in cash, in each case without interest. Prior to the effective time of the Merger, Nektar will enter into an agreement with a bank, trust company or other institution to act as paying agent under the Merger Agreement. Promptly after the effective time of the Merger, the paying agent will mail to each record holder of Aerogen shares a letter of transmittal and instructions for use in surrendering certificates in exchange for the merger consideration. No stockholder should surrender any certificates until the stockholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a stock certificate for cancellation to the paying agent, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions, and such other customary documents as the paying agent may reasonably require, the holder of such certificate will be entitled to receive the merger consideration described above pursuant to the Merger Agreement, without any interest thereon. The certificates so surrendered will be canceled.

        In the event of a transfer of ownership of shares of Aerogen Capital Stock which is not registered in our transfer records, payment of the merger consideration may be made with respect to such shares to the transferee if the stock certificate representing such shares is presented to the paying agent, accompanied by all documents reasonably required by the paying agent to evidence such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

        If your stock certificate has been lost, stolen or destroyed, the paying agent will deliver to you the applicable merger consideration for the shares represented by that certificate if:

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  you make an affidavit claiming such certificate has been lost, stolen or destroyed; and

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  if required by Nektar, you post a bond in such reasonable amount as Nektar may direct as indemnity against any claim that may be made with respect to that certificate against Nektar.

        You should not send your certificates now and should send them only pursuant to instructions set forth in the letters of transmittal to be mailed to stockholders promptly after the effective time of the Merger. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this proxy statement and such letters of transmittal.

        One year after the effective time of the Merger, the paying agent will deliver to the surviving corporation any funds made available to the paying agent which have not been disbursed to holders of Aerogen stock certificates. Any holders of certificates who have not complied with the above-described procedures to receive payment of the merger consideration during such one year period may thereafter look only to the surviving corporation for payment of the merger consideration to which they are entitled.

        The cash paid to you upon conversion of your shares of Aerogen Capital Stock will be issued in full satisfaction of all rights relating to the shares of Aerogen Capital Stock.

Effect on Aerogen Stock Options

        Each stock option to acquire Aerogen common stock outstanding at the effective time of the Merger, whether or not then vested or exercisable, will be fully vested in accordance with the terms of our stock option plans and canceled. In consideration of such cancellation, Aerogen will pay to the holder of each such canceled stock option, as soon as practicable after the effective time, a cash payment equal to the product of (1) the excess of $0.75 over the per share exercise price of such stock option, if any, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option, taking into account the vesting acceleration provided for under the terms of our stock option plans.

Effect on Aerogen Employee Stock Purchase Plan

        Our Employee Stock Purchase Plan will be terminated immediately prior to the effective time of the Merger with the last day of the then current offering period being the last business day prior to the effective time. Any purchase rights outstanding at the time of termination of the purchase plan will be exercised, and each share of Aerogen common stock acquired upon exercise of such purchase right will be converted in the Merger into the right to receive $0.75 in cash, without interest.

Effective Time of the Merger

        The Merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by Nektar and Aerogen and specified in the certificate of merger. The filing of the certificate of merger will occur on the closing date. Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub, an indirect wholly-owned subsidiary of Nektar and a party to the Merger Agreement, will merge with and into Aerogen. Aerogen will survive the Merger as an indirect wholly-owned Delaware subsidiary of Nektar.

Representations and Warranties

        The Merger Agreement contains representations and warranties of each party to the agreement. The representations and warranties in the Merger Agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the Merger Agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of Parent and Merger Sub" in Annex A to this proxy statement. However, the assertions embodied in these representations and warranties are qualified by information in a confidential disclosure schedule that Aerogen provided to Nektar in connection with the signing of the Merger Agreement. While Aerogen does not believe that the confidential disclosure schedule contains information that securities laws require it to publicly disclose, other than information that has already been so disclosed, the disclosure schedule does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedule. The disclosure schedule contains information that has been included in Aerogen's general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, which subsequent information may or may not be fully reflected in Aerogen's public disclosures.

        The Merger Agreement contains customary representations and warranties of Aerogen as to, among other things:

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  our organization, good standing and corporate power;

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  our capitalization;

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  authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of our stockholders, third parties and governmental authorities relating to, the Merger Agreement and the transactions contemplated by the Merger Agreement;

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  our SEC documents, undisclosed liabilities and internal controls;

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  certain changes or events since June 30, 2005;

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  legal proceedings;

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  compliance with applicable laws and permits;

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  information in this proxy statement;

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  tax matters;

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  employee benefits and labor matters;

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  environmental matters;

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  contracts;

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  real property;

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  title to properties;

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  intellectual property;

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  insurance;

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  opinion of our financial advisor;

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  brokers and other advisors; and

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  state takeover statutes.

        In addition, the Merger Agreement contains representations and warranties by Nektar and Merger Sub as to:

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  organization, good standing and corporate power;

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  authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of third parties and governmental authorities relating to, the Merger Agreement;

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  governmental approvals;

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  information supplied in this proxy statement;

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  ownership and operations of Merger Sub;

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  the sufficiency of cash resources to pay the merger consideration;

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  brokers and other advisors;

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  non-ownership of capital stock of Aerogen; and

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  Nektar's SEC documents and undisclosed liabilities.

        The representations and warranties of Aerogen, Nektar and Merger Sub will expire upon completion of the Merger or termination of the Merger Agreement.

Covenants

  Conduct of Aerogen Business

        We have agreed in the Merger Agreement that, except as permitted or contemplated by the Merger Agreement or required by law and except for certain actions set forth on a schedule or otherwise consented to by Nektar in writing (which consent, if requested by Aerogen on or after November 10, 2005, may not be unreasonably withheld or delayed), we will carry on our business in the ordinary course, consistent with past practice, comply in all material respects with all applicable laws and the requirements of all material contracts, and use commercially reasonable efforts to maintain and preserve intact our business organization and the goodwill of those having business relationships with us and retain the services of our present officers and key employees.

        In addition, we have agreed that until the effective time of the Merger, subject to specified exceptions, neither we nor any of our subsidiaries may, without Nektar's prior written consent (which, if requested by Aerogen on or after November 10, 2005 may not be unreasonably withheld or delayed):

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  issue, sell, grant, dispose of, pledge or otherwise encumber any shares of our capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of our capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of our capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of our capital stock, voting securities or equity interests;

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  redeem, purchase or otherwise acquire any of our outstanding shares of capital stock or any rights, warrants or options to acquire any shares of our capital stock;

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  except for the quarterly dividends to the holders of Aerogen's Series A-1 Preferred Stock, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of our capital stock or otherwise make any payments to our stockholders in their capacity as such;

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  split, combine, subdivide or reclassify any shares of our capital stock;

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  waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or reprice any options or authorize cash payments in exchange for any options;

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  incur any indebtedness for borrowed money or guarantee any indebtedness;

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  sell, transfer, lease, license, mortgage, encumber or otherwise dispose of (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of our properties or assets (including securities of our subsidiaries) to any person;

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  make any capital expenditures, except in the ordinary course of business consistent with past practice and in an amount not in excess of $1,000,000 in the aggregate during any three-consecutive month period;

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  make any acquisition (by purchase of securities or assets, merger or consolidation, or otherwise) of any other entity, business, division or assets;

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  make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance to, any person;

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  increase in any manner the compensation of or the fringe benefits of, pay or grant any bonus, change of control, severance or termination pay to any of our directors, officers or employees other than increases in salaries, wages and benefits of non-officer employees made in the ordinary course of business consistent with past practice;

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  enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, pension, retirement, severance, deferred compensation or other compensation or benefit plan or agreement with, for or in respect of, any stockholder, director, officer, other employee or consultant;

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  hire officers or directors or non-officer employees other than pursuant to offer letters and agreements in the ordinary course of business consistent with past practice and which are "at will";

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  make or change any material election concerning taxes or tax returns, settle or compromise any tax liability or refund, file any amendment to a tax return, enter into any closing agreement or consent to any extension or waiver of any limitation period with respect to taxes;

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  make any material changes in financial or tax accounting methods, principles or practices or change an annual accounting period, except insofar as may be required by a change in generally accepted accounting principles or applicable law;

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  except for the charter amendment, amend our charter documents or the charter documents of our subsidiaries;

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  adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

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  enter into any binding agreement, agreement in principle, letter or intent, memorandum of understanding or similar agreement with respect to any material joint venture, strategic partnership or alliance;

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  commence or settle any lawsuit, threat of any lawsuit or proceeding or other investigation by or against Aerogen or any subsidiary or relating to any of their businesses, properties or assets;

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  grant any exclusive rights with respect to any of Aerogen's intellectual property;

  •
  enter into or renew any contracts containing, or otherwise subject Aerogen or Nektar to, any non-competition, exclusivity, "most favored nations" or other preferential pricing or other material restrictions on Aerogen or Nektar, or any of their respective businesses, following the closing of the Merger;

  •
  modify or amend in a manner adverse in any material respect to Aerogen, or terminate any material contract in effect as of the date of the Merger Agreement, or waive, release or assign any material rights or claims thereunder, in each case, in a manner adverse in any material respect to Aerogen, other than any modification, amendment or termination of any such material contract in the ordinary course of business, consistent with past practice; or

  •
  agree, in writing or otherwise, to take any of the foregoing actions.

        The covenants in the Merger Agreement relating to the conduct of our business are complicated and not easily summarized. You are urged to read carefully and in its entirety the section of the Merger Agreement entitled "Conduct of Business of the Company" in Annex A to this proxy statement.

  No Solicitation of Transactions by Aerogen

        We have agreed, prior to the Merger becoming effective or the Merger Agreement being terminated in accordance with its terms, to certain limitations on our ability to take action with respect to other acquisition transactions. Except as set forth below, we have agreed not to (and to cause our subsidiaries' respective directors, officers and agents not to):

  •
  solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any announcement of, or the initiation of any proposals that constitute, or any inquiry or proposal from any third party that would reasonably be expected to lead to, any Takeover Proposal (as defined below);

  •
  participate in any discussions or negotiations regarding, or furnish any non-public information with respect to, any takeover proposal; or

  •
  enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Takeover Proposal;

and have agreed that:

  •
  as promptly as practicable after any member of our Board or any of our officers becomes aware of the receipt by Aerogen of any Takeover Proposal or any request for non-public information or inquiry that could reasonably be expected to lead to a Takeover Proposal, we must provide Nektar with oral and written notice of the material terms and conditions of the Takeover Proposal, request or inquiry; the identity of the party(ies) making the Takeover Proposal, request or inquiry and a copy of the Takeover Proposal, request for non-public information or inquiry that is in writing, and keep Nektar currently and reasonably informed regarding the status and material details of the Takeover Proposal, request or inquiry;

  •
  neither the Board nor any committee thereof will withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Nektar, the Board's recommendation that our stockholders adopt the Merger Agreement;

  •
  neither Aerogen nor any of its officers or members of the Board will recommend, and neither the Board nor any committee thereof will approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal; and

  •
  neither the Board nor any committee thereof will authorize or cause Aerogen to enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or similar agreement related to any Takeover Proposal.

        Notwithstanding these limitations:

  •
  if we receive a bona fide written Takeover Proposal not solicited by Aerogen in violation of the non-solicitation provisions of the Merger Agreement that the Board determines in good faith (after consultation with its financial advisor) is reasonably likely to result in a Superior Proposal (as defined below) and with respect to which the Board determines in good faith, after consulting with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to our stockholders, then we may (but only prior to obtaining stockholder approval of the Merger), in response to such Takeover Proposal (1) furnish information to the person making such Takeover Proposal, but only after such person enters into a confidentiality agreement with us and provided that we concurrently with the delivery to such person, we deliver to Nektar written notice of our intent to furnish such information to such person and furnish to Nektar all such information not previously provided to it, and (2) participate in discussions and negotiations with such person regarding such Takeover Proposal (provided that Aerogen gives Nektar written notice of Aerogen's intent to enter into such discussions and negotiations); and

  •
  prior to obtaining stockholder approval of the Merger Agreement the Board may, in response to the receipt of a Superior Proposal (which has not been withdrawn), withdraw or modify its recommendation that our stockholders adopt the Merger Agreement (a "Change in Recommendation"), and following any such Change in Recommendation, may approve or recommend (and propose publicly to approve or recommend) such Superior Proposal, and may, contemporaneously with the termination of the Merger Agreement, cause Aerogen to enter into a letter of intent, agreement, in principle, memorandum of understanding, merger, acquisition or purchase agreement or other agreement related to any superior Proposal if (1) Aerogen has delivered written notice that Aerogen intends to effect a Change of Recommendation at least two business days (the "Match Period") prior to publicly effecting the Change of Recommendation, (2) Aerogen has provided to Nektar a copy of all written information related to Aerogen that was delivered to the person making the Superior Proposal, (3) during the Match Period, Aerogen provides Nektar with a reasonable opportunity to make such adjustments in the terms and conditions of the Merger Agreement, and negotiates in good faith with respect to any such adjustments proposed by Nektar, as would enable Aerogen to recommend that the stockholders adopt the Merger Agreement and not make a Change of Recommendation; (4) the Board has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of such Superior Proposal and after considering any binding written offer made by Nektar, the failure of the Board to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations under applicable law; and (5) such Superior Proposal has not resulted from Aerogen willfully and materially breaching any of the non-solicitation provisions.

        We cannot submit to the vote of our stockholders any Takeaway Proposal, or publicly propose to do so, unless the Merger Agreement has been validly terminated in accordance with its terms.

        Under the Merger Agreement, "Takeover Proposal" means any proposal or offer from any person (other than Nektar and its affiliates) providing for any:

  •
  acquisition (whether in a single transaction or a series of related transactions) of our assets having a fair market value equal to 20% or more of our consolidated assets;

  •
  direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of the voting power of Aerogen;

  •
  tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the voting power of Aerogen;

  •
  merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving us (other than mergers, consolidations, business combinations or similar transactions involving solely us and/or one or more of our subsidiaries or that if consummated would result in a person beneficially owning not more than 20% of any class of our equity securities, in each case excluding the Merger); or

  •
  any liquidation or dissolution of Aerogen.

        However, for purposes of the termination fee provisions of the Merger Agreement, as described below under "Fees and Expenses," the references to "20%" in the definition of Takeover Proposal will instead refer to "50%".

        Under the Merger Agreement, "Superior Proposal" means a bona fide written offer to acquire, for consideration consisting of cash and/or securities, all or substantially all of the assets of Aerogen or a majority of the total outstanding voting securities of Aerogen, as a result of which our stockholders immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction and any direct or indirect parent or subsidiary of such entity, which is on terms and conditions which our Board determines in its good faith judgment (after consultation with an its financial advisor), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the person making the offer, to be more favorable, from a financial point of view, to Aerogen's stockholders than the Merger and is reasonably capable of being consummated.

  Other Covenants

        The Merger Agreement contains a number of other covenants, including covenants relating to:

  •
  preparation of this proxy statement and holding of the stockholders meeting;

  •
  recommendation by our Board that our stockholders adopt the Merger Agreement;

  •
  cooperate and use commercially reasonable efforts to consummate the Merger;

  •
  public announcements;

  •
  access to information and confidentiality;

  •
  notification of breaches of representations and warranties, breaches of covenants and certain other matters;

  •
  indemnification and insurance;

  •
  securityholder litigation;

  •
  fees and expenses; and

  •
  third party consents.

Conditions to the Merger

        The parties' obligations to complete the Merger are subject to the following conditions:

  •
  the adoption of the Merger Agreement and approval of the Certificate of Amendment by the requisite vote of Aerogen's stockholders; and

  •
  no law, injunction, judgment or ruling by any governmental authority will have been enacted or will be in effect that enjoins, restrains, prevents or prohibits the completion of the Merger or makes the completion of the Merger illegal.

        Nektar's and Merger Sub's obligations to complete the Merger are also subject to the following conditions:

  •
  our representations and warranties must be true and correct as of the date of the Merger Agreement and as of the closing date of the Merger (as though made on the closing date), except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined below) on us;

  •
  certain capitalization representations and warranties must be true and correct in all material respects as of the closing date of the Merger as though made on the closing date, except to the extent the failure to be so true and correct does not result in an increase of at least 5% of the number of shares of our common stock, determined on a fully-diluted, treasury-stock basis, or of the number of shares of our preferred stock;

  •
  we must have performed in all material respects all of our obligations under the Merger Agreement;

  •
  Nektar must receive a certificate signed on our behalf by our CEO or CFO certifying as to the matters described in the immediately preceding three bullet points;

  •
  since the date of the Merger Agreement through the closing date of the Merger, there must not have been any change, event, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on us; and

  •
  there must not be any legal, administrative, arbitral or other proceeding pending before any governmental entity in which a governmental entity is a party that would or would reasonably be expected to restrain, enjoin, prevent, prohibit or make illegal the completion of the Merger or other transactions contemplated by the Merger Agreement or impose material limitations on the ability of Nektar to effectively exercise full rights of ownership of Aerogen.

        The Merger Agreement provides that a "material adverse effect" on us means any change, event, occurrence, violation of any legal, contractual or similar obligation, inaccuracy, effect or circumstance (any such item, an "Effect") which, individually, or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of a material adverse effect:

  •
  is materially adverse to our business or assets (tangible or intangible), capitalization, results of operations or financial condition; or

  •
  materially impedes our authority to consummate the Merger and other transactions contemplated by the Merger Agreement;

  •
  provided, however, that none of the following will be deemed either alone or in combination to constitute, and none of the following will be taken into account in determining whether there has been or will be, a material adverse effect on us: (A) any Effect to the extent resulting from changes to the U.S. or global economy in general (except to the extent such changes have a materially disproportionate effect on us); (B) any Effect to the extent resulting from changes in the industries in which the Company operates (except to the extent such changes have a materially disproportionate effect on us); (C) any Effect to the extent resulting from fluctuations in the value of currencies; (D) any Effect to the extent resulting from acts of terrorism, war, national or international calamity or any other similar event (except to the extent such Effect has a materially disproportionate effect on us); (E) any Effect to the extent resulting from the announcement or pendency of the Merger Agreement or any of the transactions contemplated by the Merger Agreement (including any Effect to the extent resulting from any litigation, any loss of or delay in placing customer orders or any departure or loss of employees to the extent arising from such announcement or pendency of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement); (F) any Effect to the extent resulting from our failure to meet internal or analysts' expectations or projections (however, the underlying circumstances giving rise to such failure may be taken into account unless otherwise excluded pursuant to this paragraph); (G) any Effect resulting from expenditures of up to $4.5 million in cash in each successive 90 day period beginning after August 12, 2005 in the ordinary course of business; provided, however, that this clause "(G)" shall no longer qualify the definition of "material adverse effect" if all three of the following conditions are met: (1) our available cash is less than $1.5 million; (2) Nektar offers to provide us (and does provide if we accept such offer) with an unsecured loan at an interest rate of the lower of (a) the maximum interest rate permissible by law and (b) 15%, payable not earlier than the earlier to occur of (x) the date thirty days following the consummation of a Takeover Proposal (for purposes of this paragraph all references to "20%" in the definition of "Takeover Proposal" shall be deemed to refer to "50%" instead) and (y) the first anniversary of the date of the loan, in an amount sufficient to operate our business in the ordinary course of business from the date of such offer through February 12, 2006, but in no event greater than $10 million, that is not convertible into equity and is otherwise on commercially reasonable terms (the "Loan"); and (3) we do not accept the Loan within five business days of receiving such offer from Nektar.

        Our obligation to complete the Merger is also subject to the following conditions:

  •
  Nektar's and Merger Sub's representations and warranties must be true and correct as of the date of the Merger Agreement and as of the closing date of the Merger (as though made on the closing date), except as would not reasonably be expected to prevent or materially delay or materially impair the ability of Nektar to consummate the Merger;

  •
  Nektar and Merger Sub must have performed in all material respects all of their respective obligations under the Merger Agreement; and

  •
  We must receive a certificate signed on behalf of Nektar's CEO or CFO certifying as to the matters described in the immediately preceding two bullet points.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the effective time of the Merger:

  •
  by mutual written consent of Aerogen and Nektar;

  •
  by either Aerogen or Nektar if:

  •
  the Merger is not completed on or before February 12, 2006; provided that a party may not so terminate the Merger Agreement if the failure of the Merger to be completed on or before February 12, 2006 was primarily due to the failure of such party or any affiliate of such party to perform any of its obligations under the Merger Agreement;

  •
  any law, injunction, judgment or ruling shall have been enacted and shall have become final and nonappealable that enjoins, restrains, prevents or prohibits the completion of the Merger or makes the completion of the Merger illegal; or

  •
  the required vote of our stockholders is not obtained to adopt the Merger Agreement and approve the Certificate of Amendment at a meeting of our stockholders duly convened therefore or at any adjournment thereof;

  •
  by Nektar:

  •
  if we breach a representation, warranty, covenant or agreement in the Merger Agreement such that we do not perform in all material respects all obligations required to be performed by us under the Merger Agreement prior to the closing date of the Merger, or any representation or warranty shall have become untrue, subject to specified materiality thresholds and our ability to cure such breach; or

  •
  if (a) the Board: withdraws or modifies in a manner adverse to Nektar its recommendation that our stockholders adopt the Merger Agreement; fails to reconfirm such recommendation or fails to recommend against a Takeover Proposal under certain circumstances; or adopts resolutions approving or recommending any Takeover Proposal; or (b) we enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition or purchase agreement related to any Takeover Proposal (except for certain confidentiality agreements);

  •
  by us:

  •
  if Nektar breaches a representation, warranty, covenant or agreement in the Merger Agreement such that Nektar does not perform in all material respects all obligations required to be performed by it under the Merger Agreement prior to the closing date of the Merger, or any representation or warranty shall have become untrue, subject to specified materiality thresholds and the ability of Nektar to cure such breach; and

  •
  following the Board's determination to accept, or enter into a definitive agreement with respect to, a Superior Proposal, provided that we have complied with certain of the no-solicitation provisions described above and contemporaneously with such termination, we pay the termination fee discussed below.

Fees and Expenses

        Pursuant to the Merger Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such fees or expenses. However, we must pay to Nektar an amount equal to $1,120,000 under any of the following circumstances:

  •
  we terminate the Merger Agreement pursuant to the provision allowing for termination by us to accept a Superior Proposal as described above;

  •
  Nektar terminates the Merger Agreement pursuant to the provision allowing for termination if the Board withdraws or modifies its recommendation, fails to reaffirm such recommendation or fails to recommend against a Takeover Proposal under certain circumstances, or adopts resolutions approving or recommending any Takeover Proposal, or if we enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition or purchase agreement related to any Takeover Proposal (except for certain confidentiality agreements);

  •
  (1) we or Nektar terminate the Merger Agreement pursuant to the provision allowing for termination for failure to obtain our stockholders' approval, (2) at the time of our stockholder meeting a Takeover Proposal (for purposes of this paragraph, the references to "20%" in the definition of "Takeover Proposal" are deemed to refer to "50%") has been publicly announced (and not withdrawn); and (3) within twelve months after the date of the termination of the Merger Agreement we and the person who had made such Takeover Proposal consummate an Acquisition Transaction (as defined below); or

  •
  (1) we terminate the Merger Agreement pursuant to the provision allowing for termination if the Merger is not consummated on or by February 12, 2006, (2) a Takeover Proposal (for purposes of this paragraph, the references to "20%" in the definition of "Takeover Proposal" are deemed to refer to "50%") has been publicly announced (and not withdrawn); and (3) within twelve months after the date of the termination of the Merger Agreement we and the person who had made such Takeover Proposal consummate an Acquisition Transaction (as defined below).

        Under the Merger Agreement, "Acquisition Transaction" means any transaction or series of transactions involving:

  •
  an acquisition (whether in a single transaction or a series of related transactions) of our assets having a fair market value equal to 50% or more of Aerogen's consolidated assets;

  •
  direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 50% or more of the voting power of Aerogen;

  •
  tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of the voting power of Aerogen; or

  •
  merger, consolidation, share exchange, business combination, recapitalization or similar transaction (other than liquidation or dissolution of our wholly-owned subsidiaries) or similar transaction involving us (other than mergers, consolidations, business combinations or similar transactions (1) involving solely us and/or one or more of our subsidiaries and (2) that if consummated would result in a person beneficially owning not more than 50% of any class of our equity securities in each case excluding the Merger).

PROPOSAL 2:
THE CERTIFICATE OF AMENDMENT

        The following description summarizes the material provisions of the Certificate of Amendment and is qualified in its entirety by reference to the complete text of the Certificate of Amendment. The Certificate of Amendment is included as Annex D to this proxy statement. We encourage you to read it carefully and in its entirety. The Certificate of Amendment has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Aerogen. Such information can be found elsewhere in this proxy statement and in the other public filings Aerogen makes with the SEC, which are available without charge at www.sec.gov.

Dividend Rights

        Section 3(a) of the Certificate of Designations provides for quarterly dividends payable to the holders of the Company's Series A-1 Preferred Stock. The Certificate of Amendment provides that such dividends, including the dividends for the quarters ended June 30, 2005 and September 30, 2005, shall not accrue or be payable so long as the Merger Agreement is effective. Therefore, if the Certificate of Amendment is approved and the Merger closes as anticipated, no dividends will be paid to the holders of the Series A-1 Preferred Stock for the quarter ended June 30, 2005 or thereafter. If the Merger does not close, then upon termination of the Merger Agreement the dividends would be reinstated and become due and payable in accordance with the Certificate of Designations and Certificate of Amendment.

Liquidation Rights

        Under Section 4(c) of the Certificate of Designations, the holders of a majority of the Series A-1 Preferred Stock, including Xmark Fund, L.P. and Xmark Fund, Ltd., may elect to treat the Merger as a dissolution or winding up of the Company, which would entitle the holders of Series A-1 Preferred Stock to receive out of the merger consideration thirty dollars ($30.00) per share of Preferred Stock held by them (the "Liquidation Preference Payment"), prior to any payment to the holders of Common Stock, and also thereafter to participate on an as-converted basis in any distributions to holders of Aerogen common stock. The Certificate of Amendment provides that the Merger shall not constitute such a dissolution or winding up of the Company, and states that if the Merger is consummated, the holders of Series A-1 Preferred Stock will have rights only to the consideration specified in the Merger Agreement.

Recommendation of the Board of Directors

        At a meeting of the Board held on August 12, 2005, the Board determined that the Merger Agreement and the Merger were in the best interests of Aerogen and its stockholders, approved the Merger Agreement, the Merger and the Certificate of Amendment and recommended that Aerogen's stockholders adopt the Merger Agreement and approve the Merger Agreement and the Certificate of Amendment.

        Aerogen's board of directors recommends that its stockholders vote "FOR" the Certificate of Amendment.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Aerogen's common stock and preferred stock as of August 12, 2005, except as otherwise noted, (i) by each person, entity or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of persons or entities known by Aerogen to be beneficial owners of more than 5% of Aerogen's common stock, (ii) by each director, the chief executive officer and each of the four other most highly compensated executive officers, and (iii) by all executive officers and directors as a group. Percentage ownership is based on 8,337,246 shares of Aerogen common stock and 887,061 shares of Series A-1 Preferred outstanding on August 12, 2005, together with options or warrants for each stockholder that are currently exercisable or exercisable within 60 days of August 12, 2005. These shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. This table is based upon information supplied to us by officers, directors and principal stockholders and filings made with the Securities and Exchange Commission. Except as described below, each person has sole voting and investment power with respect to the common stock and preferred stock described in the table. Unless otherwise indicated, the address of each of the individuals named below is: c/o Aerogen, Inc., 2071 Stierlin Court, Suite 100, Mountain View, California 94043.

Beneficial Ownership	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Total(2)	Shares of Preferred Stock Beneficially Owned	Percent of Preferred Stock Total
5% Holders
Entities Affiliated with Xmark Asset Management, LLC(3) 152 West 57th, 21st Floor New York, NY 10019	1,133,330	6.59%	113,333	12.78%
Evan Sturza(4) 156 West 56th Street, 16th Floor New York, NY 10019	859,000	4.99%	35,000	*
Entities Affiliated with OrbiMed Advisors, LLC(5) 767 Third Avenue, 30th Floor New York, NY 10017	859,000	4.99%	200,000	22.55%
Entities Affiliated with HealthCap(6) c/o HealthCap IV, GP SA 18 Avenue d'Ouchy 1006 Lausanne Switzerland	859,000	4.99%	166,666	18.78%
Perceptive Life Sciences Master Fund, LLC(7) c/o Perspective Advisors, LLC 5437 Connecticut Avenue NW, Suite 100 Washington, DC 20015	859,000	4.99%	118,333	13.34%

Entities Affiliated with North Sound Capital, LLC(8) 53 Forest Avenue, Suite 202 Old Greenwich, CT 06870	859,000	4.99%	*	*
Entities Affiliated with BVF Partners LP(9) 227 West Monroe Street, Suite 4800 Chicago, Illinois 60606	859,000	4.99%	*	*
SF Capital Partners, Ltd.(10) c/o Staro Asset Management, LLC 3600 South Lake Drive St. Francis, WI 53235	859,000	4.99%	43,410	4.89%
Entities Affiliated with ProMed Management, Inc.(11) 125 Cambridgepark Drive Cambridge, MA 02140	859,000	4.99%	8,000	*
Entities Affiliated with Pequot Capital Management, Inc.(12) 500 Nyala Farm Rd. Westport, CT 06880	859,000	4.99%	*	*
SDS Capital Group SPC, Ltd.(13) c/o SDS Capital Group 53 Forest Avenue, Suite 203 Old Greenwich, CT 06870	859,000	4.99%	45,000	5.07%
Directors and Executive Officers:
Jane E. Shaw, Ph.D.(14)	683,401	3.86%	17,155	1.93%
Yehuda lvri(15)	227,708	1.32%	*	*
John S. Power(16)	173,509	*	*	*
Robert Roe	*	*	*	*
Jean-Jacques Bienaimé(17)	15,531	*	*	*
John Hodgman	*	*	*	*
Robert S. Breuil(18)	135,201	*	*	*
Bernard Collins(19)	17,116	*	*	*
Robert S. Fishman(20)	130,303	*	*	*
Phyllis I. Gardner, M.D.(21)	13,777	*	*	*
Nancy Isaac, J.D.(22)	96,158	*	*	*
Angela Strand(23)	99,110	*	*	*
Mauro Folena	*	*	*	*
Stacy Pryce	31,116	*	*	*
All executive officers and directors as a group (14 persons)(24)	2,733,910	14.77%	17,155	1.93%

*
Percentages are not shown if holdings total less than 1% of total outstanding shares.

(1)
Includes outstanding stock options that will be vested on or before August 12, 2005, to purchase shares of Aerogen common stock, as described in the footnotes below. Nektar may be deemed to beneficially own shares of Aerogen common stock and Series A-1 Preferred Stock as a result of the voting agreements and irrevocable proxies executed in favor of Nektar by one of our directors, two other senior executive officers and certain Series A-1 investors, including Xmark Fund, L.P. and Xmark Fund, Ltd. as described under "The Merger—Voting Agreements."

(2)
The conversion of Series A-1 Preferred Stock ("Preferred Stock") into common stock and the exercise of the Warrants covered in this table is limited so that no holder of Preferred Stock or Warrants covered by this table may beneficially own (with such holder's affiliates) more that 4.99% of Aerogen's then-outstanding common stock (the "4.99% limitation"). Each stockholder may waive the 4.99% limitation upon 61 days' written notice to Aerogen. The shares numbers in this column represent the maximum number of shares of common stock that each selling stockholder subject to the 4.99% limitation could hold upon conversion of its Preferred Stock or exercise of its Warrants, based on 8,337,246 shares of common stock outstanding as of August 12, 2005, and accounting for the shares resulting from the conversion or exercise.

(3)
Includes 503,370 shares issuable upon the conversion of Preferred Stock held by Xmark Fund, LP and 629,960 shares issuable upon the conversion of Preferred Stock held by Xmark Fund, Ltd. that are or will be convertible within 60 days of August 12, 2005, for a total of 1,133,330 shares which would, in aggregate, represent 12.0% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding Common Stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to Aerogen. On November 3, 2004, Xmark Fund, LP and Xmark Fund, Ltd., provided a written waiver of this limitation to Aerogen. Accordingly, as of January 3, 2005, this 4.99% limitation on conversion no longer applies to the shares of Preferred Stock held by these two funds. Xmark Asset Management, LLC ("XAM"), serves as investment manager for each of Xmark Fund, LP and Xmark Fund, Ltd., as well as various other private investment funds. Mitchell D. Kaye is the Manager of XAM, and as such, Mr. Kaye possesses the power to vote and direct the disposition of all securities held by Xmark Fund, LP and Xmark Fund, Ltd. The foregoing is based in part on shareholding information provided by the holder in connection with the voting agreement executed in favor of Nektar.

(4)
Information is as provided by the holder in a Schedule 13G/A filed with the SEC on June 23, 2005. Includes (i) 317,500 shares of common stock; (ii) 335,000 shares issuable upon conversion of preferred stock; and (iii) 335,000 shares issuable upon exercise of a warrant. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to Aerogen. Evan Sturza is the owner of two separate entities that are exempt from registration under the Investment Advisors Act of 1940 (Ursus Capital Management LLC and Ursus Capital Management Corp.) and provide investment management services to two privately owned entities exempt from registration under the Investment Company Act of 1940 (Ursus Capital, L.P. and Ursus Management LLC). Each of the entities, which have different beneficial owners, hold less than five percent of the common stock of Aerogen, but the aggregate holdings of the two entities exceed five percent of the common stock of Aerogen. Ursus Capital, L.P. is managed by Ursus Capital Management LLC. Evan Sturza is the sole member of Ursus Capital Management LLC, and possesses the power to vote and to direct the disposition of all securities held by Ursus Capital, L.P. Ursus Offshore, Ltd. is managed by Ursus Capital Management Corp. Evan Sturza is the investment manager of Ursus Capital Management Corp. and possesses the power to vote and to direct the disposition of all securities held by Ursus Offshore Ltd. For the purposes of Rule 13d-3 of the Securities Exchange Act of 1934, Mr. Sturza may be deemed to be the beneficial owner of the common stock of the Issuer held by these two separate entities. Mr. Sturza disclaims beneficial ownership of such shares common stock.

(5)
Includes (i) 6,543 shares of common stock held by Capital Master Fund Ltd.; (ii) 44,185 shares of common stock held by UBS Eucalyptus Fund LLC; (iii) 500,000 shares issuable upon the conversion of Preferred Stock held by Caduceus Capital Master Fund Ltd.; (iv) 215,000 shares issuable upon the conversion of Preferred Stock held by Cadeceus Capital II, LP; (v) 500,000 shares issuable upon the conversion of Preferred Stock held by UBS Eucalyptus Fund, LLC; (vi) 60,000 shares issuable upon the conversion of Preferred Stock held by PW Eucalyptus Fund, Ltd; (vii) 650,000 shares issuable upon the conversion of Preferred Stock held by Finsbury Worldwide Pharmaceutical Trust; (viii) 75,000 shares issuable upon the conversion of Preferred Stock held by HFR SHC Aggressive Master Fund, that are or will be convertible within 60 days of August 12, 2005; (ix) 500,000 shares issuable upon the exercise of a warrant held by Caduceus Capital Master Fund Ltd.; (x) 215,000 shares issuable upon the exercise of a warrant held by Caduceus Capital II, LP; (xv) 500,000 shares issuable upon the exercise of a warrant held by UBS Eucalyptus Fund, LLC; (xi) 60,000 shares issuable upon the exercise of a warrant held by PW Eucalyptus Fund, Ltd; (xii) 650,000 shares issuable upon the exercise of a warrant held by Finsbury Worldwide Pharmaceutical Trust; (xiii) 75,000 shares issuable upon the exercise of a warrant held by HFR SHC Aggressive Master Fund, that are or will be exercisable within 60 days of August 12, 2005, (xiv) 37,642 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Capital Master Fund Ltd. for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; (xv) 19,001 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Caduceus Capital II, LP for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; (xvi) 5,303 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by PW Eucalyptus Fund, Ltd. for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; (xvii) 57,440 shares issued of issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Finsbury Worldwide Pharmaceutical Trust for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; and (xviii) 6,629 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by HFR SHC Aggressive Master Fund for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005, for a total of 4,176,743 shares which would, in aggregate, represent 33.9% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to Aerogen. OrbiMed Advisors LLC and OrbiMed Capital LLC act as investment advisers to certain collective investment funds. Samuel D. Isaly owns a controlling interest in OrbiMed Advisors LLC and OrbiMed Capital LLC. OrbiMed Capital LLC is the investment adviser for Finsbury Worldwide Pharmaceutical Trust and HFR SHC Aggressive Master Fund. OrbiMed Advisors LLC is the investment adviser for Winchester Global Trust Company. OrbiMed Advisors LLC is also the general partner of Capital II, which is the joint venture partner of UBS Eucalyptus Fund, LLC and of PW Eucalyptus Fund, Ltd. As such, Mr. Isaly has the power to vote and to direct the disposition of all the securities held by Winchester Global Trust

  Company, UBS Eucalyptus Fund, LLC, PW Eucalyptus Fund, Ltd., Finsbury Worldwide Pharmaceutical Trust and HFR SHC Aggressive Master Fund. The foregoing is based in part on shareholding information provided by the holder in connection with the voting agreement executed in favor of Nektar.

(6)
Includes (i) 1,371 shares of common stock held by OFCO Club IV; (ii) 660,650 shares issuable upon the conversion of Preferred Stock held by HealthCap IV Bis, LP; (iii) 914,300 shares issuable upon the conversion of Preferred Stock held by HealthCap IV, LP; (iv) 66,710 shares issuable upon the conversion of Preferred Stock held by HealthCap IV KB; (v) 25,000 shares issuable upon the conversion of Preferred Stock held by OFCO Club IV that are or will be convertible within 60 days of August 12, 2005; (vi) 660,651 shares issuable upon the exercise of a warrant held by HealthCap IV Bis, LP; (vii) 914,300 shares issuable upon the exercise of a warrant held by HealthCap IV, LP; (viii) 66,709 shares issuable upon the exercise of a warrant held by HealthCap IV KB; (ix) and 25,000 shares issuable upon the exercise of a warrant held by OFCO Club IV that are or will be exercisable within 60 days of August 12, 2005; (x) 58,381 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by HealthCap IV Bis, LP for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; (xi) 80,796 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by HealthCap IV, LP for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; (xii) 5,897 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by HealthCap IV KB for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; and (xiii) 2,211 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by OFCO Club IV for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005, for a total of 3,481,976 shares which would, in aggregate, represent 29.8% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to Aerogen. HealthCap IV GP S.A. is the general partner of HealthCap IV, L.P. and HealthCap IV Bis, L.P. and possesses, through its board of directors, the power to vote and direct the disposition of all securities held by HealthCap IV, L.P. and HealthCap IV Bis, L.P. The board of directors of HealthCap IV GP S.A., consists of Peder Fredrikson, a Swedish citizen and Francois Kaiser, a Swiss citizen. HealthCap IV GP AB is the general partner of HealthCap IV KB and possesses, through its board of directors, the power to vote and direct the disposition of all securities held by HealthCap IV KB. The board of directors of HealthCap IV GP AB consists of Johan Christenson, Anki Forsberg, Staffan Lindstrand, Magnus Persson, Björn Odlander and Per Samuelsson, each of whom are Swedish citizens. Odlander Fredrikson & Co AB as a member of OFCO Club IV and acting on behalf of the other members of OFCO Club IV has the power to vote and direct the disposition of all securities held by OFCO Club IV. Odlander Fredrikson & Co. AB is in turn controlled by Mr. Fredrikson and Mr. Odlander. Each of HealthCap IV, L.P., HealthCap IV Bis, L.P., HealthCap IV KB and OFCO Club IV are parties to a parallel investment agreement pursuant to which each of them has agreed to invest in parallel. The Odlander, Fredrikson Group acts as investment advisor to each of HealthCap IV, L.P., HealthCap IV Bis, L.P. and HealthCap IV KB. The foregoing is based in part on shareholding information provided by the holder in connection with the voting agreement executed in favor of Nektar.

(7)
Includes (i) 55,974 shares of common stock; (ii) 1,183,330 shares issuable upon the conversion of Preferred Stock which are or will be convertible within 60 days of August 12, 2005; (iii) 1,333,330 shares issuable upon the exercise of a warrant that is or will be exercisable within 60 days of

  August 12, 2005; and (iv) 109,342 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Perceptive Life Sciences Master Fund, Ltd. ("Perceptive") for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005, for a total of 2,681,976 shares which, in aggregate, would represent 24.7% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to Aerogen. Joseph E. Edelman is the Managing Member of Perceptive Advisors, LLC, the Investment Manager of Perceptive. As such, Mr. Edelman has sole dispositive and voting authority for all Perceptive's shares.

(8)
Includes (i) 7,166 shares of common stock held by North Sound Legacy Fund LLC; (ii) 218,853 shares of common stock held by North Sound Legacy International Fund Ltd.; (iii) 12,413 shares of common stock held by North Sound Legacy Institutional Fund LLC; (iv) 40,000 shares issuable upon the exercise of a warrant held by North Sound Legacy Fund, LLC; (v) 975,000 shares issuable upon the exercise of a warrant held by North Sound Legacy International, Ltd.; (vi) 485,000 shares issuable upon the exercise of a warrant held by North Sound Legacy Institutional Fund, LLC that are or will be exercisable within 60 days of August 12, 2005(vii) 1,910 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by North Sound Legacy Fund, LLC for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; (viii) 40,789 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by North Sound Legacy International, Ltd. for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; and (ix) 20,998 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by North Sound Legacy Institutional Fund, LLC for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005, for a total of 1,802,532 shares which, in aggregate, would represent 18.3% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to Aerogen. North Sound Capital LLC is the investment advisor of North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC, and North Sound Legacy International Ltd. Thomas McAuley is the managing member of North Sound Capital LLC, and is the individual with the power to vote and to direct the disposition of all securities held by North Sound Legacy Fund, LLC, North Sound Legacy International, Ltd. and North Sound Legacy Institutional Fund, LLC.

(9)
Includes (i) 500,000 shares issuable upon the exercise of a warrant held by Biotechnology Value Fund, L.P.; (ii) 316,663 shares issuable upon the exercise of a warrant held by Biotechnology Value Fund II, L.P.; (iii) 766,664 shares issuable upon the exercise of a warrant held by BVF Investments, L.L.C.; and (iv) 83,333 shares issuable upon the exercise of a warrant held by Investment 10, L.L.C., that are or will be exercisable within 60 days of August 12, 2005, for a total of 1,666,660 shares which would, in aggregate, represent 16.7% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable).

(10)
Includes (i) 29,707 shares of common stock; (ii) 434,100 shares of common stock issuable upon the conversion of Preferred Stock which are or will be convertible within 60 days of August 12, 2005; (iii) 1,119,785 shares issuable upon exercise of warrants that are or will be exercisable within 60 days of August 12, 2005; and (iv) 59,203 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by SF Capital Partners, Ltd. ("SF Capital") for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005, for a total of 1,642,795 shares which would, in aggregate, represent 22.0% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to Aerogen. In addition, no warrant issued to SF Capital can be exercised if it would result in SF Capital and/or its affiliates beneficially owning more than 9.999% of our outstanding common stock. This provision cannot be waived. Michael A. Roth and Brian J. Stark have the power to vote and to direct the disposition of all securities owned by SF Capital Partners Ltd.

(11)
Includes (i) 449,480 shares of common stock ProMed Partners LP; (ii) 82,336 shares of common stock ProMed Partners II LP; (iii) 72,564 shares of common stock held by ProMed Offshore Fund Ltd.; (iv) 80,000 shares issuable upon conversion of Preferred Stock held by David B. Musket; (v) 83,330 shares issuable upon the exercise of warrants held by Paul Scharfer; (vi) 80,000 shares issuable upon the exercise of warrants held by David B. Musket; (vii) 120,942 shares of common stock held by David B. Musket; (viii) 222,900 shares issuable upon the exercise of a warrant held by ProMed Partners LP; (ix) 41,100 shares issuable upon the exercise of a warrant held by ProMed Partners II, LP.; (x) 36,000 shares issuable upon the exercise of a warrant held by ProMed Offshore Fund, Ltd. that are exercisable within 60 days of August 12, 2005; (xi) 12,213 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by ProMed Partners, LP for the quarters ended March 31, June 30, September 30, and December 31, 2004; (xii) 2,254 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by ProMed Partners II, LP for the quarters ended March 31, June 30, September 30, and December 31, 2004; (xiii) 1,973 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by ProMed Offshore Fund, Ltd. for the quarters ended March 31, June 30, September 30, and December 31, 2004; (xiv) 2,653 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Paul Scharfer for the quarters ended March 31, June 30, September 30, 2004; (xv) 7,071 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by David B. Musket for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; (xvi) 1,533 shares of common stock held by Barry Kurokawa and (xvii) 124,579 shares of common stock held by ProMed Offshore Fund II, Ltd., for a total of 1,420,928 shares which would, in aggregate, represent 16.0% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to Aerogen. ProMed Partners, L.P., ProMed Partners II, L.P. and ProMed Offshore Fund, Ltd. are managed by ProMed Management, Inc. Barry Kurokawa and David B. Musket are the investment managers of ProMed Management, Inc. and as such, Mr. Kurokawa and Mr. Musket possess the power to vote and to direct the disposition of all securities held by ProMed Partners, L.P., ProMed Partners II, L.P., and ProMed Offshore Fund, Ltd.

(12)
Includes (i) 149,840 shares of common stock held by Pequot Scout Fund LP; (ii) 69,170 shares of common stock held by Pequot Navigator Offshore Fund Inc.; (iii) 37,150 shares of common stock held by Pequot Mariner Master Fund; (iv) 93,980 shares issuable upon the conversion of Preferred Stock held by Pequot Scout Fund, LP; (v) 43,990 shares issuable upon the conversion of Preferred Stock held by Pequot Navigator Offshore Fund, Inc.; (vi) 22,870 shares issuable upon the conversion of Preferred Stock held by Pequot Mariner Master Fund that are or will be convertible within 60 days of August 12, 2005; (vii) 390,000 shares issuable upon the exercise of a warrant held by Pequot Scout Fund, LP; (viii) 181,000 shares issuable upon the exercise of a warrant held by Pequot Navigator Offshore Fund, Inc.; (ix) 96,000 shares issuable upon the exercise of a warrant held by Pequot Mariner Master Fund that are or will be exercisable within 60 days of August 12, 2005; (x) 21,367 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Pequot Scout Fund for the quarters ended March 31, June 30, September 30, and December 31, 2004; (xi) 9,917 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Pequot Navigator Offshore Fund, Inc. for the quarters ended March 31, June 30, September 30, and December 31, 2004; and (xii) 5,261 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Pequot Mariner Master Fund for the quarters ended March 31, June 30, September 30 and December 31, 2004, for a total of 1,120,545 shares which would, in aggregate, represent 12.2% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to Aerogen. Arthur J. Samberg is the sole owner of Pequot Capital Management, Inc., which is the investment manager/advisor to the Pequot Funds, and as such, possesses the sole power to vote and to direct the disposition of all the securities held by Pequot Scout Fund, LP, Pequot Navigator Offshore Fund, Inc. and Pequot Navigator Onshore Fund, LP. Mr. Samberg disclaims beneficial ownership of any of these securities, except to the extent of his pecuniary interest.

(13)
Includes (i) 29,600 shares of common stock; (ii) 450,000 shares issuable upon the conversion of Preferred Stock which are or will be convertible within 60 days of August 12, 2005; (iii) 500,000 shares issuable upon the exercise of a warrant that is or will be exercisable within 60 days of August 12, 2005; and (iv) 42,505 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by SDS Capital Group SPC Ltd. for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005, for a total of 1,022,105 shares which, in aggregate, would represent 11.0% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to Aerogen. SDS Management, LLC is the investment advisor to SDS Capital Group SPC, Ltd. Steve Derby is the sole managing member of SDS Management, LLC, and as such, is the individual with the power to vote and to direct the disposition of all securities owned by SDS Capital Group SPC, Ltd.

(14)
Includes (i) 254,998 shares issuable upon the exercise of options that are or will be exercisable within 60 days of August 12, 2005; (ii) 171,550 shares issuable upon the conversion of Preferred

  Stock that are convertible within 60 days of August 12, 2005, all of which have an exercise price above $0.75; (iii) 82,129 shares issuable upon the exercise of a warrant that is or will be exercisable within 60 days of August 12, 2005; (iv) 14,550 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock for the quarters ended March 31, June 30, September 30, December 31, 2004 and March 31, 2005; (v) 12,485 shares of common stock held by the Carpenter Family Trust, in which Dr. Shaw has an economic interest and (vi) 147,689 shares of common stock owned by Dr. Shaw, for a total of 683,401 shares which would, in aggregate, represent 7.9% of Aerogen's outstanding common stock. However, the terms of such Preferred Stock and warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of Aerogen's outstanding common stock following such conversion or exercise (as applicable).

(15)
Includes (i) 87,875 shares issuable upon the exercise of options that are or will be exercisable within 60 days of August 12, 2005, all of which have an exercise price above $0.75; (ii) 106,500 shares held by the Yehuda & Zipora Ivri Revocable Trust, in which Mr. Ivri has an economic interest and (iii) 33,333 shares of common stock owned by Yehuda Ivri, for a total of 227,708 shares which would, in aggregate, represented 2.7% of Aerogen's outstanding common stock.

(16)
Includes 94,825 shares issuable upon the exercise of options that are or will be exercisable within 60 days of August 12, 2005, all of which have an exercise price above $0.75.

(17)
Includes 13,111 shares issuable upon the exercise of options that are or will be exercisable within 60 days of August 12, 2005, all of which have an exercise price above $0.75.

(18)
Includes 127,000 shares issuable upon the exercise of options that are or will be exercisable within 60 days of August 12, 2005, all of which have an exercise price above $0.75.

(19)
Consists of 14,695 shares issuable upon the exercise of options that are or will be exercisable within 60 days of August 12, 2005, all of which have an exercise price above $0.75.

(20)
Includes 124,398 shares issuable upon the exercise of options that are or will be exercisable within 60 days of August 12, 2005, all of which have an exercise price above $0.75.

(21)
Includes 13,111 shares issuable upon the exercise of options that are or will be exercisable within 60 days of August 12, 200, all of which have an exercise price above $0.755.

(22)
Consists of 96,158 shares issuable upon the exercise of options that are or will be exercisable within 60 days of August 12, 2005, all of which have an exercise price above $0.75.

(23)
Consists of 97,992 shares issuable upon the exercise of options that are or will be exercisable within 60 days of August 12, 2005, all of which have an exercise price above $0.75.

(24)
Includes shares described in the notes above as applicable to directors and current executive officers.

MARKET FOR THE COMMON STOCK; DIVIDEND DATA

        Our common stock is listed on the Pink Sheets under the ticker symbol "AEGN.PK." Our common stock traded on the NASDAQ SmallCap Market from December 26, 2002 until July 20, 2005. This table shows, for the periods indicated, the high and low sales price per share for our common stock as reported on the NASDAQ SmallCap Market and the Pink Sheets, as adjusted for the October 31, 2003 one-for-five reverse stock split:

	Aerogen Common Stock
	High	Low
Year ending December 31, 2005
Third Quarter (through August 31, 2005)	$0.97	$0.33
Second Quarter	$1.36	$0.39
First Quarter	$2.62	$1.10
Year ended December 31, 2004
Fourth Quarter	$2.49	$1.53
Third Quarter	$3.22	$1.79
Second Quarter	$3.80	$2.41
First Quarter	$4.00	$2.16
Year ended December 31, 2003
Fourth Quarter	$5.30	$1.65
Third Quarter	$6.40	$1.55
Second Quarter	$5.00	$0.75
First Quarter	$2.50	$0.25

        The high and low sales price per share for our common stock as listed on the Pink Sheets on September 16, 2005, the latest practicable trading day before the filing of this proxy statement was $0.71.

        As of September 16, 2005, our common stock was held of record by 118 stockholders.

        Each holder of our preferred stock is entitled to receive cumulative dividends in preference to any dividend on the common stock at the rate of $1.80 per share per annum, paid quarterly in arrears on the first day of January, April, July and October in each year. In accordance with the terms of the preferred stock, we have issued quarterly dividends in the form of Aerogen common stock to the holders of our preferred stock, commencing with the quarter ended March 31, 2004 through the quarter ended March 31, 2005. The total number of shares of Aerogen common stock issued pursuant to these dividends was 934,274 shares. For the three months ended June 30, 2005, cumulative dividends of $410,434 have been accrued on our preferred stock. The Certificate of Amendment provides that if the Merger closes as anticipated, no dividends would be paid on the Preferred Stock for the quarter ended June 30, 2005 or thereafter.

        We have not otherwise declared or paid any cash dividends on our capital stock previously. Historically, we have retained earnings, if any, to support the development of our business. Payment of future dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results and current and anticipated cash needs.

OTHER MATTERS

        As of the date of this proxy statement, the Board is not aware of any matter to be presented for action at the Special Meeting, other than the matters set forth in this proxy statement. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form of proxy confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment.

Adjournments

        The Special Meeting may be adjourned without notice, other than by the announcement made at the Special Meeting, by approval of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Special Meeting. We are soliciting proxies to grant the authority to vote in favor of adjournment of the Special Meeting. In particular, authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes in favor of adoption of the Merger Agreement. The Board recommends that you vote in favor of the proposal to grant the authority to vote your shares to adjourn the meeting.

Stockholder Proposals

        We will hold an Annual Meeting of Stockholders in 2006 (the "2006 Annual Meeting") only if the Merger is not completed. Proposals of stockholders that are intended to be included in the proxy statement for the 2006 Annual Meeting (if it is held), in accordance with Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, must be received at our executive offices in Mountain View, California no later than February 7, 2006. If you wish to bring a matter before the stockholders at next year's annual meeting and you do not notify us before September 4, 2006, the proposal will not be presented at the 2006 Annual Meeting.

        Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Where You Can Find More Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

        Nektar has supplied all information contained in this proxy statement relating to Nektar and Merger Sub and we have supplied all information relating to us.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 19, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the Merger creates any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Dated as of August 12, 2005

among

NEKTAR THERAPEUTICS

OSKI ACQUISITION CORPORATION

and

AEROGEN, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of August 12, 2005 (this "Agreement"), is among NEKTAR THERAPEUTICS, a Delaware corporation ("Parent"), OSKI ACQUISITION CORPORATION, a Delaware corporation and an indirect, wholly owned Subsidiary of Parent ("Merger Sub"), and AEROGEN, INC. a Delaware corporation (the "Company"). Certain terms used in this Agreement are used as defined in Section 8.12.

        WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), on the terms and subject to the conditions provided for in this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of the Company are contemporaneously with the execution and delivery hereof entering into voting agreements and irrevocable proxies (the "Voting Agreements"); and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE 1

The Merger

        SECTION 1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

        SECTION 1.2    Closing.    The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (California time) on a date to be specified by the parties, which date shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto. The date on which the Closing is held is herein referred to as the "Closing Date." The Closing will be held at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California 94304, unless another place is agreed to in writing by the parties hereto.

        SECTION 1.3    Effective Time.    Subject to the provisions of this Agreement, on the Closing Date (a) the Company shall file with the Secretary of State of the State of Delaware the Charter Amendment and (b) following the filing of the Charter Amendment, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger but in no event any earlier than the time the Charter Amendment is accepted for filing by the Secretary of State of the State of Delaware (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

        SECTION 1.4    Effects of the Merger.    From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 1.5    Certificate of Incorporation and Bylaws of the Surviving Corporation.

        (a)   The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended in the Merger to be in the form of Exhibit A hereto and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Laws.

        (b)   Parent shall take all necessary actions to cause the bylaws of Merger Sub, in the form attached as Exhibit B hereto, to be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Laws.

        SECTION 1.6    Directors of the Surviving Corporation.    Parent shall take all necessary actions to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.7    Officers of the Surviving Corporation.    The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE 2
Effect of the Merger on the Capital Stock of the
Constituent Corporations; Exchange of Certificates; Company Stock Options

        SECTION 2.1    Effect on Capital Stock.

        (a)   At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock or any shares of capital stock of Merger Sub:

          (i)    Capital Stock of Merger Sub.    Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (ii)    Cancellation of Treasury Stock and Parent-Owned Stock.    Any shares of Company Capital Stock that are owned by the Company as treasury stock, and any shares of Company Capital Stock owned by Parent or Merger Sub or any other wholly owned Subsidiary of Parent, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (iii)    Conversion of Company Series A-1 Preferred Stock.    Each issued and outstanding share of Company Series A-1 Preferred Stock (other than shares to be canceled in accordance with Section 2.1(a)(ii) and Appraisal Shares) shall be converted into the right to receive (A) cash in an amount equal to the Preferred Stock Per Share Cash Amount and (B) the number of shares of Parent Common Stock equal to the Preferred Stock Per Share Stock Amount. Notwithstanding clause "(B)" of this Section 2.1(a)(iii), on or before September 15, 2005, Parent may elect (in Parent's sole discretion) by giving notice thereof to the Company in accordance with Section 8.10, to pay with respect to each share of Series A-1 Preferred Stock, cash in an amount of $21.7688 in lieu of the number of shares of Parent Common Stock that would otherwise be issuable with respect to such share of Series A-1 Preferred Stock pursuant to such clause "(B)" of this Section 2.1(a)(iii) (such election, the "Preferred Stock Cash Election"). The per share cash amount payable by Parent pursuant to the Preferred Stock Cash Election is herein referred to as the "Preferred Stock Per Share Cash Election Amount." If Parent makes the Preferred Stock Cash Election, Parent shall also make the Common Stock Cash Election (as defined in Section 2.1(a)(iv)).

          (iv)    Conversion of Company Common Stock.    Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(a)(ii) and Appraisal Shares) shall be converted into the right to receive (A) cash in an amount equal to the Common Stock Per Share Cash Amount and (B) the number of shares of Parent Common Stock equal to the Common Stock Per Share Stock Amount. Notwithstanding clause "(B)" of this Section 2.1(a)(iv), on or before September 15, 2005, Parent may elect (in Parent's sole discretion) by giving notice thereof to the Company in accordance with Section 8.10, to pay with respect to each share of Company Common Stock, cash in an amount of $0.5625 in lieu of the number of shares of Parent Common Stock that would otherwise be issuable with respect to such share of Company Common Stock pursuant to such clause "(B)" of this Section 2.1(a)(iv) (such election, the "Common Stock Cash Election" and, together with the Preferred Stock Cash Election, the "Parent Election"). The per share cash amount payable by Parent pursuant to the Common Stock Cash Election is herein referred to as the "Common Stock Per Share Cash Election Amount." If Parent makes the Common Stock Cash Election, Parent shall also make the Preferred Stock Cash Election. Notwithstanding anything in this Agreement to the contrary, if the shares of Parent Common Stock to be issued in the Merger pursuant to Sections 2.1(a)(iii) and 2.1(a)(iv) shall, as of the Effective Time, equal or exceed 20% of the then outstanding shares of Parent Common Stock, Parent shall be deemed to have timely made the Parent Election for all purposes hereof.

        (b)    Merger Consideration.    As used herein, the term "Merger Consideration" means the cash payable, and shares of Parent Common Stock issuable, to former stockholders of the Company pursuant to Sections 2.1(a)(iii) and 2.1(a)(iv) above.

        (c)    Fractional Shares.    No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s) (as defined in Section 2.3(a)), or as otherwise provided in Section 2.3(d), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of: (i) such fraction, multiplied by (ii) the Parent Trading Price.

        SECTION 2.2    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Sections 2.1(a)(iii) and 2.1(a)(iv), but instead such holder shall be entitled to payment of the fair value of such shares (the "Appraisal Shares") in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by

Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and each of such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.1(a)(iii) or Section 2.1(a)(iv). The Company shall (i) deliver prompt notice to Parent of any demands for appraisal of any shares of Company Capital Stock and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Any communication to be made by the Company to any holder of Company Capital Stock with respect to such demands shall be submitted to Parent in advance and shall not be presented to any holder of Company Capital Stock prior to the Company receiving Parent's consent.

        SECTION 2.3    Surrender of Certificates.

        (a)    Exchange Agent; Parent to Provide Cash and Parent Common Stock.    Prior to the Effective Time, Parent shall designate a bank, trust company or other institution reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for payment of the Merger Consideration upon surrender of the certificates that immediately prior to the Effective Time represented shares of Company Capital Stock (each such certificate, a "Certificate"). Promptly following the Effective Time, Parent shall make available, or cause to be made available, to the Exchange Agent for exchange in accordance with this Article 2 cash and shares of Parent Common Stock, as applicable, sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.1(a)(iii) and Section 2.1(a)(iv) upon surrender of Certificates representing outstanding shares of Company Capital Stock. In addition, Parent shall make available as necessary from time to time after the Effective Time as needed, cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.1(c) and any dividends or distributions which holders of shares of Company Capital Stock may be entitled pursuant to Section 2.3(e). The funds and shares of Parent Common Stock, as applicable, provided to the Exchange Agent under this Section 2.3(a) are referred to herein as the "Exchange Fund."

        (b)    Payment Procedures.    Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate: (i) a letter of transmittal (which shall specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable and issuable, as applicable, pursuant to Section 2.1(a)(iii) or Section 2.1(a)(iv), any cash in lieu of any fractional shares pursuant to Section 2.1(c) and any dividends or other distributions pursuant to Section 2.3(e) with respect to each share of Company Preferred Stock or Company Common Stock evidenced by such Certificate. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with such instructions (and such other customary documents as may reasonably be required by the Exchange Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder is entitled pursuant to Section 2.1(a)(iii) or Section 2.1(a)(iv), any payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.1(c) and any dividends or distributions payable pursuant to Section 2.3(e) with respect to each share of Company Preferred Stock or Company Common Stock evidenced by such Certificate, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Capital Stock that is not registered in the transfer records of the Company, the proper amount of Merger Consideration may be paid in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer and other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration pursuant to Section 2.1(a)(iii) or Section 2.1(a)(iv) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.1(c) and any dividends or distributions payable pursuant to Section 2.3(e) with respect to each share of Company Preferred Stock or Company Common Stock evidenced by such Certificate. No interest will be paid or will accrue to the benefit of former Company stockholders on the cash portion of the Merger Consideration payable upon surrender of any Certificate. Any certificates representing shares of Parent Common Stock issued pursuant to Section 2.1(a)(iii) or Section 2.1(a)(iv) may at the option of Parent be in uncertificated book entry form unless a physical certificate is requested or is otherwise required by applicable law or regulation.

        (c)    Transfer Books; No Further Ownership Rights in Company Stock.    At the Effective Time: (i) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive the Merger Consideration or canceled and retired in each case as specified in Section 2.1 and shall cease to exist, and all holders of Certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration pursuant to Section 2.1(a)(iii) or Section 2.1(a)(iv), any payment in lieu of fractional shares pursuant to Section 2.1(c) and any dividends or distributions payable pursuant to Section 2.3(e) with respect to each share of Company Preferred Stock or Company Common Stock evidenced by such Certificate upon surrender thereof in accordance with Section 2.3(b); and (ii) the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. All cash paid, and any shares of Parent Common Stock issued, upon the surrender of Certificates in accordance with the terms of this Article 2 shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the shares of Company Capital Stock previously represented by such Certificates. Subject to Section 2.3(f), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 2.

        (d)    Lost, Stolen or Destroyed Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay and issue, as applicable, to such Person the Merger Consideration to be paid or issued pursuant to Section 2.1(a)(iii) or Section 2.1(a)(iv), any payment in lieu of fractional shares pursuant to Section 2.1(c) and any dividends or distributions payable pursuant to Section 2.3(e) for each share of Company Preferred Stock or Company Common Stock evidenced by such lost, stolen or destroyed Certificate.

        (e)    Distributions With Respect to Unexchanged Shares.    No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to any shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates, except as provided in Section 2.3(d). Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, (i) promptly after such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to any such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to any such whole shares of Parent Common Stock.

        (f)    Termination of Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of the Certificates one year after the Effective Time shall be delivered by the Exchange Agent to the Surviving Corporation upon demand. Any former holders of Certificates who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of any Merger Consideration pursuant to Section 2.1(a)(iii) or Section 2.1(a)(iv), any cash in lieu of any fractional shares pursuant to Section 2.1(c) and any dividends or other distributions pursuant to Section 2.3(e) with respect to the shares of Company Capital Stock formerly represented by such Certificates.

        (g)    No Liability.    Notwithstanding any provision of this Agreement to the contrary, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person for any amount properly paid from the Exchange Fund or delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (h)    Investment of Exchange Fund.    Parent shall cause the Exchange Agent to invest any cash included in the Exchange Fund in a money market fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States Government and repurchase agreements in respect of such obligations. Any interest and other income resulting from such investment shall be the property of, and shall be paid promptly to, Parent.

        SECTION 2.4    Company Stock Options; ESPP; Warrants.

        (a)   Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause each option granted pursuant to a Company Stock Plan that is outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) and that represents the right to acquire shares of Company Common Stock (each, an "Option") to be canceled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration (as hereinafter defined) for each share of Company Common Stock then subject to the Option. Prior to the Effective Time, the Company shall take all actions necessary to terminate the Company Stock Plans, such termination to be effective at or before the Effective Time. Prior to the Effective Time, Parent shall deposit in a bank account an amount of cash equal to the sum of the aggregate Option Consideration for each Option then outstanding (subject to any applicable withholding tax), together with instructions that such cash be promptly distributed following the Effective Time to the holders of such Options in accordance with this Section 2.4(a). For purposes of this Agreement, "Option Consideration" means, with respect to any share of Company Common Stock issuable under a particular Option, an amount equal to the excess, if any, of: (1) $0.75 over (2) the exercise price payable in respect of such share of Company Common Stock issuable under such Option (it being understood that if the exercise price payable in respect of such share of Company Common Stock issuable under such Option exceeds the Common Stock Per Share Amount, the Option Consideration shall be zero).

        (b)   The rights of participants in the ESPP with respect to any offering period underway immediately prior to the Effective Time under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 2.4(b).

        (c)   Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause each warrant to purchase shares of Company Common Stock that is outstanding as of the Effective Time (a "Warrant") to be canceled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Warrant Consideration (as hereinafter defined) for each share of Company Common Stock then subject to the Warrant. Prior to the Effective Time, Parent shall deposit in a bank account an amount of cash equal to the sum of the aggregate Warrant Consideration for each Warrant then outstanding (subject to any applicable withholding tax), together with instructions that such cash be promptly distributed following the Effective Time to the holders of such Warrants in accordance with this Section 2.4(c). For purposes of this Agreement, "Warrant Consideration" means, with respect to any share of Company Common Stock issuable under a particular Warrant, an amount equal to the excess, if any, of: (1) $0.75; over (2) the exercise price payable in respect of such share of Company Common Stock issuable under such Warrant (it being understood that if the exercise price payable in respect of such share of Company Common Stock issuable under such Warrant exceeds the Common Stock Per Share Amount, the Warrant Consideration shall be zero).

        (d)   The Company and Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the Securities and Exchange Commission (the "SEC") regarding such matters.

        SECTION 2.5    Withholding Taxes.    Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to a former holder of shares of Company Capital Stock, Options or Warrants pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        SECTION 2.6    Adjustments.    If during the period from the date of this Agreement through the Effective Time, any change in the outstanding shares of Parent Common Stock or Company Capital Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock or Company Capital Stock, shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Parent Common Stock or Company Capital Stock, or any similar transaction, or any stock dividend thereon with a record date during such period, the Preferred Stock Per Share Cash Amount, Preferred Stock Per Share Stock Amount, Common Stock Per Share Cash Amount, Common Stock Per Share Stock Amount, Preferred Stock Per Share Cash Election Amount and Common Stock Per Share Cash Election Amount, as applicable, shall be appropriately adjusted to reflect such change.

ARTICLE 3
Representations and Warranties of the Company

        Except as set forth in the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty to the extent specified therein and such other representations and warranties to the extent the relevance of a matter in such section of the disclosure schedule to the information called for by such other representation and warranty is reasonably apparent) delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows:

        SECTION 3.1    Organization, Standing and Corporate Power.

        (a)   The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" shall mean any change, event, occurrence, violation of any legal, contractual or similar obligation, inaccuracy, effect or circumstance (any such item, an "Effect") which individually, or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of a Company Material Adverse Effect, (i) is materially adverse to the business or assets (tangible or intangible), capitalization, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or (ii) materially impedes the authority of the Company or any of its Subsidiaries, to consummate the Transactions in accordance with the terms hereof and applicable Laws; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (A) any Effect to the extent resulting from changes to the U.S. or global economy in general (except to the extent such changes have a materially disproportionate effect on the Company and its Subsidiaries taken as a whole); (B) any Effect to the extent resulting from changes in the industries in which the Company operates (except to the extent such changes have a materially disproportionate effect on the Company and its Subsidiaries taken as a whole); (C) any Effect to the extent resulting from fluctuations in the value of currencies; (D) any Effect to the extent resulting from acts of terrorism, war, national or international calamity or any other similar event (except to the extent such Effect has a materially disproportionate effect on the Company and its Subsidiaries taken as a whole); (E) any Effect to the extent resulting from the announcement or pendency of this Agreement or any of the Transactions (including any Effect to the extent resulting from any litigation, any loss of or delay in placing customer orders or any departure or loss of employees to the extent arising from such announcement or pendency of this Agreement or any of the Transactions); (F) any Effect to the extent resulting from the failure of the Company to meet internal or analysts' expectations or projections (it being understood, however, that the underlying circumstances giving rise to such failure may be taken into account unless otherwise excluded pursuant to this paragraph); (G) any Effect resulting from expenditures of up to $4.5 million in cash in each successive 90 day period beginning after the date of this Agreement (it being understood that the first such period begins on the day after the date of this Agreement and ends on the 90th day after the date of this Agreement, the second such period begins on the date 91 days after the date this Agreement and ends on the 180th day after the date of this Agreement, etc.) in the ordinary course of business by the Company and its Subsidiaries taken as a whole; provided, however, that this clause "(G)" shall no longer qualify the definition of "Company Material Adverse Effect" if at any time after the date of this Agreement all three of the following conditions are met: (1) the Company's available cash is less than $1.5 million; (2) Parent offers to provide the Company (and does provide, if such offer is accepted by the Company) with an unsecured loan at an interest rate of the lower of (a) the maximum interest rate permissible by law and (b) 15%, payable not earlier than the earlier to occur of (x) the date thirty days following the consummation of a Takeover Proposal (for purposes of this Section 3.1(a) all references to "20%" in the definition of "Takeover Proposal" shall be deemed to refer to "50%" instead) and (y) the first anniversary of the date of the loan, in an amount sufficient to operate the business of the Company and its Subsidiaries in the ordinary course of business from the date of such offer through the Outside Date, but in no event greater than $10 million, that is not convertible into equity and is otherwise on commercially reasonable terms (the "Loan"); and (3) the Company does not accept the Loan within five business days of receiving such offer from Parent.

        (b)   Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company, together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the "blue sky" laws of the various States of the

United States) (collectively, "Liens"). Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

        (c)   The Company has delivered or made available to Parent copies of its certificate of incorporation and bylaws (the "Company Charter Documents") and copies of the certificates of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries listed on Section 3.1(a) of the Company Disclosure Schedule (the "Subsidiary Documents"), in each case as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions.

        SECTION 3.2    Capitalization.

        (a)   The authorized capital stock of the Company consists of 95,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock, of which 1,572,685 shares have been designated as Series A-1 Preferred Stock. At the close of business on August 12, 2005: (i) 8,337,246 shares of Company Common Stock were issued and outstanding (none of which were held by the Company in its treasury); (ii) 5,482,406 shares of Company Common Stock were reserved for issuance under the Aerogen 2000 Equity Incentive Plan (of which 4,003,337 shares of Company Common Stock were subject to outstanding options granted thereunder); (iii) 12,000 shares of Company Common Stock were reserved for issuance under the Aerogen 2000 Non-Employee Directors' Stock Option Plan (of which 8,000 shares of Company Common Stock were subject to outstanding options granted thereunder); (iv) 391,922 shares of Company Common Stock were reserved for issuance under the Aerogen 1996 Stock Option Plan (of which 174,006 shares of Company Common Stock were subject to outstanding options granted thereunder); (v) 1,591,364 shares of Company Common Stock were reserved for issuance under the 2000 ESPP; (vi) warrants to purchase 11,767,204 shares of Company Common Stock were outstanding; and (vii) 887,061 shares of Company Series A-1 Preferred Stock were issued and outstanding. All outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Section 3.2(a) of the Company Disclosure Schedule sets forth a list, as of the close of business on August 12, 2005, of all outstanding options and warrants to purchase shares of Company Common Stock, and, for each such option or warrant: (A) the particular Company Stock Plan (if any) pursuant to which any such option was granted; (B) the number of shares of Company Common Stock subject to such option or warrant; (C) the date of grant of such option or warrant; (D) the expiration date of such option or warrant; (E) the exercise price of such option or warrant; (F) the name of the holder of such option or warrant; and (G) the extent to which such option or warrant is vested and exercisable as of the date of this Agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Except as set forth above in this Section 3.2(a) or in Section 3.2(a) of the Company Disclosure Schedule, as of the date of this Agreement, there are not any shares of Company Capital Stock issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of Company Capital Stock.

        (b)   None of the Subsidiaries of the Company is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary. There are no outstanding obligations or Contracts of the Company or any of its Subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries, or (ii) dispose of any shares of the capital stock of, or other equity or voting interest in, any of its Subsidiaries. The Company is not a party to any voting agreement, irrevocable proxy, voting agreement, voting trust, rights plan, anti-takeover plan or registration rights agreement with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the Knowledge of the Company, other than the Voting Agreements and the irrevocable proxies granted pursuant to the Voting Agreements, as of the date of this Agreement, there are no irrevocable proxies and no voting agreements, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The Rights Agreement dated as of June 5, 2001, by and between the Company and Mellon Investor Services LLC, as amended, has terminated and such Rights Agreement is of no further force and effect.

        SECTION 3.3    Authority; Noncontravention; Voting Requirements.

        (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors, and except for obtaining the Company Stockholder Approval for the adoption of this Agreement, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability: (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally; and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (collectively, the "Bankruptcy and Equity Exception").

        (b)   The Company's Board of Directors, at a meeting duly called and held, has: (i) approved this Agreement and the Merger and, subject to the receipt of the Company Stockholder Approval (as defined below), the Transactions; (ii) determined that the Merger is in the best interests of the Company and its stockholders and declared the Merger to be advisable; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Transactions (such recommendation being referred as the "Company Board Recommendation").

        (c)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will: (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Documents; or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made: (A) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; or (B) violate, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination or cancellation under, impair the Company's rights or alter the rights or obligations of any third party under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties, Intellectual Property or other assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a "Contract") or Permit that is listed in Section 3.13(a) of the Company Disclosure Schedule or that is otherwise material to the business of the Company and its Subsidiaries taken as a whole, except in the case of clause (ii) of this Section 3.3(c) for any such violations, defaults, terminations, impairments, accelerations, liens or other events which would not reasonably be expected to have a material effect on the business, operations or condition of the Company and its Subsidiaries, taken as a whole. Section 3.3(c) of the Company Disclosure Schedule lists all necessary notices, consents, waivers and approvals under any of the Company's or any of its Subsidiary's Contracts required to be obtained in connection with the consummation of the Transactions, which, if not obtained, would result in a material liability or loss of rights or benefits to the Company (or the Surviving Corporation) and its Subsidiaries, taken as a whole, as a result of the Merger. Following the Effective Time, the Surviving Corporation shall be permitted to exercise all of its rights under each of the Contracts listed in Schedule 3.13(a) of the Company Disclosure Schedule without the payment of any additional amounts or consideration required by the terms of such Contract other than ongoing fees, royalties or payments which the Company or any of its Subsidiaries, as the case may be, would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

        (d)   Assuming the accuracy of the representations made in Section 4.8, the affirmative vote (in person or by proxy) of (i) the holders of a majority of the then outstanding shares of Company Series A-1 Preferred Stock and each of Xmark Fund, L.P. and Xmark Fund, Ltd; and (ii) of the holders of a majority of the outstanding shares of Company Series A-1 Preferred Stock and the Company's Common Stock (voting together as a single class on an as-converted-to-Common Stock basis) at the Company Stockholders Meeting or any adjournment or postponement thereof in favor of (x) the adoption of this Agreement and (y) approval of the Charter Amendment (the "Company Stockholder Approval") is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

        SECTION 3.4    Governmental Approvals.    Except for: (a) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the "Proxy Statement") in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the effectiveness of the registration statement on Form S-4 under the Securities Act to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (as amended or supplemented from time to time, the "S-4 Registration Statement"); and (b) the filing of the Charter Amendment and the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, have a material effect on the business, operations or condition of the Company and its Subsidiaries, taken as a whole, or reasonably be expected to have a material adverse effect on the Company's ability to consummate the Transactions.

        SECTION 3.5    Company SEC Documents; Undisclosed Liabilities; Internal Controls.

        (a)   The Company has filed and furnished all required reports, schedules, forms, prospectuses and registration, proxy and other statements required to be filed or furnished by it with or to the SEC since January 1, 2003 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). None of the Company's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, each as in effect on the applicable date referred to above, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The consolidated financial statements (including, in each case, any related notes thereto) of the Company included in the Company SEC Documents (the "Company Financials") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole).

        (c)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and, except as may be disclosed in reports filed by the Company with the SEC after the date of this Agreement in accordance with applicable SEC requirements, such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. With respect to each Annual Report on Form 10-K, each Quarterly Report on Form 10-Q and each amendment of any such report included in the Company SEC Documents filed since January 1, 2003, the principal executive officer and the principal financial officer of Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC.

        (d)   The Company and each of its Subsidiaries has established and maintains, adheres to and enforces a process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are made only in accordance with appropriate authorizations of management and the board of directors of the Company or its Subsidiaries, as applicable; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the Company's financial statements. Neither the Company nor any of the Company's independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company's management or any other current or former employee, consultant, or director of the Company or any of its Subsidiaries who has a role in the preparation of financial statements or the internal accounting controls utilized by the Company and Subsidiaries, or (iii) any claim or allegation regarding any of the foregoing.

        (e)   Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has: (i) used any corporate or other funds for unlawful contributions, payments or gifts, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds, in any case in violation of Section 30A of the Exchange Act; or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. Except as set forth in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), between the Company's proxy statement dated April 19, 2004 and the date of this Agreement, no event has occurred that would be required to be reported as a "Certain Relationship or Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        (f)    Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of the type and magnitude required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities: (i) as and to the extent set forth on the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2005 (the "Balance Sheet Date") (including the notes thereto) included in the Filed Company SEC Documents); or (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.6    Absence of Certain Changes or Events.    Except as disclosed in the Filed Company SEC Documents, between the Balance Sheet Date and the date of this Agreement, the Company and its Subsidiaries carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice. Between the Balance Sheet Date and the date of this Agreement, there has not been, accrued or arisen:

            (i)  any changes, events, occurrences or circumstances that, individually or in the aggregate, had or would reasonably be expected to have a Company Material Adverse Effect;

           (ii)  any acquisition by the Company or any Subsidiary of, or agreement by the Company or any Subsidiary to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof, or other acquisition or agreement to acquire any assets or any equity securities that are material, individually or in the aggregate, to the business of the Company or its Subsidiaries;

          (iii)  any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its Subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any of the Company's capital stock or any other securities of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from Employees following their termination pursuant to the terms of their stock option or purchase agreements;

          (iv)  any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock;

           (v)  any granting by the Company or any of its Subsidiaries of any increase in compensation or fringe benefits or any payment by the Company or any of its Subsidiaries of any bonus or any payment (whether in cash or equity) or increase by the Company or any of its Subsidiaries of severance payment, termination payments or bonus payment or any entry by the Company or any of its Subsidiaries into any effective (as of the date of this Agreement) employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby (either alone or upon the occurrence of additional or subsequent events);

          (vi)  any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP;

         (vii)  any debt, capital lease or other debt or equity financing transaction by the Company or any of its Subsidiaries or entry into any agreement by the Company or any of its Subsidiaries in connection with any such transaction;

        (viii)  any termination of any Material Contract to which the Company or any of its Subsidiaries was a party or by which it was bound which was in effect as of the Balance Sheet Date;

          (ix)  any material restructuring activities by the Company or any of its Subsidiaries, including any material reductions in force, lease terminations, restructuring of contracts or similar actions;

           (x)  any sale, lease, license, encumbrance or other disposition of any properties or assets except the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company and its Subsidiaries, taken as a whole, or the license of Company products, in each case, in the ordinary course of business and in a manner consistent with past practice;

          (xi)  any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice.

        SECTION 3.7    Legal Proceedings.    Other than any legal, administrative, arbitral or other proceedings related to patent prosecutions in the ordinary course of business, and other than as described in Section 3.7 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened in writing, action, suit, claim or legal, administrative, arbitral or other proceeding against, or, to the Knowledge of the Company, governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened in writing to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (including their respective rights in any Intellectual Property) by or before any Governmental Authority. There has not been since January 1, 2003, nor are there currently any internal investigations or inquiries being conducted by the Company, the Company's Board of Directors (or any committee thereof) or, to the Company's Knowledge, any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

        SECTION 3.8    Compliance With Laws; Permits.

        (a)   The Company and its Subsidiaries are in compliance in all material respects with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (collectively, "Laws") applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations. Since January 1, 2002, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority claimed or alleged that the Company or any of its Subsidiaries was not in compliance in a material respect with any Law applicable to the Company or any of its Subsidiaries, any of their material properties or other assets or any of their businesses or operations. As of the date of this Agreement, there is no judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries.

        (b)   The Company and each of its Subsidiaries holds all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the conduct of their respective businesses (collectively, "Permits"). The Company and each of its Subsidiaries is in compliance in all material respects with the terms of all Permits. Since January 1, 2002, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority was considering the amendment, termination, revocation or cancellation of any Permit.

        (c)   The Company is not in receipt of any pending notice of, and not subject to, any pending adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty for corrective or remedial action or other compliance or enforcement action (including any of the foregoing indicating that any of the Company's Products are misbranded or adulterated as defined in 21 U.S.C. §321, et seq., as amended, and the rules and regulations promulgated thereunder), in each case relating to any of its products or to the Company's Knowledge, to the facilities in which such products are manufactured, collected or handled, by the Food and Drug Administration (the "FDA") or applicable equivalent foreign regulatory authorities. The Company is in compliance with all applicable registration and listing requirements set forth at 21 U.S.C. §360 and all similar applicable laws and regulations. To the Knowledge of the Company, the Company has not made any false statements on, or omissions from, the applications, approvals, reports and other submissions to the FDA or applicable equivalent foreign regulatory authorities or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or applicable equivalent foreign regulatory authorities relating to the Company's products that would, individually or in the aggregate, reasonably be expected to have a material effect on the business, operation or condition of the Company and its Subsidiaries, taken as a whole. No Company product has been recalled, suspended or discontinued as a result of any action by the FDA or any applicable equivalent foreign regulatory authorities, by the Company or, to the Knowledge of the Company, any licensee or distributor of any of the Company's products. Neither the Company, nor to the Knowledge of the Company any officer, key employee or agent of the Company, has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. Section 335a or any similar state law or regulation. The clinical, preclinical, safety and other studies or tests conducted by or on behalf of or sponsored, by the Company or in which the Company's products or product candidates under development have participated, were and, if still pending, are being conducted in material compliance with standard medical and scientific procedures. The Company has operated within, and currently is in material compliance with, all applicable rules, regulations and policies of the FDA and applicable equivalent foreign regulatory authorities for such studies. The Company has not received any notices or other correspondence from the FDA or applicable equivalent foreign regulatory authorities requiring the termination, suspension, or modifications of any clinical, preclinical, safety or other studies or tests.

        SECTION 3.9    Information in Proxy Statement and S-4 Registration Statement.    The Proxy Statement and any other document filed with the SEC by the Company in connection with the Merger (taking into account any amendment thereof or supplement thereto), at the date first mailed to the stockholders of the Company, at the time of the Company Stockholders Meeting and at the time filed with the SEC, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Proxy Statement and such other documents filed with the SEC by the Company will comply in all material respects with the provisions of the Exchange Act; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion in such documents. All information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement, shall not, at the time the S-4 Registration Statement, if applicable, is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        SECTION 3.10    Tax Matters.

        (a)   The Company and each of its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account an extension of time within which to file), all Tax Returns required to be filed by it for which the last day for timely filing has past, and all such Tax Returns and elections are accurate and complete in all material respects.

        (b)   The Company and each of its Subsidiaries has timely paid all Taxes it is required to pay (whether or not shown to be due on such Tax Returns) and timely paid or withheld with respect to its employees and other third parties (and timely paid over any withheld amounts to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld or paid by it.

        (c)   The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portion thereof through the date of such financial statements. Since the date of such financial statements, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business. No deficiency with respect to Taxes has been asserted or assessed against the Company or any of its Subsidiaries.

        (d)   Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since January 1, 2002.

        (e)   To the Knowledge of the Company, no audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received and is outstanding.

        (f)    Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, would give rise to the payment of any amount which would not be deductible by reason of Section 280G of the Code or would give rise to an excise Tax pursuant to Section 4999 of the Code.

        (g)   The Company has made available to Parent copies of: (i) all income and franchise Tax Returns of the Company and its Subsidiaries for the preceding three taxable years; and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of the Company or any of its Subsidiaries.

        (h)   The Company is not and has not been at any time during the 5-year period ending on the Closing Date a "United States real property holding corporation" within the meaning of Section 897 of the Code.

        (i)    Neither the Company nor any of its Subsidiaries has engaged in a "reportable transaction," as set forth in Treas. Reg. § 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a "listed transaction," as set forth in Treas. Reg. § 1.6011-4(b)(2).

        (j)    For purposes of this Agreement: (i) "Taxes" shall mean: (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments or liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (B) any liability for the payment of any amounts of the type described in clause (A) of this Section 3.10(j)(i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (C) any liability for the payment of any amounts of the type described in clauses (A) or (B) of this Section 3.10(j)(i) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity; and (ii) "Tax Returns" shall mean any return, report, claim for refund, estimate, information return or statement, tax election or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes.

        SECTION 3.11    Employee Benefits and Labor Matters.

        (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement, separately with respect to each country in which the Company or any of its Subsidiaries has employees, of all Company Plans (as defined below). "Company Plans" shall mean the following as of the date of this Agreement: (i) all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and (ii) all other employee benefit plans, agreements or arrangements, whether written, unwritten or otherwise, or funded or unfunded, that in the case of either clause "(i)" or clause "(ii)" of this sentence: (A) providing for bonus or other incentive compensation, equity or equity-based compensation, retirement benefit, deferred compensation, change in control rights or benefits, termination or severance benefits, stock purchase, sick leave, vacation pay, salary continuation, hospitalization, medical insurance, life insurance, fringe benefits or other compensation; and (B) to which the Company or any of its Subsidiaries has any obligation or liability (contingent or otherwise) thereunder for current or former directors, consultants or employees of the Company or any of its Subsidiaries (the "Employees"); provided, however, that any plan, agreement or arrangement providing for "at will" employment which can be terminated without liability in excess of $50,000 shall not constitute a Company Plan. Section 3.11(a) of the Company Disclosure Schedule separately sets forth as of the date of this Agreement each Company Plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA.

        (b)   True, current and complete copies of the following documents, with respect to each of the Company Plans (other than a Multiemployer Plan), have been delivered or made available to Parent by the Company, to the extent applicable: (i) any plans (including all amendments thereto) and any related trust documents, insurance contracts, administrative service agreements or other funding arrangements (including amendments thereto); (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) all material correspondence to or from any governmental agency relating to any Company Plans; and (v) summary plan descriptions, together with the summary(ies) of material modifications, if any.

        (c)   The Company Plans are being maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other applicable Laws.

        (d)   Each Company Plan that is intended to meet the requirements for country specific tax-favored treatment under Subchapter D of Chapter 1 of Subtitle A of the Code (in the case of tax-favored treatment for US federal income tax purposes) or other applicable Laws (other than the Laws of the United States or jurisdictions located within the United States and its territories) meets such requirements, including: (i) any Company Plans intended to qualify under Section 401 of the Code are so qualified; and (ii) any trusts intended to be exempt from federal income taxation under Section 501 of the Code are so exempt. Nothing has occurred with respect to the operation of the Company Plans that, notwithstanding the taking of corrective action by the Company, would reasonably be expected to cause the loss of such tax favored treatment, qualification or exemption, or the imposition of any liability, penalty or tax under ERISA, the Code or other applicable Law.

        (e)   Neither the Company, nor any of its Subsidiaries nor any other Person who is treated as a single employer together with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) (o) of ERISA (all of the foregoing, "ERISA Affiliates") has any unsatisfied liability with respect to any complete or partial withdrawal from any Multiemployer Plan, or the termination or reorganization of any Multiemployer Plan.

        (f)    All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans (including workers compensation) or by Law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) or the failure to have timely made such contribution has been corrected.

        (g)   None of the Company Plans provide for post-employment life or health insurance, or other welfare benefits coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or other applicable Laws. Each of the Company and any ERISA Affiliate which maintains a "group health plan" within the meaning Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA.

        (h)   Except as provided in any Company Plans or in any employment agreement delivered or made available by the Company to Parent prior to the date of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Transactions will: (i) result in any payment becoming due to any Employee; (ii) increase any benefits otherwise payable under any Company Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

        (i)    No stock or other security issued by the Company or any of its Subsidiaries forms a material part of the assets of any Company Plan. For purposes of this Section 3.11(i), a Company Stock Plan shall not be deemed to be a Company Plan.

        (j)    None of the current Employees is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization or works council or similar representative. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any Employees, nor is the Company or any of its Subsidiaries a party to any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees. There is no union organization activity involving any of the Employees, pending or, to the Knowledge of the Company, threatened in writing. There is no picketing, pending or, to the Knowledge of the Company, threatened in writing, and there are no strikes, slowdowns, work stoppages, lockouts, arbitrations or other similar labor disputes involving any of the Employees pending or, to the Knowledge of the Company, threatened in writing. There has been no "mass layoff" or "plant closing" (as defined by the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law) with respect to the Company or any of its Subsidiaries since January 1, 2003.

        (k)   There is no agreement, plan, arrangement or other contract covering any Employee that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as a "parachute payment" within the meaning of Section 280G(b)(1) of the Code. There is no agreement, plan, arrangement or other contract by which the Company or any of its Subsidiaries is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code. Section 3.11(k) of the Company Disclosure Schedule lists as of the date of this Agreement all Persons who the Company reasonably believes are "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date of this Agreement. No compensation shall be includable in the gross income of any Employee as a result of the operation of Section 409A of the Code with respect to any applicable arrangements or agreements in effect prior to the Effective Time.

        SECTION 3.12    Environmental Matters.

        (a)   The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws. Neither the Company nor any of its Subsidiaries has received any notice of any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws. No facts, circumstances or conditions exist with respect to the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Liabilities to the Company or its Subsidiaries in excess of $100,000 in any individual instance or $250,000 in the aggregate.

        (b)   The Company has made available to Parent copies of all environmentally related audits, studies, reports, analyses and results of investigations that are in the Company's possession and have been performed with respect to currently or previously owned, leased or operated properties of the Company or any of its Subsidiaries.

        (c)   To the Knowledge of the Company, there is not now, nor has there been in the past, on, in or under any real property owned, leased or operated by the Company or any of its Subsidiaries: (i) any underground storage tanks, above-ground storage tanks, dikes or impoundments; (ii) any asbestos-containing materials; (iii) any polychlorinated biphenyls; or (iv) any radioactive substances.

        (d)   The Hazardous Materials Activities of the Company and its Subsidiaries prior to the Closing have not resulted in the exposure of any Person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such Person. Neither the Company nor any of its Subsidiaries has entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company or any of its Subsidiaries.

        (e)   For purposes of this Agreement:

            (i)  "Environmental Laws" means all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Materials, or to human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been amended and the regulations promulgated pursuant thereto and all analogous state, local or foreign laws and regulations.

           (ii)  "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or arising under any Environmental Law, in any case to the extent based upon or arising under any Environmental Law, environmental Permit or order or agreement with any Governmental Authority or other Person under Environmental Laws.

          (iii)  "Hazardous Materials" means any material, substance of waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous," "toxic," "pollutant," "contaminant," "radioactive" or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

          (iv)  "Hazardous Materials Activities" means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements.

           (v)  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

        SECTION 3.13    Contracts.

        (a)   Set forth in Section 3.13(a) of the Company Disclosure Schedule is a list as of the date of this Agreement of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound and under which the Company or any of its Subsidiaries has any rights or obligations: (i) each Contract that would be required to be filed as an exhibit to a Registration Statement on Form S-1 under the Securities Act or an Annual Report on Form 10-K under the Exchange Act if such registration statement or report was filed by the Company with the SEC on the date of this Agreement; (ii) each Contract that limits, curtails or restricts in any material respect the ability of the Company or any of its Subsidiaries to compete in any geographic area or line of business; (iii) each joint venture agreement; (iv) each indemnification, employment or other Contract with any director, officer or other Affiliate of the Company or its Subsidiaries; (v) each loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money is guaranteed by the Company or any of its Subsidiaries; (vi) each joint development, customer or supply Contract of the Company or any Subsidiary of the Company that involved payments to or from the Company or any Subsidiary of the Company in fiscal year 2004 in excess of $300,000; (vii) each "single source" supply Contract of the Company or any Subsidiary of the Company; (viii) each exclusive sales representative or distribution Contract; (ix) each collective bargaining agreement; (x) each lease, rental or other occupancy Contract involving real property; (xi) each lease or rental Contract involving personal property and payments in excess of $250,000 per year; (xii) each consulting Contract that is not terminable by the Company or its Subsidiaries on notice of 31 days or less without liability or financial obligation to the Company; (xiii) each Contract or plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Transactions (either alone or upon the occurrence of additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the Transactions (either alone or upon the occurrence of additional or subsequent events); (xiv) each material agreement related to the settlement of litigation or claims against the Company or any of its Subsidiaries entered into within five years prior to the date of this Agreement and with any continuing obligations; (xv) each Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would reasonably be expected to have a Company Material Adverse Effect, and (xvii) each commitment or agreement to enter into any of the foregoing (each Contract and other document listed on Section 3.13(a) of the Company Disclosure Schedule being referred to as a "Material Contract"). The Company has made available to Parent copies of each Material Contract in existence as of the date of this Agreement, together with all amendments and supplements thereto.

        (b)   Each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries is in violation or default in any material respect under any Material Contract, nor, to the Knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a violation or default in any material respect thereunder by the Company or its Subsidiaries party thereto. To the Knowledge of the Company, no other party to any Material Contract is in violation or default in any material respect thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a violation or default in any material respect by any such other party thereunder.

        SECTION 3.14    Real Property.

        (a)   None of the Company or its Subsidiaries own any real property.

        (b)   Section 3.14(b) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company or any of its Subsidiaries leases real property from any other Person as of the date of this Agreement. All real property leased to the Company or any of its Subsidiaries, including all buildings, structures, fixtures and other improvements leased to the Company or any of its Subsidiaries, are referred to as the "Company Real Property." The present use and operation of the Company Real Property is authorized by, and is in compliance in all material respects with, all applicable zoning, land use, building, fire, health, labor, safety and other Laws.

        (c)   There are no parties other than the Company or any of its Subsidiaries occupying, or with a right to occupy, the Company Real Property. Neither the Company nor any of its Subsidiaries owes brokerage commissions or finders fees with respect to any such Company Real Property or would owe any such fees if any existing Contract relating to any Company Real Property were renewed pursuant to any renewal options contained in such Contract. The Company Real Property is in good operating condition and repair, free from structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties, and is structurally sufficient and otherwise suitable for the conduct of the business as presently conducted.

        SECTION 3.15    Title to Properties.    The Company and each of its Subsidiaries: (a) has good title to all properties and other assets which are reflected on the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2004 as being owned by the Company or one of its Subsidiaries (or acquired after the Balance Sheet Date) which are, individually or in the aggregate, material to the business of the Company and its Subsidiaries taken as a whole (except properties sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice and not in violation of this Agreement), free and clear of all Liens except: (i) statutory liens securing payments not yet due; (ii) security interests, mortgages and pledges that are disclosed in the Filed Company SEC Documents that secure indebtedness that is reflected in the unaudited consolidated financial statements of the Company and its Subsidiaries as of September 30, 2004; and (iii) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and would not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair the business operations of the Company or its Subsidiaries as currently conducted; and (b) is the lessee or sublessee of all leasehold estates and leasehold interests reflected in the Filed Company SEC Documents (or acquired after the Balance Sheet Date) which are, individually or in the aggregate, material to the business of the Company and its Subsidiaries taken as a whole (other than any such leaseholds whose scheduled terms have expired subsequent to the date of such Filed Company SEC Documents). The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases in all material respects.

        SECTION 3.16    Intellectual Property.

        (a)   Section 3.16(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "Company Registered Intellectual Property") and lists, as of the date of this Agreement, any actions that must be taken by the Company within ninety (90) days of the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. "Registered Intellectual Property Rights" as used herein shall mean all United States, international and foreign: (i) patents, including applications therefor; (ii) registered trademarks, applications to register trademarks, including intent-to-use applications, or other registrations or applications related to trademarks; (iii) copyright registrations and applications to register copyrights; (iv) registered mask works and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any private, state, government or other public or quasi-public legal authority at any time.

        (b)   The Company and its Subsidiaries are the sole and exclusive owners of, or have a valid right to use, sell or license, as the case may be, all Intellectual Property used, sold or licensed by the Company and its Subsidiaries, as applicable, in the business of the Company and its Subsidiaries as conducted as of the date of this Agreement or as contemplated by the Company as of the date of this Agreement to be conducted. In each case in which the Company has acquired any Intellectual Property from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in and to such Intellectual Property (including the right to seek past and future damages with respect thereto) to the Company. All Intellectual Property used in or necessary to the conduct of Company's business as conducted as of the date of this Agreement or as contemplated by the Company as of the date of this Agreement to be conducted was written and created solely by either (i) employees of the Company acting within the scope of their employment who have validly and irrevocably assigned all of their rights, including all Intellectual Property rights therein, to the Company or (ii) by third parties who have validly and irrevocably assigned all of their rights, including all Intellectual Property rights therein, to the Company.

        (c)   No person who has licensed any Intellectual Property to the Company has ownership rights or license rights to improvements made by or for the Company in such Intellectual Property.

        (d)   No government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of any Intellectual Property owned by or exclusively licensed to the Company. No current or former employee, consultant or independent contractor of Company, who was involved in, or who contributed to, the creation or development of any Intellectual Property owned by or exclusively licensed to the Company, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Company.

        (e)   The products and operation of the business of the Company and its Subsidiaries and the use of the Intellectual Property owned by the Company and its Subsidiaries in connection therewith do not infringe, misappropriate or constitute an unauthorized use of or violate any Intellectual Property right (including any right to privacy or publicity) of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction. As of the date of this Agreement, the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor). The Intellectual Property owned by or licensed to the Company and each of its Subsidiaries includes all of the Intellectual Property used in and/or necessary to enable the Company and its

Subsidiaries to conduct their business in the manner in which such businesses are being conducted as of the date of this Agreement and as contemplated by the Company as of the date of this Agreement to be conducted, including the design, development, manufacture, use, import and sale of the products of the Company.

        (f)    As of the date of this Agreement, neither the Company nor any of its Subsidiaries has licensed any of its Intellectual Property to any Person on an exclusive basis or has joint ownership of any of its Intellectual Property, nor has the Company or any of its Subsidiaries entered into any Contract limiting its ability to exploit fully any of its Intellectual Property (excluding Intellectual Property licensed on a nonexclusive basis to customers in the ordinary course of business consistent with past practice).

        (g)   No non-public, proprietary Intellectual Property material to the business of the Company and its Subsidiaries taken as a whole as conducted as of the date of this Agreement have been authorized to be disclosed or actually disclosed by the Company or any of its Subsidiaries to any employee or third party other than pursuant to a non-disclosure agreement or that are subject to other confidentiality obligations that protects the proprietary interests of the Company and its Subsidiaries in and to such Intellectual Property. The Company and its Subsidiaries have taken reasonable security measures to protect the confidentiality of confidential Intellectual Property of the Company and its Subsidiaries.

        (h)   To the Knowledge of the Company, all material Intellectual Property owned by the Company or any of its Subsidiaries are valid and enforceable (except with respect to items for which applications are pending).

        (i)    To the Knowledge of the Company, no third party is infringing, violating, misusing or misappropriating any material Intellectual Property of the Company or any of its Subsidiaries, and no such claims have been made against a third party by the Company or any of its Subsidiaries since January 1, 2002.

        (j)    Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, pursuant to this Agreement, of any contracts or agreement to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting, pursuant to any contract to which the Company is a party, to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, either of them, (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses pursuant to any contract to which the Company is a party, or (iii) either the Parent's or the Surviving Corporation's being obligated, pursuant to any contract to which the Company is a party, to pay any royalties or other amounts to any third party in excess of those payable by the Company prior to the Closing.

        SECTION 3.17    Insurance.    All material insurance policies of the Company and its Subsidiaries as of the date of this Agreement (the "Policies") are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any such Policy (except with respect to Policies that have been replaced with similar policies). The Company has provided or made available to Parent accurate and complete copies of all Policies.

        SECTION 3.18    Opinion of Financial Advisor.    Aquilo Partners ("Aquilo") has delivered its opinion, dated as of the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Merger Consideration to be paid to the holders of Common Stock of the Company is fair from a financial point of view to such holders (the "Fairness Opinion").

        SECTION 3.19    Brokers and Other Advisors.    Except for Aquilo, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent a copy of the Company's engagement letter with Aquilo, which letter describes all fees payable to Aquilo in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of Aquilo by the Company.

        SECTION 3.20    State Takeover Statutes.    No "fair price," "moratorium," "control share acquisition," "business combination" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL ("Section 203")) applicable to the Company is applicable to the Merger or the other Transactions. Assuming the accuracy of the representations made in Section 4.8, the action of the Board of Directors of the Company in approving this Agreement (and the Transactions) and the Voting Agreements (and the transactions contemplated thereby) is sufficient to render inapplicable to this Agreement (and the Transactions) and the Voting Agreements (and the transactions contemplated thereby) the restrictions on "business combinations" (as defined in Section 203) as set forth in Section 203.

ARTICLE 4

Representations and Warranties of Parent and Merger Sub

        Parent and Merger Sub jointly and severally represent and warrant to the Company as follows (provided that the representations and warranties contained in Section 4.9 shall be of no force and effect and deemed stricken from this Agreement if Parent makes the Parent Election):

        SECTION 4.1    Organization, Standing and Corporate Power.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.

        SECTION 4.2    Authority; Noncontravention.

        (a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Boards of Directors (and promptly following the execution hereof will be adopted by Parent as the sole stockholder of Merger Sub) and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions, subject only to the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (b)   Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will: (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub; or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made: (A) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets; or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause "(ii)" of this sentence, for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions (a "Parent Material Adverse Effect").

        SECTION 4.3    Governmental Approvals.    Except for: (a) filings required under, and compliance with applicable requirements of, the Securities Act, the Exchange Act and the rules of The Nasdaq Stock Market; and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 4.4    Information Supplied.    The information furnished or to be furnished by Parent or Merger Sub for inclusion in (i) the S-4 Registration Statement, if applicable, will not, at the time the S-4 Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) Proxy Statement will not, at the time the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The S-4 Registration Statement, if applicable, will comply in all material respects with the provisions of the Securities Act and the Exchange Act; provided, however, that no representation is made by Parent or Merger Sub with respect to statements made in the S-4 Registration Statement based on information supplied by the Company for inclusion in the S-4 Registration Statement.

        SECTION 4.5    Ownership and Operations of Merger Sub.    Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        SECTION 4.6    Financing.    Parent has, and will have at the Effective Time, sufficient cash resources available to pay the cash portion of the Merger Consideration pursuant to the Merger.

        SECTION 4.7    Brokers and Other Advisors.    No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

        SECTION 4.8    Ownership of Company Capital Stock.    Neither Parent nor Merger Sub "own" (within the meaning of Section 203) or have, within the last three years, "owned" any shares of Company Capital Stock.

        SECTION 4.9    Parent SEC Documents; Undisclosed Liabilities.

        (a)   Parent has filed and furnished all required reports, schedules, forms, prospectuses and registration, proxy and other statements required to be filed or furnished by it with or to the SEC since January 1, 2003 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). None of Parent's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other Parent SEC Documents), Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, each as in effect on the applicable date referred to above, applicable to such Parent SEC Documents, and none of Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The consolidated financial statements (including, in each case, any related notes thereto) of Parent included in Parent SEC Documents (the "Parent Financials") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole).

ARTICLE 5

Covenants and Agreements

        SECTION 5.1    Preparation of the Proxy Statement and S-4 Registration Statement; Stockholder Meeting; Board Recommendation.

        (a)   As promptly as reasonably practicable following the date of this Agreement, the Company, in consultation with Parent, shall prepare and file the Proxy Statement with the SEC and Parent shall promptly prepare and file with the SEC the S-4 Registration Statement in which the Proxy Statement will be included; provided, however, that if Parent makes the Parent Election, then after Parent has made the Parent Election, it shall no longer be obligated to prepare or file with the SEC the S-4 Registration Statement. Each of the parties shall cause the Proxy Statement and S-4 Registration Statement, if applicable, to comply as to form in all material respects with the applicable provisions of the Securities Act and Exchange Act. The parties hereto shall use commercially reasonable efforts to: (i) respond to any comments on the Proxy Statement or S-4 Registration Statement, if applicable, or requests for additional information from the SEC with respect thereto as soon as practicable after receipt of any such comments or requests; (ii) cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following clearance by the SEC, and (iii) cause the S-4 Registration Statement, if applicable, to be declared effective as promptly as practicable after its filing with the SEC and to be kept effective as long as is necessary to consummate the Merger and other Transactions. The Company shall promptly: (A) notify Parent upon the receipt of any such comments or requests; and (B) provide Parent with copies of correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, with respect to the Proxy Statement. Prior to responding to such comments or requests or the filing or mailing of the Proxy Statement: (1) the Company shall provide Parent with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings; and (2) to the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the Transactions. Subject to Section 5.3(c), the Proxy Statement shall include the Company Board Recommendation and a copy of the written opinion of Aquilo referred to in Section 3.18. If at any time prior to the Company

Stockholders Meeting any event shall occur, or fact or information shall be discovered by the Company, that is required to be set forth in an amendment of or a supplement to the Proxy Statement, the Company shall, in accordance with the procedures set forth in this Section 5.1(a), prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable and cause such amendment or supplement to be distributed to the stockholders of the Company if and to the extent required by applicable Law. Parent or Company, as the case may be, agrees to furnish all information concerning Parent or the Company and its Subsidiaries, as applicable, as the other party may reasonably request in connection with the preparation and filing of the Proxy Statement and S-4 Registration Statement, if applicable, or any of the foregoing matters described in this Section 5.1(a).

        (b)   The Company shall, as soon as practicable, following the clearance of the Proxy Statement by the SEC, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Subject to Section 5.3(c), the Company shall, through its Board of Directors, make the Company Board Recommendation. The Company shall cause the Company Stockholders Meeting to be called, noticed, convened, held and conducted, and all proxies solicited by it in connection with the Company Stockholders Meeting to be solicited in compliance with the DGCL, the Company Charter Documents and all other applicable Laws. The Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement.

        SECTION 5.2    Conduct of Business of the Company.    Except as permitted or contemplated by this Agreement, as set forth on Schedule 5.2 or as required by applicable Law, during the period from the date of this Agreement until the Effective Time, unless Parent otherwise consents in writing (which consent, if requested by the Company on or after the 90th day after the date of this Agreement, will not be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to: (x) conduct its business in the ordinary course consistent with past practice; (y) comply in all material respects with all applicable Laws and the requirements of all Material Contracts; and (z) use commercially reasonable efforts to: (i) maintain and preserve intact its business organization and the goodwill of those having business relationships with it; and (ii) retain the services of its present officers and key employees. Without limiting the generality of the foregoing, except as permitted or contemplated by this Agreement, as set forth on Schedule 5.2 or as required by applicable Law, during the period from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, unless Parent otherwise consents in writing (which consent, if requested by the Company on or after the 90th day after the date of this Agreement, will not be unreasonably withheld or delayed):

          (a)   (i) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities, equity interests or any securities or rights convertible into, exchangeable or exercisable for or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities, equity interests or any securities or rights convertible into, exchangeable or exercisable for or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests; provided, however, that the Company may issue shares of Company Common Stock to participants in the ESPP in accordance with the terms thereof, or upon the exercise of options to purchase shares of Company Common Stock, in each case that are outstanding on the date of this Agreement (or that are granted or issued after the date of this Agreement in compliance with this Agreement) and in accordance with the terms thereof; (ii) redeem, purchase or otherwise acquire any outstanding shares of Company Capital Stock, or any rights, warrants or options to acquire any shares of Company Capital Stock, other than pursuant to any restricted stock purchase agreement or any similar Contract in existence as of the date of this Agreement and disclosed to Parent; (iii) except for the quarterly dividends to the holders of the Company Series A-1 Preferred Stock, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of Company Capital Stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the

  Company to its parent); (iv) split, combine, subdivide or reclassify any shares of Company Capital Stock; or (v) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of Options, or reprice any Options or authorize cash payments in exchange for any Options;

          (b)   incur any indebtedness for borrowed money or guarantee any indebtedness, other than borrowings from the Company by a direct or indirect wholly owned Subsidiary of the Company or under the Company's and its Subsidiaries' existing credit facilities, in any case in the ordinary course of business consistent with past practice;

          (c)   sell, transfer, lease, license, mortgage, encumber or otherwise dispose of (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its properties or assets (including securities of Subsidiaries) to any Person, except: (i) for the sale of inventory in the ordinary course of business consistent with past practice; (ii) pursuant to Contracts in force at the date of this Agreement and disclosed to Parent; or (iii) dispositions of obsolete assets;

          (d)   make any capital expenditures, except in the ordinary course of business consistent with past practice and in an amount not in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries taken as a whole during any three-consecutive month period;

          (e)   make any acquisition (by purchase of securities or assets, merger, consolidation or otherwise) of any other Person, business or division;

          (f)    make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than in the ordinary course of business consistent with past practice;

          (g)   (1) increase in any manner the compensation of or the fringe benefits of, pay or grant any bonus, change of control, severance or termination pay to any of its directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, pension, retirement, severance, deferred compensation or other compensation or benefit plan with, for or in respect of any stockholder, director, officer, other employee or consultant, other than: (i) as required pursuant to applicable Law or the terms of agreements in effect as of the date of this Agreement; and (ii) increases in salaries, wages and benefits of employees (other than officers) made in the ordinary course of business consistent with past practice; or (2) hire officers or directors, or hire any non-officer Employee (other than pursuant to offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will") or enter into any collectively bargained agreement;

          (h)   make or change any material election concerning Taxes or Tax Returns (other than elections made in the ordinary course of business), settle or compromise any Tax liability or refund, file any amendment to a Tax Return, enter into any closing agreement or consent to any extension or waiver of any limitation period with respect to Taxes;

          (i)    make any material changes in financial or tax accounting methods, principles or practices or change an annual accounting period, except insofar as may be required by a change in GAAP or applicable Law;

          (j)    except for the Charter Amendment, amend the Company Charter Documents or the Subsidiary Documents;

          (k)   adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

          (l)    enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any material joint venture, strategic partnership or alliance;

          (m)  commence or settle any lawsuit, threat of any lawsuit or proceeding or other investigation by or against the Company or any Subsidiary or relating to any of their businesses, properties or assets;

          (n)   grant any exclusive rights with respect to any Company Intellectual Property;

          (o)   enter into or renew any Contracts containing, or otherwise subject the Surviving Corporation or Parent to, any non-competition, exclusivity, "most favored nations" or other preferential pricing or other material restrictions on the Company or the Surviving Corporation or Parent, or any of their respective businesses, following the Closing;

          (p)   modify or amend in a manner adverse in any material respect to the Company, or terminate any Material Contract in effect as of the date of this Agreement, or waive, release or assign any material rights or claims thereunder, in each case, in a manner adverse in any material respect to the Company, other than any modification, amendment or termination of any such Material Contract in the ordinary course of business, consistent with past practice;

          (q)   agree, in writing or otherwise, to take any of the actions described in clauses "(a)" through "(p)" of this sentence.

        SECTION 5.3    No Solicitation by the Company; Etc.

        (a)   Upon the execution of this Agreement, the Company shall cause its and its Subsidiaries' respective directors, officers, financial advisors, attorneys, accountants and agents to (and the Company shall use commercially reasonable efforts to cause its and its Subsidiaries' employees to) immediately cease any existing discussions or negotiations with any Person other than Parent and its Subsidiaries and their respective Representatives (any such Person, a "Third Party") with respect to a Takeover Proposal (as defined below). The Company shall cause its and its Subsidiaries' respective directors, officers, financial advisors, attorneys, accountants and agents not to (and the Company shall use commercially reasonable efforts to cause its and its Subsidiaries' employees not to): (i) solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any announcement of, or the initiation of any proposals that constitute, or any inquiry or proposal from any Third Party that would reasonably be expected to lead to, any Takeover Proposal; or (ii) participate in any discussions or negotiations with any Third Party regarding, or furnish to any Third Party any non-public information with respect to, any Takeover Proposal; provided, however, that notwithstanding anything to the contrary contained in this Section 5.3 or elsewhere in this Agreement, if the Company receives a bona fide written Takeover Proposal not solicited by the Company in violation of this Section 5.3 that the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) is reasonably likely to result in a Superior Proposal and with respect to which the Board of Directors of the Company determines in good faith, after consulting with outside legal counsel, that the failure to take the following actions would be inconsistent with its fiduciary duties to the Company's stockholders, then the Company and its Subsidiaries and their respective directors, officers and Representatives may (but only prior to obtaining the Company Stockholder Approval), in response to such Takeover Proposal: (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and to such Person's Representatives), but only after: (1) such Person enters into a confidentiality agreement with the Company, the terms of which are at least as restrictive on the recipient's use and disclosure of confidential information as the restrictions imposed on Parent contained in the Non-Disclosure Agreement; and (2) prior to or concurrently with the delivery to such Person, the Company delivers to Parent written notice of its intention to furnish such information and furnishes to Parent all such information not previously provided to Parent; and (B) participate in discussions and negotiations with such Person (and with such Person's Representatives) regarding such Takeover Proposal, provided that prior to or concurrently with entering into discussions and negotiations with such Person, the Company gives Parent written notice of the Company's intention to enter into discussions and negotiations with such Person.

        (b)   In addition to the other obligations of the Company set forth in this Section 5.3, as promptly as practicable after any member of the Company's Board of Directors or any of the Company's officers becomes aware of the receipt by the Company of any Takeover Proposal or any request for non-public information or inquiry that could reasonably be expected to lead to a Takeover Proposal, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Takeover Proposal, request or inquiry; the identity of the Person or group making any such Takeover Proposal, request or inquiry and a copy of any such Takeover Proposal, request for non-public information or inquiry that is in writing. After any member of the Company's Board of Directors or any of the Company's officers becomes aware of the receipt by the Company of any Takeover Proposal or any request for non-public information or inquiry that could reasonably be expected to lead to a Takeover Proposal, the Company shall keep Parent currently and reasonably informed regarding the status and material details of any such Takeover Proposal, request or inquiry and shall promptly provide Parent a copy of any such Takeover Proposal, request for non-public information or inquiry that is in writing. The Company shall provide Parent with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is expected, as of the time such notice is given, to consider any Takeover Proposal. If, at any later time, it becomes expected that the Board of Directors will consider a particular Takeover Proposal or if the Board of Directors considers a particular Takeover Proposal at any meeting of the Board of Directors, then the Company shall promptly inform Parent of such expectation or consideration.

        (c)   Except as permitted by this Section 5.3(c): (i) neither the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation; (ii) neither the Company nor any of its officers or member of the Board of Directors shall recommend, and neither the Board of Directors of the Company nor any committee thereof shall approve or recommend (or propose publicly to approve or recommend), any Takeover Proposal (provided that it shall not constitute a breach of this clause "(ii)" of this Section 5.3(c) if an officer or member of the Board of Directors of the Company, without the prior knowledge or consent of the Company's Board of Directors, directly contravenes the instructions of the Company's Board of Directors to comply with the terms of this clause "(ii)" of this Section 5.3(c) and recommends a Takeover Proposal, if, within three business days of receiving a written request to do so from Parent, the Company's Board of Directors, issues a widely disseminated press release reaffirming the Company Board Recommendation and explicitly rejecting such Takeover Proposal (it being understood that if Parent does not make such a request with respect to such recommendation by an officer or member of the Board of Directors of the Company, then the recommendation by such officer or member of the Board of Directors of the Company shall not be deemed to constitute a breach of the terms of this clause "(ii)" of this Section 5.3(c))); and (iii) neither the Board of Directors of the Company nor any committee thereof shall authorize or cause the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or similar agreement related to any Takeover Proposal (except for confidentiality agreements in accordance with Section 5.3(a)). Notwithstanding the foregoing or any other provision of this Agreement, prior to obtaining Stockholder Approval, the Board of Directors of the Company may, in response to the receipt of a Superior Proposal (which has not been withdrawn), withdraw or modify the Company Board Recommendation (each such case, a "Change of Recommendation") with respect to the Merger, and, following any such withdrawal or modification of the Company Board Recommendation, may approve or recommend, and may propose publicly to approve or recommend, such Superior Proposal and may, contemporaneously with the termination of this Agreement pursuant to Section 7.1(e)(iii), cause the Company to enter into a letter of intent, agreement in principle, memorandum of understanding, merger, acquisition or purchase agreement or other agreement related to any Superior Proposal, if all of the following conditions in clauses (1) through (5) are met: (1) the Company shall have delivered to Parent written notice (the "Change of Recommendation Notice") at least two business days prior to publicly effecting such Change of Recommendation (the "Matching Period"), which notice shall state expressly (x) that the Company has received a Superior Proposal, (y) the material terms and conditions of the Superior Proposal and the identity of the Person or group making the Superior Proposal (including any written summaries or draft agreements exchanged between the Company and such Person or group in connection with such Superior Proposal), and (z) that the Company intends to effect a Change of Recommendation and the manner in which it intends to do so; (2) the Company shall have provided to Parent a copy of all written information related to the Company delivered to the Person or group making the Superior Proposal in connection with such Superior Proposal (to the extent not previously provided to Parent) and shall have made available to Parent all materials and information relating to the Company that was made available to the Person or group making the Superior Proposal in connection with such Superior Proposal; (3) during the Matching Period, the Company shall provide Parent with a reasonable opportunity to make such adjustments in the terms and conditions of this Agreement, and negotiate in good faith with respect to any such adjustments proposed by Parent to the Company, as would enable the Company to make the Company Board Recommendation and not make a Change of Recommendation; (4) the Board of Directors of the Company shall have concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of such Superior Proposal and after considering any binding written offer made by Parent, the failure of the Board of Directors to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable law; and (5) such Superior Proposal shall not have resulted, directly or indirectly, from the Company willfully and materially breaching any of the provisions set forth in Section 5.3(a). The Company further agrees that it will deliver to Parent a new Change of Recommendation Notice with respect to each material change in the terms, including any increase in the consideration, contemplated by a Superior Proposal that was the subject of a previous Change of Recommendation Notice and that the delivery of such notice shall extend the Matching Period by two business days from the date of such notice.

        The Company shall not submit to the vote of its stockholders any Takeover Proposal, or publicly propose to do so unless this Agreement has been validly terminated in accordance with Article 7.

        (d)   For purposes of this Agreement:

          (i)    "Takeover Proposal" means any proposal or offer from any Person (or "group" as defined under Section 13(d) of the Exchange Act) (other than Parent and its Affiliates) providing for any: (A) acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries having a fair market value equal to 20% or more of the Company's consolidated assets; (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of the voting power of the Company; (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the voting power of the Company; (D) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company or involving any Subsidiary (or Subsidiaries) (other than: (1) mergers, consolidations, business combinations or similar transactions involving solely the Company and/or one or more Subsidiaries of the Company; and (2) mergers, consolidations, business combinations or similar transactions that if consummated would result in a Person beneficially owning not more than 20% of any class of equity securities of the Company or any of its Subsidiaries); or (E) any liquidation or dissolution of the Company; in each case, other than the Transactions.

          (ii)   "Superior Proposal" means a bona fide written offer to acquire, for consideration consisting of cash and/or securities, all or substantially all of the assets of the Company or a majority of the total outstanding voting securities of the Company as a result of which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction and any direct or indirect parent or subsidiary thereof, which is on terms and conditions which the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisor), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Third Party making the offer, to be more favorable, from a financial point of view, to the Company's stockholders than the Merger and is reasonably capable of being consummated.

        (e)   Nothing in this Section 5.3 shall prohibit the Board of Directors of the Company (or any committee thereof) from complying with Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from including in the Proxy Statement or any amendment or supplement thereto any information that the Board of Directors of the Company shall have concluded in good faith, after receipt of advice of its outside legal counsel, is required to be disclosed pursuant to applicable securities laws or by the Board of Directors' fiduciary duties, provided that, a Change of Recommendation shall not be effected except in accordance with Section 5.3(c).

        SECTION 5.4    Further Action; Efforts.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to use commercially reasonable efforts to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper and advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including commercially reasonable efforts to take such acts necessary to cause the conditions precedent set forth in Article 6 to be satisfied.

        (b)   In furtherance and not in limitation of the covenants of the parties contained in Section 5.4(a), in the event that any legal, administrative, arbitral or other proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging any of the Transactions or in the event that any Governmental Authority shall otherwise object to any of the Transactions, each of Parent, Merger Sub and the Company shall cooperate with each other and use its respective reasonable efforts: (i) to vigorously defend, contest and resist any such proceeding; (ii) to have vacated, lifted, reversed or overturned any injunction, order, judgment, ruling or decree, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions; and (iii) to resolve objections.

        (c)   Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall be deemed to require Parent or the Company or any Subsidiary or Affiliate thereof to agree to any Action of Divestiture. The Company shall not take or agree to take any Action of Divestiture without the prior written consent of Parent. For purposes of this agreement, an "Action of Divestiture" shall mean (x) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of capital stock or of any business, assets or properties of Parent, its subsidiaries or Affiliates or of the Company or its Subsidiaries, (y) the imposition of any limitation on the ability of Parent, its subsidiaries or Affiliates or the Company or its Subsidiaries to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses and, in the case of Parent, the businesses of the Company and its Subsidiaries, or (z) the imposition of any impediment on Parent, its subsidiaries or Affiliates or the Company or its Subsidiaries under any statute, rule, regulation, executive order, decree, order or other legal restraint governing competition, monopolies or restrictive trade practices.

        SECTION 5.5    Public Announcements.    The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except: (a) as may be required by Law or by any applicable listing agreement with a national securities exchange or Nasdaq as determined in the good faith judgment of the party proposing to make such release, in which case neither the Company nor Parent shall issue or cause the publication of such press release or other public announcement without prior consultation with the other party, to the extent practicable; and (b) as may be consistent with actions taken by the Company or its Board of Directors pursuant to Section 5.3(c).

        SECTION 5.6    Access to Information; Confidentiality.    Subject to applicable Laws relating to access to and the exchange of information: (a) the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent's Representatives reasonable access during normal business hours and on reasonable advance notice to the Company's and its Subsidiaries' properties, books, records and Representatives; and (b) the Company shall furnish (or otherwise make available, including through the SEC EDGAR system) promptly to Parent: (i) a copy of each report, schedule and other document filed, furnished or received by it or any of its Subsidiaries pursuant to the requirements of Federal or state securities Laws; and (ii) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except for disclosures permitted by the terms of the Non-Disclosure Agreement, dated as of May 9, 2005 between Parent and the Company (as it may be amended from time to time, the "Non-Disclosure Agreement"), Parent shall hold information received from the Company pursuant to this Section 5.6 in confidence in accordance with the terms of the Non-Disclosure Agreement. No investigation, or information received, pursuant to this Section 5.6 will affect or modify any of the representations and warranties of the Company.

        SECTION 5.7    Notification of Certain Matters.    The Company shall use reasonable efforts to give prompt notice to Parent, and Parent shall use reasonable efforts to give prompt notice to the Company, of: (a) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions, if the subject matter of such communication would reasonably be expected to be material to the Company, the Surviving Corporation or Parent; (b) any investigation or legal, administrative, arbitral or other proceeding, to such party's Knowledge, commenced or threatened against such party or any of its Subsidiaries which relate to the Transactions; (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement: (i) that is qualified as to materiality or Material Adverse Effect to be untrue; and (ii) that is not so qualified to be untrue in any material respect; and (d) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not (nor shall any information provided pursuant to Section 5.6)): (A) be considered in determining whether any representation or warranty is true for purposes of Article 6 or Article 7; (B) cure any breach or non-compliance with any other provision of this Agreement; or (C) limit the remedies available to the party receiving such notice; provided, further, that the failure to deliver any notice pursuant to this Section 5.7 shall not be considered in determining whether the condition set forth in Section 6.2(b) or Section 6.3(b) has been satisfied or the related termination right in Article 7 is available.

        SECTION 5.8    Indemnification and Insurance.

        (a)   From and after the Effective Time, Parent and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify, defend and hold harmless, and advance expenses to, the individuals who at or prior to the Effective Time were directors or officers of the Company or any of its Subsidiaries (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent required by: (i) the Company Charter Documents as in effect on the date of this Agreement; and (ii) any applicable indemnification contract as in effect on the date of this Agreement (provided that the Company has provided an accurate and complete copy of such indemnification contract to Parent or its representatives prior to the date of this Agreement).

        (b)   Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Indemnitees who are insured under the Company's directors' and officers' insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy of the Company or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 250% of the annual premium currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, however, that, notwithstanding anything to the contrary in this Agreement, the Company may obtain a prepaid tail policy (the "Tail Policy") prior to the Effective Time, which policy provides the Indemnitees with directors' and officers' liability insurance for a period ending no earlier than the sixth anniversary of the Effective Time, provided that the aggregate premium for the Tail Policy shall not exceed 250% of the annual premium currently paid by the Company for such insurance.

        (c)   The Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8. The provisions of this Section 5.8 are intended to be for the benefit of each Indemnitee, his or her heirs and his or her representatives.

        (d)   In the event that the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.8.

        SECTION 5.9    Securityholder Litigation.    The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no settlement of any such litigation shall be agreed to without Parent's prior consent (which consent shall not be unreasonably withheld or delayed).

        SECTION 5.10    Fees and Expenses.    Whether or not the Merger is consummated, subject to Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the Transactions shall be paid by the party incurring such fees or expenses.

        SECTION 5.11    Third Party Consents.    As soon as practicable following the date of this Agreement, the Company will use commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its Subsidiaries' respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby. In connection with seeking such consents, waivers and approvals, the Company shall keep Parent informed of all material developments and shall, at Parent's request, include Parent in any discussions or communications with any parties whose consent, waiver or approval is sought hereunder. Such consents, waivers and approvals shall be in a form reasonably acceptable to Parent.

ARTICLE 6

Conditions Precedent

        SECTION 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter Documents.

          (b)    No Injunctions or Restraints.    No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

          (c)    S-4 Registration Statement Effective; Proxy Statement.    If Parent has not made the Parent Election, the SEC shall have declared the S-4 Registration Statement effective and no stop order suspending the effectiveness of the S-4 Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC. No similar proceeding in respect of the Proxy Statement shall have been initiated or threatened in writing by the SEC.

        SECTION 6.2    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver exclusively by Parent and Merger Sub, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.

            (i)    The representations and warranties of the Company contained in this Agreement (A) shall be true and correct as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (B) shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except, in the case of both clauses "(A)" and "(B)" of this sentence, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

            (ii)   the representations and warranties of the Company contained in the first, second and sixth sentences of Section 3.2(a) shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except to the extent the failure to be so true and correct does not result in an increase of at least 5% of the number of shares of Company Common Stock, determined on a fully-diluted, treasury-stock basis, or of the number of shares of Company Preferred Stock;

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;

          (c)    Officer's Certificate.    Parent shall have received a certificate, signed on behalf of the Company by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Sections 6.2(a) and 6.2(b);

          (d)    Company Material Adverse Effect.    Since the date of this Agreement through the Closing Date, there shall have been no change, event, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; and

          (e)    No Governmental Litigation.    There shall not be any legal, administrative, arbitral or other proceeding pending before any Governmental Authority in which a Governmental Authority is a party that would or would reasonably be expected to: (i) restrain, enjoin, prevent, prohibit or make illegal the consummation of the Merger or the other Transactions; or (ii) impose material limitations on the ability of Parent effectively to exercise full rights of ownership of all shares of the Surviving Corporation.

        SECTION 6.3    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver exclusively by the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date) and shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date), except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and

          (c)    Officer's Certificate.    The Company shall have received a certificate, signed on behalf of Parent by the chief executive officer or chief financial officer of Parent, certifying as to the matters set forth in Sections 6.3(a) and 6.3(b).

ARTICLE 7

Termination

        SECTION 7.1    Termination.    This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

          (a)   by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors; or

          (b)   by either of the Company or Parent if:

            (i)    the Merger shall not have been consummated on or before February 12, 2006 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to the failure of such party or any Affiliate of such party to perform any of its obligations under this Agreement;

            (ii)   any Restraint having the effect set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable; or

            (iii)  the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

          (c)   by Parent if: (i) there is an inaccuracy in any of the representations or warranties of the Company in this Agreement such that the condition set forth in Section 6.2(a) would not be satisfied; or (ii) there has been a breach by the Company of any of its covenants in this Agreement such that the condition set forth in Section 6.2(b) would not be satisfied (the events described in clauses "(i)" and "(ii)" of this Section 7.1(c) being referred to as a "Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable and can reasonably be expected to be cured by the Company by the Outside Date through the exercise of reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(c) prior to 30 days following delivery of written notice from Parent to the Company of such Terminating

  Company Breach provided that the Company continues to exercise commercially reasonable efforts to cure such Terminating Company Breach through such 30 day period (it being understood that Parent may not terminate this Agreement pursuant to this paragraph if it shall have materially breached this Agreement or if such Terminating Company Breach by the Company is cured within such 30 day period);

          (d)   by Parent if, at any time prior to the adoption of this Agreement by the Company Stockholder Approval: (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent, the Company Board Recommendation; (ii) the Board of Directors of the Company shall have failed to include the Company Board Recommendation in the Proxy Statement; (iii) the Company's Board of Directors shall have failed to reconfirm (publicly if so requested) the Company Board Recommendation within ten business days after the Company receives a written request from Parent to do so following the public announcement by a Third Party of an Takeover Proposal (provided that (x) Parent may not make such a request on more than three occasions with respect to any particular Takeover Proposal where the price and other material terms of such Takeover Proposal remain unchanged and (y) any reconfirmation of the Company Board Recommendation by the Company's Board of Directors following the public announcement by a Third Party of a Takeover Proposal shall not limit the rights of the Company's Board of Directors under Section 5.3 with respect to Takeover Proposals, or amended versions of Takeover Proposals); (iv) the Board of Directors of the Company or any committee thereof shall have adopted resolutions approving or recommending any Takeover Proposal; (v) the Company has entered into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition or purchase agreement related to any Takeover Proposal (except for confidentiality agreements in accordance with Section 5.3(a)); (vi) the Company's Board of Directors shall have failed to recommend against acceptance of a publicly announced tender offer that constitutes a Takeover Proposal (and that remains pending) within ten business days after such tender offer is "commenced" (as defined in Rule 14d-2 of the Exchange Act) (provided that any recommendation by the Company's Board of Directors against acceptance of such tender offer shall not limit the rights of the Company's Board of Directors under Section 5.3 with respect to subsequent Takeover Proposals, or amended versions of Takeover Proposals); and (vii) the Company's Board of Directors shall have failed to reconfirm (publicly if so requested) the Company Board Recommendation within ten business days after the Company receives a written request from Parent to do so following any event that causes uncertainty among the Company's stockholders regarding the Company's intent to consummate the Merger; or

          (e)   by the Company if:

            (i)    subject to clause (ii) below, there is an inaccuracy in any of the representations or warranties of Parent or Merger Sub in this Agreement such that the condition set forth in Section 6.3(a) would not be satisfied; or

            (ii)   there has been a breach by Parent or Merger Sub of any of their respective covenants in this Agreement such that the condition set forth in Section 6.3(b) would not be satisfied (the events described in clauses "(i)" and "(ii)" of this paragraph being referred to as a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is curable and can reasonably be expected to be cured by Parent or Merger Sub by the Outside Date through the exercise of reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(e)(ii) prior to 30 days following receipt of written notice from the Company to Parent of such Terminating Parent Breach; provided, further, that Parent and Merger Sub continue to exercise commercially reasonable efforts to cure such Terminating Parent Breach through such 30 day period (it being understood that the Company may not terminate this Agreement pursuant to this paragraph if it shall have materially breached this

    Agreement or if such Terminating Parent Breach by Parent or Merger Sub is cured within such 30 day period); or

            (iii)  following the determination of the Company's Board of Directors to accept, or enter into a definitive agreement with respect to, a Superior Proposal, provided, however, that: (A) prior to such termination, the Company has complied with its obligations contained in Section 5.3(c) and (B) contemporaneously with such termination, the Company pays Parent the fee required by Section 7.3(a)(i).

        SECTION 7.2    Effect of Termination.    In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the penultimate sentence of Section 5.6, Sections 5.10, 7.2 and 7.3 and Article 8, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except: (a) the Company may have liability as provided in Section 7.3; and (b) nothing shall relieve any party hereto from liability for any willful, material breach of this Agreement.

        SECTION 7.3    Termination Fee.

        (a)   In the event that this Agreement is terminated by:

          (i)    the Company pursuant to Section 7.1(e)(iii), or by Parent pursuant to Section 7.1(d);

          (ii)   by Parent or the Company pursuant to Section 7.1(b)(iii) and at the time of the Company Stockholders Meeting, a Takeover Proposal (for purposes of this Section 7.3(a)(ii), all references to "20%" in the definition of "Takeover Proposal" shall be deemed to refer to "50%" instead) has been publicly announced (and not withdrawn) and within twelve months after the date of the termination of this Agreement, an Acquisition Transaction is consummated with the Third Party making such Takeover Proposal; or

          (iii)  by the Company pursuant to Section 7.1(b)(i) and at the Outside Date, a Takeover Proposal (for purposes of this Section 7.3(a)(iii), all references to "20%" in the definition of "Takeover Proposal" shall be deemed to refer to "50%" instead) has been publicly announced (and not withdrawn) and within twelve months after the date of the termination of this Agreement, an Acquisition Transaction is consummated with the Third Party making such Takeover Proposal;

then the Company shall pay to Parent a fee of $1,120,000 in cash. Such payment shall be made, in the case of a fee to be paid pursuant to Section 7.3(a)(i), within two business days following the termination of this Agreement by Parent or concurrently with the termination of this Agreement by the Company, or, in the case of a fee to be paid pursuant to Section 7.3(a)(ii) or Section 7.3(a)(iii), within two business days following the consummation of such Acquisition Transaction, by wire transfer of immediately available funds to an account to be designated by Parent.

        (b)   For purposes of this Agreement, an "Acquisition Transaction" means any proposal or offer from any Person (other than Parent and its Affiliates) providing for any: (A) acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries having a fair market value equal to 50% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole; (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 50% or more of the voting power of the Company; (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the voting power of the Company; or (D) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company or involving any Subsidiary (or Subsidiaries) (other than: (1) mergers, consolidations, business combinations or similar transactions involving solely the Company and/or one or more Subsidiaries of the Company; and (2) mergers, consolidations, business combinations or similar transactions that if consummated would result in a Person beneficially owning not more than 50% of any class of equity securities of the Company or any of its Subsidiaries); in each case, other than the Transactions.

        (c)   The Company and Parent acknowledge that the fee and the other provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, Parent and the Company would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent the reasonable costs and expenses of Parent (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3 shall not be in lieu of damages incurred in the event of breach of this Agreement.

ARTICLE 8

Miscellaneous

        SECTION 8.1    Nonsurvival of Representations and Warranties.    The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article 2 and Sections 5.8, 5.9, and 5.10 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 5.10, 7.2 and 7.3 and this Article 8 shall survive termination indefinitely. The Non-Disclosure Agreement shall: (a) survive termination of this Agreement in accordance with its terms; and (b) terminate as of the Effective Time.

        SECTION 8.2    Amendment or Supplement.    At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that following approval of the Transactions by the stockholders of the Company and Merger Sub, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company or Merger Sub without such approval.

        SECTION 8.3    Extension of Time, Waiver, Etc.    At any time prior to the Effective Time, any party hereto may, subject to applicable Law: (a) waive any inaccuracies in the representations and warranties of any other party hereto; (b) extend the time for the performance of any of the obligations or acts of any other party hereto; or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        SECTION 8.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment or delegation not permitted under this Section shall be null and void.

        SECTION 8.5    Counterparts; Facsimile; Electronic Transmission.    This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

        SECTION 8.6    Entire Agreement; No Third-Party Beneficiaries.    This Agreement, the Voting Agreements, the Company Disclosure Schedule and the Non-Disclosure Agreement: (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; and (b) except for the provisions of Section 5.8, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

        SECTION 8.7    Governing Law; Waiver of Jury Trial.

        (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

        (b)   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

        SECTION 8.8    Specific Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

        SECTION 8.9    Consent to Jurisdiction.    Each of the parties hereto: (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, in the event any dispute arises out of this Agreement or any of the Transactions; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the Court of Chancery of the State of Delaware.

        SECTION 8.10    Notices.    All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) on the day sent by facsimile provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient on such day; (c) the first business day after sent by facsimile (to the extent that the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile); or (d) the third business day after sent by registered mail or by courier or express delivery service, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          If to Parent or Merger Sub, to:

      Nektar Therapeutics
      150 Industrial Road
      San Carlos, CA 94070
      Attention: Nevan Elam
      Facsimile: (650) 631-3150

          with a copy (which shall not constitute notice) to:

      Wilson Sonsini Goodrich & Rosati
      Professional Corporation
      650 Page Mill Road
      Palo Alto, CA 94304-1050
      Attention: Martin W. Korman
      Facsimile: (650) 493-6811

          If to the Company, to:

      Aerogen, Inc.
      2071 Stierlin Court, Suite 100
      Mountain View, CA 94043
      Attention: Chief Financial Officer
      Facsimile: (650) 864-7433

          with a copy (which shall not constitute notice) to:

      Cooley Godward LLP
      Five Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Robert J. Brigham, Esq.
      Facsimile: (650) 849-7400

        SECTION 8.11    Severability.    If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

        SECTION 8.12    Definitions.

        (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

        "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

        "business day" shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

        "Charter Amendment" shall mean the amendment to the Company's Certificate of the Powers, Designations, Preferences and Rights of the Company Series A-1 Preferred Stock in substantially the form attached hereto as Exhibit C.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "Common Stock Per Share Cash Amount" shall mean $0.1875.

        "Common Stock Per Share Stock Amount" shall mean the quotient obtained by dividing $0.5625 by the Parent Trading Price.

        "Company Capital Stock" shall mean the Company Common Stock and the Company Preferred Stock.

        "Company Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

        "Company Preferred Stock" shall mean the Preferred Stock, par value $0.001 per share, of the Company.

        "Company Series A-1 Preferred Stock" shall mean the Series A-1 Preferred Stock, par value $0.001 per share, of the Company.

        "Company Stock Plans" shall mean the Aerogen 2000 Equity Incentive Plan, the Aerogen 2000 Non-Employee Directors' Stock Option Plan and the ESPP.

        "ESPP" shall mean the Aerogen 2000 Employee Stock Purchase Plan.

        "GAAP" shall mean generally accepted accounting principles in the United States.

        "Governmental Authority" shall mean any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

        "Intellectual Property" of any Person shall mean all intellectual property rights throughout the world arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, renewals, extensions, provisionals, or reissues of patent applications and patents issuing thereon; (ii) trademarks, service marks, trade names, common law trademarks and service marks, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof; (iii) all copyrights and registrations and applications therefor, works of authorship and mask work rights; (iv) all proprietary discoveries, concepts, ideas, research and development, know-how, formulae, algorithms, subroutines, inventions, compositions, manufacturing and production processes and techniques, technical data, industrial designs, procedures, designs, drawings, specifications, moral and economic rights of authors and inventors (however denominated), databases and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, and with respect to the foregoing, all registrations, applications, and rights therein, throughout the world; and (v) all Software.

        "Knowledge" of any Person that is not an individual shall mean, with respect to any matter in question, the actual knowledge of such Person's executive officers and directors.

        "Parent Common Stock" shall mean shares of the common stock, par value $0.0001 per share, of Parent.

        "Parent Trading Price" shall mean the volume weighted average price per share of Parent Common Stock, as reported by the Nasdaq National Market, for the 20 trading day period ending on the second trading day preceding the Effective Date.

        "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

        "Preferred Stock Per Share Cash Amount" shall mean $7.2563.

        "Preferred Stock Per Share Stock Amount" shall mean the quotient obtained by dividing $21.7688 by the Parent Trading Price.

        "Representatives" of any Person shall mean its directors, officers, employees, financial advisors, attorneys, accountants, agents and other representatives.

        "Software" means all: (i) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) documentation including user manuals and other training documentation related to any of the foregoing.

        "Subsidiary" when used with respect to any party hereto, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

        "Transactions" refers to the transactions contemplated hereby, including the Merger and the Charter Amendment.

        SECTION 8.13    Interpretation.

        (a)   When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

        (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

NEKTAR THERAPEUTICS
By:	/s/ NEVAN ELAM Name: Nevan Elam Title: Senior VP Corporate Operations
OSKI ACQUISITION CORPORATION
By:	/s/ NEVAN ELAM Name: Nevan Elam Title: Senior Vice President
AEROGEN, INC.
By:	/s/ JOHN C HODGMAN Name: John C. Hodgman Title: President & CEO

Annex B

[LOGO] One Maritime Plaza, 15th Floor San Francisco, CA 94111

August 12, 2005

Board of Directors
Aerogen, Inc.
2071 Stierlin Court, Suite 100
Mountain View, CA 94043

Members of the Board:

        You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share ("Company Common Stock"), of Aerogen, Inc. (the "Company") of the Consideration (as defined below) set forth in the Agreement and Plan of Merger, dated as of August 12, 2005 (the "Merger Agreement"), among the Company, Nektar Therapeutics (the "Acquiror"), and an indirect, wholly owned subsidiary of the Acquiror ("Sub"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock will be converted into the right to receive, at the sole option of the Acquiror, (a) a combination of (i) the number of shares of the Acquiror obtained from dividing $0.5625 by the Parent Trading Price (as defined in the Merger Agreement) ("Acquiror Common Stock"), and (ii) $0.1875 in cash, or (b) $0.75 in cash (in the case of either (a) or (b) above, the "Consideration"). The Merger Agreement also provides that each outstanding share of Series A-1 Preferred Stock, par value $0.001 per share ("Company Preferred Stock"), of the Company will be converted into the right to receive, at the sole option of the Acquiror, (a) a combination of (i) the number of shares of the Acquiror obtained from dividing $21.7688 by the Parent Trading Price (as defined in the Merger Agreement) ("Acquiror Common Stock"), and (ii) $7.2563 in cash, or (b) $29.0251 in cash.

        In arriving at our opinion, we have reviewed the Merger Agreement and certain related agreements each dated as of August 12, 2005 and certain publicly available business and financial information relating to the Company and the Acquiror. We have also reviewed certain other information relating to the Company and the Acquiror, including financial forecasts relating to the Company, provided to or discussed with us by the Company and the Acquiror, and have discussed with the managements of the Company and the Acquiror the business and prospects of the Company and the Acquiror, respectively. We note that we were not provided any financial forecasts or non-public information relating to the Acquiror. We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company and the Acquiror and we have considered, to the extent publicly available, the financial terms of certain other similar business combinations. In addition, we have reviewed the rights, preferences and privileges of the Company Preferred Stock. We have also reviewed the Company's projected cash burn rate and availability of capital, which was prepared and provided to us by the Company's management. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts for the Company that we have reviewed, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In this regard, the management of the Company has further advised us that, absent the Merger, the Company may need additional financing that the Company may not be able to obtain on favorable terms to the Company or its stockholders, if at all. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, the Acquiror or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.

        We have acted as financial advisor to the Company in connection with the Merger. We will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. You have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of Company Preferred Stock or any other class of securities, creditors or other constituencies of the Company, other than the holders of Company Common Stock. Assuming that shares of the Acquiror Common Stock are issued as part of the Consideration to the holders of Company Common Stock, we are not expressing any opinion as to what the value of shares of Acquiror Common Stock actually will be when issued to the holders of Company Common Stock pursuant to the Merger or the prices at which shares of Acquiror Common Stock or Company Common Stock will trade at any time. Our opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. In addition, our opinion does not address the allocation of the transaction consideration to be received by holders of different classes or series of the Company's capital stock.

        It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,
AQUILO PARTNERS, INC.
By:	/s/ JOHN RUMSEY John Rumsey Managing Partner

Annex C

  § 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF THE SERIES A-1 PREFERRED STOCK
OF
AEROGEN, INC.

        AEROGEN, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY THAT:

        FIRST:    The name of the corporation is AEROGEN, INC. (the "Corporation")

        SECOND:    This Certificate of Amendment (this "Certificate of Amendment") to Certificate of the Powers, Designations, Preferences and Rights of the Series A-1 Preferred Stock of the Corporation (the "Certificate of Designations") has been duly approved by the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL.

        THIRD:    The holders of at least a majority of the outstanding shares of the Corporation's Series A-1 Preferred Stock, par value $0.001 per share, duly approved this Certificate of Amendment at the Corporation's special meeting held on [                        ] in accordance with Sections 211 and 242 of the DGCL.

        FOURTH:    Section 3(a) of the Certificate of Designations of the Corporation is hereby amended and restated in its entirety to read:

  (a)
  Each holder of Series A-1 Preferred Stock, in preference and priority to the holders of all other classes of stock, shall be entitled to receive, with respect to each share of Series A-1 Preferred Stock then outstanding and held by such holder of Series A-1 Preferred Stock, dividends, commencing from the date of issuance of such share of Series A-1 Preferred Stock, at the rate of six percent (6%) per annum of the Series A-1 Stated Value (the "Series A-1 Preferred Dividends"); provided, however, that notwithstanding anything to the contrary in this Section 3(a), holders of Series A-1 Preferred Stock shall not be entitled to any dividend, and no dividend shall be accrued or paid for any quarter, including for the quarters ended June 30, 2005 and September 30, 2005, for so long as that certain Agreement and Plan of Merger dated August 12, 2005, by and among the Corporation, Nektar Therapeutics and Oski Acquisition Corporation (the "Nektar Merger Agreement") is effective. Subject to the preceding sentence, the Series A-1 Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of January, April, July and October in each year. The Series A-1 Preferred Dividends shall be paid to each holder of Series A-1 Preferred Stock, at the Corporation's election, out of legally available funds or through the issuance of such number of shares of Common Stock determined by dividing the amount of the total accrued but unpaid dividends then outstanding on such holder's shares of the Common Stock by the then existing Fair Market Value (rounded up to the nearest whole share). Any election by the Corporation to pay dividends in cash or shares of Common Stock shall be made uniformly with respect to all outstanding shares of Series A-1 Preferred Stock for a given dividend period.

        FIFTH:    Section 4(c) of the Certificate of Designations of the Corporation is hereby amended and restated in its entirety to read:

  (c)
  The Requisite Holders, by written notice to the Corporation at least two (2) Business Days prior to the effective date thereof (and in no event less than eighteen (18) Business Days after receipt of an Acquisition Notice (as defined below) or less than eight (8) Business Days after a Change Notice (as defined below)), may elect to treat any of the following transactions as a dissolution or winding up of the Corporation for the purposes of this Section 4: (1) a consolidation or merger of the Corporation with or into any other corporation or corporations which results in the stockholders of the Corporation owning less than fifty percent (50%) of the outstanding capital stock of the surviving entity; (2) a sale of all or substantially all of the assets of the Corporation; (3) the issuance and/or sale by the Corporation in one or a series of related transactions of shares of Common Stock (or securities convertible or exchangeable into or exercisable for shares of Common Stock) constituting a majority of the shares of Common Stock outstanding immediately following such issuance (treating all securities convertible or exchangeable into or exercisable for shares of Common Stock as having been fully converted, exchanged and exercised); and (4) any other form of acquisition or business combination where the Corporation is the target of such acquisition and where a change in control occurs such that the Person seeking to acquire the Corporation has the power to elect a majority of the Board as a result of the transaction; (each such event an "Acquisition"); provided, however, that any transaction pursuant to the Nektar Merger Agreement shall not constitute an Acquisition and in the event of the consummation of the transactions contemplated by the Nektar Merger Agreement the holders of Series A-1 Preferred Stock will have rights to only that consideration specified in the Nektar Merger Agreement with respect to their shares of Series A-1 Preferred Stock. The Corporation shall give written notice (the "Acquisition Notice") to the holders of Series A-1 Preferred Stock at least twenty (20) Business Days prior to the consummation of any Acquisition. Such Acquisition Notice shall describe the material terms and conditions of such Acquisition and the rights of the holders of Series A-1 Preferred Stock pursuant to this Section 4, and the Corporation shall give such holders written notice (a "Change Notice") of any material changes at least ten (10) Business Days prior to the consummation of any Acquisition.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Aerogen, Inc.. has caused this Certificate of Amendment to be executed by                         , its President and Chief Executive Officer, this [    ] day of [    ], 2005.

AEROGEN, INC.
By:

Name:

Title:	President and Chief Executive Officer

        I,                         , hereby certify that I am the duly elected and acting Secretary of Aerogen, Inc., that                          is the duly elected and acting President and Chief Executive Officer of Aerogen, Inc., and that the signature of                          appearing above is his genuine signature.

Dated: [ ], 200 [ ].

, Secretary

PROXY

AEROGEN, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 19, 2005

        The undersigned hereby appoints John Hodgman and Robert S. Breuil, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Aerogen, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's offices at 2071 Stierlin Court, Suite 100, Mountain View, CA 94043 on October 19, 2005 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        Unless a contrary direction is indicated, this Proxy will be voted FOR Proposals 1, 2 and 3. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^        FOLD AND DETACH HERE        ^

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

		FOR	AGAINST	ABSTAIN
PROPOSAL 1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 12, 2005, among Nektar Therapeutics ("Nektar"), Oski Acquisition Corporation, an indirect wholly-owned subsidiary of Nektar, and Aerogen.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
PROPOSAL 2.	To vote upon a proposal to amend Aerogen's Certificate of Designations, Preferences and Rights of the Series A-1 Preferred Stock (the "Certificate of Designations") by filing with the Secretary of State of Delaware a Certificate of Amendment to such Certificate of Designations.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
PROPOSAL 3.	To vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the Merger Agreement and/or in favor of approval of the Certificate of Amendment.	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^        FOLD AND DETACH HERE        ^

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 19, 2005
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE APPROVAL OF THE CERTIFICATE OF AMENDMENT. YOUR VOTE IS IMPORTANT.
TABLE OF CONTENTS
SUMMARY
QUESTIONS AND ANSWERS ABOUT THE MERGER
RISK FACTORS
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANIES
THE SPECIAL MEETING
PROPOSAL ONE: THE MERGER
THE MERGER AGREEMENT
PROPOSAL 2: THE CERTIFICATE OF AMENDMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MARKET FOR THE COMMON STOCK; DIVIDEND DATA
OTHER MATTERS
AGREEMENT AND PLAN OF MERGER
ARTICLE 4 Representations and Warranties of Parent and Merger Sub
ARTICLE 5 Covenants and Agreements
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES A-1 PREFERRED STOCK OF AEROGEN, INC.